Exhibit 10.1

PUBLIC BIDDING N° SIDUE-CEA-APP-2015-002

AGREEMENT No. C- SIDUE-CEA-APP-2015-002

PUBLIC PRIVATE PARTENERSHIP AGREEMENT for the:

“CONSTRUCTION, FINANCING AND OPERATION OF A DEASLINATION PLANT IN THE MUNICIPALITY OF PLAYAS DE ROSARITO”.

CONSISTING OF:

A DESALINATION PLANT WITH A CAPACITY OF UP TO 4.4 M3/SECOND IN TWO STAGES: THE FIRST WITH A CAPACITY OF 2.2 M3/SECOND, AND AN AQUEDUCT TO THE DELIVERY POINT IN TANK 3, MUNICIPALITY OF TIJUANA AND THE EXPANSION OF THE MENTIONED TANK TO 20,000 M3; AND THE SECOND WITH A CAPACITY OF 2.2 M3/SECOND, AND AN AQUEDUCT FROM TANK 3 TO THE POTABILIZATION PLANT OF EL FLORIDO, MUNICIPALITY OF TIJUANA, INCLUDING THE DESIGN, PREPARATION OF THE EXECUTIVE PROJECT, CONSTRUCTION, ELECTROMECHANIC EQUIPMENT AND FUNCTIONALITY TESTS OF THE DESALINATION PLANT AND THE AQUEDUCTS, AS WELL AS THE OPERATION, CONSERVATION AND MAINTENANCE, INCLUDING CONDUCTION AND DELIVERY OF UP TO 4,400 LITERS PER SECOND, TREATMENT AND DISPOSAL OF THE WASTE WATER, DURING AN OPERATION PERIOD OF 37 YEARS.

AUGUST 22, 2016

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INDEX

First. Subject matter of the Agreement	26

Second. Term of the APP	27

Third. Description of the Works	28

Fourth. Terms for Execution	29

Fifth. Execution of the Project and Financing	32

Sixth. Operation of the System	34

Seventh. Replacement of Equipment, Conservation and Maintenance	36

Eight. Real Estate	37

Ninth. Property of the Assets	38

Tenth. Procurement of Permits and Authorizations	39

Eleventh. Consideration for the Services	39

Twelfth. Adjustments to the Amount of the Consideration	46

Thirteenth. Form of Payment of the Consideration	46

Fourteenth. Intentionally left blank	48

Fifteenth. Intake Water Availability	48

Sixteenth. Quality and Quantity of the Potable Water	49

Seventeenth. Water Monitoring	50

Eighteenth. Environmental Laws	50

Nineteenth. Waste Water	51

Twentieth. Contributions and Penalties	52

Twenty First. Industrial and Intellectual Property	52

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Twenty Second. Logbook	53

Twenty Third. Supervision and Inspection of the Works	53

Twenty Fourth. Minutes	53

Twenty Fifth. Conditions to Deliver the System	58

Twenty Sixth. Intentionally left blank	60

Twenty Seventh. Insurances	60

Twenty Eighth. Guarantees provided by the Developer	62

Twenty Ninth. Resources of the Consideration	67

Thirtieth. Early Termination of the APP	68

Thirty First. Rescission	71

Thirty Second. Early Termination due to Act of God or Force Majeure Event	76

Thirty Third. Early Termination due to General Interest Reasons or Justified Causes	78

Thirty Fourth. Procedure to Solve Technical Controversies	79

Thirty Fifth. Conventional Penalties for Breach	80

Thirty Sixth. Labor Liability	82

Thirty Seventh. Assignment of Rights and Subcontracting	83

Thirty Eighth. Notices	83

Thirty Ninth. Discrepancies in the Information	84

Fortieth. Arbitration	85

Forty First. Exhibits	86

Forty Second. Public Nature of the Public Private Partnership Agreement APP	87

Forty Third. Amendments to the APP	87

Forty Fourth. Conditions for the Commencement of the Effectiveness of the APP	88

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Forty Fifth. Administration Trust	90

Forty Sixth. Total Cost of the System	90

Forty Seventh. Maximum Limit of Liability	93

Forty Eighth. Obligations of the Developer	93

Forty Ninth. Liability for the Quantity and Quality of the Water	94

Fiftieth. Confidentiality	95

Fifty First. Obligations of CEA	95

Fifty Second. Headings	96

Fifty Third. Unconditional Acceptance	96

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PUBLIC PRIVATE PARTNERSHIP AGREEMENT (APP) HEREBY ENTERED INTO ON ONE PART BY THE BAJA CALIFORNIA STATE WATER COMMISSION, WHICH SHALL HEREINAFTER BE REFERRED TO AS “CEA” REPRESENTED HEREIN BY MR. GERMÁN JESÚS LIZOLA MÁRQUEZ, IN HIS CAPACITY AS GENERAL DIRECTOR, AND THE MERCANTILE COMPANY NAMED AGUAS DE ROSARITO, SOCIEDAD ANÓNIMA PROMOTORA DE INVERSIÓN DE CAPITAL VARIABLE, WHICH SHALL HEREINAFTER BE REFERRED TO AS THE “DEVELOPER”, REPRESENTED HEREIN BY MESSRS. MICHAEL AVANT SMITH, FREDERICK W. MCTAGGART AND LAUTARO MANUEL MILLAMAN-TERUEL, IN THEIR CAPACITY OF MEMBERS OF THE BOARD OF DIRECTORS, ALSO APPEARING THE TIJUANA STATE COMMISSION Of PUBLIC UTILITIES, AS JOINTLY LIABLE, HEREINAFTER THE “CESPT”, REPRESENTED HEREIN BY MR. MIGUEL LEMUS ZENDEJAS, IN HIS CAPACITY AS GENERAL DIRECTOR, AND THE GOVERNMENT OF THE STATE OF BAJA CALIFORNIA, THROUGH THE MINISTRY OF PLANNING AND FINANCING, HEREINAFTER THE “SPF”, REPRESENTED HEREIN BY MR. ANTONIO VALLADOLID RODRÍGUEZ, IN HIS CAPACITY AS SECRETARY OF PLANNING AND FINANCING, PURSUANT TO THE FOLLOWING ANTECEDENTS, STATEMENTS, DEFINITIONS AND CLAUSES:

ANTECEDENTS

1.	In order to satisfy the demand of potable water currently required in the Municipalities of Playas de Rosarito and Tijuana, State of Baja California and the requirements of its future development and trying to preserve the natural resources and the aquifers that supply the region, as one of the essential objectives of this administration to exercise a democratic and humanized government, which guarantees the respect of the law and decidedly encourages the participation of the society and allows to offer quality infrastructure and services to improve the life conditions of the residents of Baja California, CEA has made, jointly with the promoter of the PROJECT, the necessary studies to identify the alternatives that allow the sufficient and timely supply of potable water for the oncoming forty years.

2.	One of the alternatives to obtain such water supply, which evidences the best financial viability, is through a public private partnership scheme, in which CEA hires the public private partnership for the collection, desalinization of seawater, its potabilization and conduction in block to the established delivery point, which includes the preparation of a project integrating the engineering, financing, construction, start of operations and maintenance of a desalination plant, whose fundamental purpose is the desalination of seawater and block delivery through CEA to CESPT with the quality required by the applicable health provisions in effect, in the amount and time required for the growing development of the communities of the municipalities of Playas de Rosarito and Tijuana; as well as to manage, conduct and dispose of the waste water with the guarantee of preservation and non-alteration of the surrounding environment.

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3.	The State Committee of Public Private Partnership Projects (Projects Committee), as a collegiate and institutional body for the analysis, opinion and decision, that collaborates in the authorization procedure of public private partnership projects conducted by CEA, pursuant to the provisions of the LAPPEBC, and being formed by the SPF, which presides over the Projects Committee; the Secretary of General Government (SGG); the General Coordination of the Cabinet (CGG); the Major Government Surveillance Office (OMG); the Ministry of Economic Development (SDE); the Direction of Governmental Control and Evaluation (DCEG); and SIDUE, which shall act as the Executive Secretary of the Committee, authorized in the session held on July 16, 2015, the call for the public bidding procedure of the PROJECT.

4.	That this APP is executed under such scheme to establish a long term contractual relationship between instances of the public and private sectors, for the supply of services to the public sector or the final user and in which the infrastructure and resources used are completely or partially provided by the private sector, for which it has determined to entrust the DEVELOPER with the supply of the services referred to in this APP.

5.	In the Second Ordinary Session of 2015 of the Projects Committee, it was unanimously authorized by the members of the Committee, and consequently agreed to call to a public bidding process in accordance with the provisions of chapter four of the LAPPEBC, pursuant to the principles of legality, free concurrence, competition, objectiveness, impartiality, transparency and publicity, awarding the project to the best conditions of price, quality, financing and opportunity. Thus CEA requested the support of the Technical Unit of Investment of SIDUE to collaborate in the public bidding procedure of the authorized project mentioned below (the “CALL”) and to deliver to CEA, once awarded, the necessary documents to contract with the winner, pursuant to the applicable provisions of the LAPPEBC and its Regulations.

PUBLIC INTERNATIONAL CALL FOR THE PUBLIC PRIVATE PARTNERSHIP NUMBER 002/2015.

“CONSTRUCTION, FINANCING AND OPERATION OF A DESALINATION PLANT IN THE MUNICIPALITY OF PLAYAS DE ROSARITO (WATER PRODUCTION THROUGH DESALINIZATION)”

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Consisting of:

A DESALINATION PLANT WITH A CAPACITY OF UP TO 4.4 M3/SECOND IN TWO STAGES: THE FIRST WITH A CAPACITY OF 2.2 M3/SEC, AND AN AQUEDUCT TO THE DELIVERY POINT IN TANK 3, MUNICIPALITY OF TIJUANA AND THE EXPANSION OF THE MENTIONED TANK TO 20,000 M3; AND THE SECOND WITH A CAPACITY OF 2.2 M3/SECOND, AND AN AQUEDUCT FROM TANK 3 TO THE POTABILIZATION PLANT OF EL FLORIDO, MUNICIPALITY OF TIJUANA, INCLUDING THE DESIGN, PREPARATION OF THE EXECUTIVE PROJECT, CONSTRUCTION, ELECTROMECHANIC EQUIPMENT AND FUNCTIONALITY TESTS OF THE DESALINATION PLANT AND THE AQUEDUCTS, AS WELL AS THE OPERATION, CONSERVATION AND MAINTENANCE, INCLUDING CONDUCTION AND DELIVERY OF UP TO 4,400 LITERS PER SECOND, TREATMENT AND DISPOSAL OF THE WASTE WATER, DURING AN OPERATION PERIOD OF 37 YEARS.

Public Bidding Procedure No.: SIDUE-CEA-APP-2015-002

Agreement No.: C-SIDUE-CEA-APP-2015-002

6.	CEA and CESPT shall execute the WATER PURCHASE AND SALE AGREEMENT, with the purpose of having CEA supplying to CESPT the amount of annual cubic meters of POTABLE WATER in block, pursuant to the provisions of this APP, which, in turn, shall pay CEA the necessary resources to pay the CONSIDERATION to the DEVELOPER, pursuant to this APP.

7.	In exercise of the authority granted by the Public Private Partnerships Law for the State of Baja California (LAPPEBC) published in the Official Gazette No. 42, dated August 22, 2014, Section I, Volume CXXI and in the Regulations of the Public Private Partnerships Law for the State of Baja California published in the Official Gazette No. 48, dated October 3, 2014, Section II, Volume CXXI, CEA published the CALL, on November 6, 2015, which content responded to the nature of the bidded services, as well as to the applicable legal requirements of the subject-matter. The CALL is attached herein as EXHIBIT 1.

8.	The eighteenth transitory article of the Income Law for the State of Baja California for Fiscal Year 2016, authorizes CEA and the State of Baja California, through the SPF, to execute the necessary legal instruments to offer the CREDITORS with an alternative and partial source of payment of the obligations of multiannual payments in public private partnerships entered into by CEA for the supply of water, in terms of the LAPPEBC, approved by the State Committee of Public Private Partnerships Projects for all of those projects formalized within fiscal year 2016.

9.	Once the stages of the PUBLIC BIDDING were satisfied and the PROPOSITIONS filed by the CONTESTANTS were received, analyzed and valued, CEA, jointly with SIDUE, pursuant to the provisions of the LAPPEBC, issued the AWARD on June 15, 2016, resulting as winning participant thereof, the association comprised by N.S.C. AGUA, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, NUWATER, SOCIEDAD ANÓNIMA PROMOTORA DE INVERSIÓN DE CAPITAL VARIABLE and DEGRÉMONT, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE. Copy of the AWARD is attached herein as EXHIBIT 2.

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10.	In accordance with the provisions of the BASES OF THE PUBLIC BIDDING, the winning CONTESTANT of the PUBLIC BIDDING incorporated the specific purpose mercantile company which is obliged to execute this APP.

STATEMENTS

I. CEA states, through its legal representative, that:

I.1. The Strategic Plan of Baja California 2013-2019 is the ruling project of the State Government, which constitutes the main pillar of the State Development System. Pursuant to the law, such system intends to be an “orderly prevision and the execution of actions that foster socioeconomic development”, through the actions of the government and the collaboration of the civil society in the “politics, economic, environmental, social and institutional life of the state”, with the purpose and objective of “improving the quality of life of the population”.

I.2. The State Development Plan 2014-2019 determines that, the challenges faced by Baja California to achieve competitiveness for the integral development of the State and its inhabitants, have been, mostly, the adaptation to changes in the technologic demands, the coverage of infrastructure services and the general logistics capacity; likewise it states that it is sought for infrastructure to detonate the economic, social, productive, competitive and sustainable development, favoring the sustainability criteria as guarantee of the wellbeing of the present and future generations.

I.3. The Ruling Axis 5, called “Infrastructure for the competitiveness and development” has as a general objective the endowing of infrastructure for the State, for a competitive development, through the efficiency of the potable water and water treatment services in the five municipalities, disposing of land, housing and quality equipment that allow the development of the potential and the integral formation of its population, under a participative and sustainable framework.

I.4. Within the Axis 5, is the sub-axis 5.5, named “potable water, sewer and sanitation”, which has as a general objective the assurance, endowment and maintenance of the supply sources, potable water, sewer and sanitation services, as well as the exploitation of the residual treated waters, in the adequate quality and quantity in our State, preserving the safekeeping of the environment.

I.5. It is a Descentralized Public Entity of the State Government, with its own authority and assets, created through decree of the executive power dated March 2, 1999, published in the official gazette of the state on March 3, 1999.

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I.6. Its authority include the following: coordinating projects related to the conduction and distribution of water by the block through aqueducts systems for the supply of the population; planning, regulating and coordinating the Potable Water, Sanitary Sewer and Treatment System of the State; participating and, if applicable, drafting the programs arising from the State Development Plan related to the aforementioned system; managing and obtaining the financing for fostering of the development of infrastructure and services; promoting, supporting and, when applicable, managing the assignations, concessions and permits; with the purpose of endowing the population centers with water; formulating alternative solutions in the use of energy sources for the operation of the conduction systems; and, the other conditions granted by the law.

I.7. For the execution of this APP, it is duly represented by its General Director, Mr. GERMÁN JESÚS LIZOLA MÁRQUEZ, as evidenced by the power of attorney granted by the Board of Directors, which testimony was formalized by Mr. Luis Alfonso Vidales Moreno, notary public No. 5 of this municipality, as evidenced in the public deed number 155,867, volume 4,127, dated February 10, 2015, and which was registered before the Public Registry of Commerce under number 5717341, dated February 27, 2015.

I.8. Its assets consist, among others, of the contributions made by the State and Federal Government, as well as by the water operating organisms or the Municipalities, pursuant to transitory articles third and fourth of its Creation Decree, dated March 2, 1999, and its amendments dated November 19, 2014 and January 27, 2006. CEA will make up its assets through the contributions of the water operating organisms of the State and shall convene with them the corresponding contributions for the subsequent years, prior approval of the Ministry.

I.9. It has its domicile in Bulevar Anáhuac No. 1016, Col. El Vidrio, C.P. 21080, Mexicali, Baja California.

II. THE DEVELOPER STATES, THROUGH ITS BOARD OF DIRECTORS, THAT:

II.1. It is a legally incorporated company, pursuant to the Mexican mercantile law, as evidenced in public deed number 112,154 granted by Mr. Carlos Enríquez de Rivera Castellanos, notary public number 9 of the city of Mexicali, Baja California, dated August 17, 2016, and registered under the Public Registry of Property and Commerce of the city of Mexicali, B.C., under the electronic mercantile folio number N-2016014561, dated August 22, 2016, a certified copy of which is attached to this APP as EXHIBIT 3.

II.2. Messrs. MICHAEL AVANT SMITH (CHAIRMAN), FREDERICK W. MCTAGGART (MEMBER) AND LAUTARO MANUEL MILLAMAN-TERUEL (ALTERNATE MEMBER) evidence their authority as members of the Board of Directors, in terms of the public deed mentioned in the statement II.1 above, in which the authority granted to the Board of Directors is evidenced.

II.3. Its main corporate purpose is limited to the necessary activities for the compliance of the subject-matter of the APP.

II.4 It has ample and well-founded knowledge of the necessities that motivate the execution of this APP, that it has duly inspected the site in which the PROJECT WORKS shall be carried out and knows the characteristics of the region, as well as the prevailing weather conditions, which it took into account for the preparation of the PROPOSAL filed in the PUBLIC BIDDING and to comply with the provisions of the COMMITMENT LETTER attached herein as EXHIBIT 4.

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II.5. It has considered all the intervening factors in the execution of the project of the SEAWATER DESALINATION PLANT of the Municipality of Playas de Rosarito, Baja California, thus obliging itself to carry out all the necessary actions to execute the required investments and expenses to carry out the EXECUTIVE PROJECTS, the equipment, the performance TESTS, the SET-UP OF OPPERATIONS and operation of the SYSTEM, as well as its conservation and maintenance, causing that the latter achieves the water quantity and quality commitments in a timely manner, as established in the BASES OF THE PUBLIC BIDDING, as well as CLAUSES FIRST AND SIXTEENTH of this APP.

II.6. It has, through its shareholders, affiliates and related parties, all the technical, financial and legal elements, as well as the applicable technology, equipment, materials, machinery and specialized personnel for the execution and carrying out of the WORKS subject matter of this APP, as well as its experience required by the foregoing.

II.7. It has knowledge of the content of the APPLICABLE LAWS, both in the State of Baja California and those of federal nature in the different subject-matters governing the hiring and the services subject-matter of this APP, among which are the LAPPEBC and its Regulations, the General Law of Ecologic Equilibrium and Environmental Protection and its Regulations, as well as the National Waters Law and its Regulations, accepting to submit itself to its provisions.

II.8. It has its tax domicile in Boulevard Sánchez Taboada 10488-801, Zona Río, C.P. 22320, in the city of Tijuana, State of Baja California, which is hereby stated for the legal purposes and effects of this APP. Its Federal Taxpayers Registry number is ARO160817RB5.

III. CESPT STATES, THROUGH ITS REPRESENTATIVE, THAT:

III.1. It is a decentralized public organism of the Government of the State of Baja California, with its own legal capacity and assets, whose authority is the operation of the potable water and sanitary sewer systems of the municipality of Tijuana Baja California, as well as the direct or contracted execution of the works of its jurisdiction and the operation and maintenance of the mentioned systems, as well as the development of activities that facilitate, directly or indirectly, the objectives for which it was created, in direct benefit of the population of the municipality of Tijuana Baja California.

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III.2. It is duly represented by its General Director, Mr. Miguel Lemus Zendejas, who evidences his authority through the designation issued by Mr. Francisco Vega de Lamadrid, Constitutional Governor of the State of Baja California, which was granted on March 31, 2016, as well as with a power of attorney granted pursuant to the provisions of Article 12 of the State Commissions of Public Services of the State of Baja California, in Extraordinary Meeting of the Board of Administration on April 4, 2016, formalized under the public deed number 196,460, volume 2,367, dated April 12, 2016, granted by Mr. Gabriel Moreno Mafud, notary public number 2 of this city, which is duly registered before the Public Registry of Property and Commerce under entry 6009404 dated April 21, 2016 in the civil section and under the electronic mercantile folio number 40086*2 dated April 20, 2016, which authority has not been limited nor restricted in any manner to this date.

III.3. It has established its domicile in Bulevar Federico Benítez number 4057, 20 de Noviembre, in the city of Tijuana, Baja California, which is herein stated for the legal purposes and effects of this APP.

III.4. CESPT, shall guarantee the payment of the consideration of this APP in charge of CEA, obliging itself to timely conduct and contribute to the ADMINISTRATION TRUST all the payments that CEA is obliged to make with respect to the CONSIDERATION established in this APP.

III.5. CEA and CESPT shall execute the WATER PURCHASE AND SALE AGREEMENT, through which, CESPT obliges itself to acquire from CEA all the POTABLE WATER produced and delivered at the DELIVERY POINT.

IV. SPF STATES, THROUGH ITS REPRESENTATIVE, THAT:

IV.1 It is herein represented by its secretary, Mr. Antonio Valladolid Rodríguez, who evidences his authority with the appointment granted by Mr. Francisco Arturo Vega de Lamadrid, Governor of the State of Baja California, dated November 01, 2013, having the necessary authority to execute this agreement.

IV.2 It has established its domicile in Edificio del Poder Ejecutivo, 4to. Piso, Calzada Independencia No. 994, 4to. Piso, Centro Cívico, C.P. 21000, Mexicali Baja California, which is herein appointed for the legal purposes and effects of this APP.

IV.3 The SPF shall guarantee the CURRENT ACCOUNT LOAN through the contribution, to the MASTER GUARANTEE TRUST of the necessary resources, including without limitation, the necessary and sufficient percentage of income and rights for (i) income and rights for tax on personal remuneration, in terms of transitory article eighteenth of the 2016 Income Law for the State, and/or (ii) income arising from the state contributions, products and other state rights, pursuant to the provisions of this APP. Further, if necessary, the SPF shall reconstitute such affectations, in such a manner that the amount of the guarantee shall remain available throughout the term of this APP.

Having stated the foregoing, the PARTIES agree to submit themselves to the following Defined Terms and Clauses:

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DEFINED TERMS

Pursuant to the terminology proposed in the BASES OF THE PUBLIC BIDDING, ITS EXHIBITS and APPENDIXES whose award caused and forms part of this APP, and for all its effects, the terms hereinafter enlisted shall have the meaning ascribed to them, as long as they are used with capital letters or with the abbreviation included in the corresponding term, unless it is expressly indicated otherwise and may be used in singular or plural form, as required by the intent of the corresponding sentence. The headings in this APP and its Exhibits are only for practical purposes, and therefore shall not be considered for their interpretation.

For the purposes of this APP the following terms shall have the meaning mentioned below:

1.	CREDITORS: means the financial entities that have granted financing to the DEVELOPER under the FINANCIAL AGREEMENTS for the development of the PROJECT.

2.	MINUTES OF CAPACITY: Document or documents that shall be issued by the DEVELOPER, duly executed by its representative, once it has complied with the norms and specifications of the Protocol of TESTS and SET-UP OF OPERATIONS of the SYSTEM in which it shall be evidenced in a partial or total manner, as applicable, that the PROJECT WORKS corresponding to the first stage of the PROJECT comply with the established PRODUCTION CAPACITY, and which will be reviewed by the SUPERVISION and authorized by CEA.

3.	MINUTES OF TERMINATION OF THE APP AND DEFINITIVE DELIVERY: Document that shall be issued by THE DEVELOPER upon the expiration of the term of the APP, duly executed by its legal representative, which shall contain the inventory and conditions of the equipment, machinery and premises that integrate the SYSTEM and in which it shall be evidenced the DELIVERY by the DEVELOPER to CEA, of the ownership and operation of all the assets that integrate the SYSTEM, gratuitously and with no lien whatsoever, as well as of the real estate of the SEAWATER DESALINATION PLANT, in the conditions of normal functioning in which the SYSTEM is received. With the issuance and execution of these minutes, the effects of the APP shall conclude, which shall be authorized and executed by CEA.

4.	MINUTES OF COMMENCEMENT OF CONSTRUCTION: Document that shall be issued by the DEVELOPER, executed by its legal representative, in which the date of commencement of the PROJECT WORKS corresponding to the first stage of the PROJECT shall be established, once CEA has issued its NON-OBJECTION.

5.	MINUTES OF COMMENCEMENT OF THE APP: Document that shall be executed by the PARTIES once the conditions for the APP EFFECTIVENESS COMMENCEMENT have been met, and whose effects shall be the commencement of the INVESTMENT PERIOD.

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6.	MINUTES OF COMMENCEMENT OF OPERATION: Document in which it shall be evidenced that the PROJECT WORKS corresponding to the first stage of the PROJECT have satisfactorily complied with the TESTS, which shall be prepared and executed by the DEVELOPER, reviewed by the SUPERVISION, and submitted to the consideration of CEA, for its issuance jointly with the DEVELOPER. With the issuance of these minutes, the monthly payments of the T1 + T2 + (T3 X Q) + (T4 X Q) tariffs shall commence; in the understanding that the T1 Tariff may commence to be paid prior to the lapsing of the 37 (thirty seven) months following the APP EFFECTIVENES COMMENCEMENT, in accordance with the terms of this APP.

7.	MINUTES OF TERMINATION OF THE CONSTRUCTION: Document issued by the DEVELOPER, executed by its legal representative, reviewed by the SUPERVISION, and authorized by CEA, in which it shall be evidenced the termination of the construction and equipment of the first stage of the SYSTEM and the commencement of the TESTS and SET-UP OF OPERATIONS period.

8.	FINANCIAL AGREEMENTS: Means each and every loan agreement, promissory note, document, guarantee agreement, mortgage, pledge agreement, subordination agreement and other documents related to the financing of debt for the construction and development of the PROJECT, as well as all of the agreements for the protection of interest rates or exchange rates related to such debt financing (with the understanding that such protection agreements shall be linked to the FINANCIAL AGREEMENTS and will not have speculative purposes), including in each case any amendment, extension, renewal, refinancing and replacement thereof (in the understanding that any refinancing shall maintain or improve the loan conditions), but excluding the financing that have been entirely paid for.

This definition shall not consider any type of document related to the financing of the debt contracted by the DEVELOPER after the SET-UP OF OPERATIONS of the PROJECT.

9.	INTAKE WATER: The sea water that the DEVELOPER shall obtain from the SITE to be desalinated and potabilized in the SEAWATER DESALINATION PLANT, which shall comply, at least, with the quality and conditions established in the PROPOSAL.

10.	WASTE WATER: Waste water that results from processes of the SEA WATER DESALINATION PLANT.

11.	POTABLE WATER: The treated water, transported, stored and delivered by the DEVELOPER to CEA as a result of the desalination and treatment processes in the SEAWATER DESALINATION PLANT, which shall comply with the quality and conditions established in the PROPOSAL.

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12.	GOVERNMENTAL AUTHORITY: Any governmental entity, whether federal, state or municipal, or any ministry, department, court, CEA, council, entity, body or similar authority comprising any such governments.

13.	APP: This Public Private Partnership Agreement.

14.	BASES OF THE PUBLIC BIDDING: Bases for the participation in the PUBLIC BIDDING.

15.	LOGBOOK: Technical instrument that constitutes the means of communication between the PARTIES, in which the relevant matters and events arising during the execution of the WORKS and during the INVESTMENT PERIOD shall be recorded, which shall comply with the provisions of article 126 of the Regulations of the LAPPEBC and upon conclusion of this period, a new logbook shall be opened, for the OPERATION PERIOD, which shall contain the signatures of the authorized personnel.

16.	CHANGE IN LAW: Any change in the APPLICABLE LAWS (including the issuance or promulgation of any other APPLICABLE LAW) as of the date of the filing of the PROPOSAL, to the extent that such change affects or implies the modification of the original conditions presented by the DEVELOPER in its PROPOSAL or considered by it, including without limitation: (a) fiscal matters related to taxes, (b) customs, (c) environmental provisions, (d) labor matters related to the modification of the Minimum General Wage, published in the Federal Official Gazette, corresponding to the municipality of Playas de Rosarito, to the modifications of benefits pursuant to the Federal Labor Law and the Social Security Law, (e) the modification or imposing of any condition (additional to those originally established) for the issuance or renewal of any of the authorizations, permits, licenses or concessions applicable to the PROJECT, and (f) in general, any Federal, State and/or Municipal APPLICABLE LAW that modifies the original conditions submitted in the PROPOSAL.

17.	PRODUCTION CAPACITY: The capacity measured in the MEASURING POINT, that is, at exit of the SEAWATER DESALINATION PLANT, in terms of the flow of POTABLE WATER obtained from desalination, conducted, deposited and delivered, which the SYSTEM shall have, and shall be guaranteed by the DEVELOPER in its PROPOSAL, which shall be supplied as from the DATE OF COMMENCEMENT OF OPERATIONS and pursuant to the PRODUCTION STANDARDS; the initial capacity shall be verified by the TESTS of the SYSTEM, prior to the SET-UP OF OPERATIONS.

18.	RISK CAPITAL: Amount that the DEVELOPER shall contribute with its own resources, in an amount equal to or greater than 20% (twenty per cent) of the COST OF THE SYSTEM.

19.	COLLECTION: Necessary works for the intake of INTAKE WATER that shall be performed in the real estate of the Federal Electricity Commission.

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20.	LETTER OF COMMITMENT: Document establishing the commitments acquired by the DEVELOPER, and delivered together with its PROPOSAL, which format is included in EXHIBIT E of the BASES OF THE PUBLIC BIDDING.

21.	ACT OF GOD: Any event that is not caused by human will, arising from inevitable phenomena caused by nature, which affects compliance of the obligations arising from the BASES OF THE PUBLIC BIDDING and the APP, understanding as such, in an enunciative but not limitative manner, the following: INTAKE WATER quality and conditions established in the PROPOSAL, earthquakes, tsunamis, avalanches, floods, cyclones, landslide, storms, tornadoes, lightning and fires.

22.	FORCE MAJEURE EVENT: Any event that is not caused by the will of the PARTIES, that affects the compliance of their obligations arising from the BASES OF THE PUBLIC BIDDING or the APP, understanding as such, in an enunciative but not limitative manner, the following: INTAKE WATER quality and conditions established in the PROPOSAL, wars, insurrections, revolts, civil disturbances, mutiny, sabotage, fires, illicit acts or actions of the users of the POTABLE WATER or of third parties, devaluation or radical changes in the economic conditions of the country, transportation disasters whether maritime, airborne, train wrecks, or terrestrial, strikes or other labor disputes in Mexico which are not caused by the breach of any labor agreement by the affected party, or strikes or other labor disputes outside of Mexico that delay the delivery of any equipment, GOVERNMENTAL AUTHORITY acts (which are not voluntarily induced by the affected party, nor occur as consequence of a breach to its obligations), any CHANGE IN LAW that cannot be remedied pursuant to the provisions of this APP; the impossibility for any of the PARTIES to obtain in time or maintain the state in effect, despite their best efforts and the compliance with the APPLICABLE LAWS, any authorization, permit, license, registry or similar of any GOVERNMENTAL AUTHORITY, necessary to allow the affected party to comply with its obligations pursuant to this APP and the lack of supply of electric energy to the SYSTEM.

23.	CESPT: The Tijuana State Commission of Public Utilities.

24.	CFE: Federal Electricity Commission.

25.	PUBLIC BIDDING: Public Bidding N° SIDUE-CEA-APP-2015-002.

26.	COMPTROLLER: The Direction of Governmental Control and Evaluation.

27.	WATER PURCHASE AND SALE AGREEMENT: Agreement executed by CEA and CESPT with the purpose of having CEA supplying water in block to CESPT and for the latter to oblige itself to pay the necessary and sufficient resources to guarantee and pay the CONSIDERATION to the DEVELOPER pursuant to this APP, being CESPT obliged to acquire all the POTABLE WATER at the DELIVERY POINT and expressly including the obligation of CEA to assign its collection rights arising therefrom to the ADMINISTRATION TRUST.

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28.	COST OF THE SYSTEM: It is the amount of Mex. Cy. $8,525,746,895.00 (Eight billion, five hundred and twenty five million, seven hundred and forty six thousand, eight hundred and ninety five pesos 00/100 Mexican currency) using values of February 2016 without including IVA, which pursuant to the PROPOSAL, is the total amount of the PROJECT WORKS and the SUPERVISION pursuant to the provisions of CLAUSE FORTY SIXTH of this APP, from which Mex. Cy. $5,254,484,991.00 (Five billion, two hundred and fifty four million, four hundred and eighty four thousand, nine hundred and ninety one pesos 00/100 Mexican currency) corresponds to the first stage of the PROJECT, and Mex. Cy. $3,271,261,904.00 (Three billion, two hundred and seventy one million, two hundred and sixty one thousand, nine hundred and four pesos 00/100 Mexican currency) corresponds to the second stage of the PROJECT.

29.	COST OF THE WORKS: It is the amount of Mex. Cy. $547,135,384.00 M.N. (Five hundred and forty seven million, one hundred and thirty five thousand, three hundred and eighty four pesos 00/100 Mexican currency) using values of the month of February 2016 without including IVA, which pursuant to the PROPOSAL, is the total amount of the complementary resources pursuant to the provisions of CLAUSE FORTY SIXTH, from which Mex. Cy. $361,917,806.00 (Three hundred and sixty one million, nine hundred and seventeen thousand, eight hundred and six pesos 00/100 Mexican currency) corresponds to the first stage of the PROJECT, and Mex. Cy. $185,217,578.00 (One hundred and eighty five million, two hundred and seventeen thousand, five hundred and seventy eight pesos 00/100 Mexican currency) corresponds to the second stage of the PROJECT.

30.	TOTAL COST OF THE SYSTEM: It is the total amount of resources necessary to cover the items mentioned in the following chart, in accordance with the provisions of CLAUSE FORTY SIXTH:

1 COST OF THE SYSTEM	$8,525,746,895.00
2 COST OF THE WORKS	$547,135,384.00
TOTAL	$9,072,882,279.00

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31.	CURRENT ACCOUNT LOAN: Is the line of credit in an irrevocable and contingent current account loan, which a financial institution shall grant to CEA, in reasonably acceptable terms for the CREDITORS, and which shall have as its purpose to ensure the compliance of the payment obligations of CEA pursuant to this APP when CEA does not comply with such obligations. The loan shall be for an amount equivalent to three months of payment of the CONSIDERATION, plus the corresponding IVA, subject to the provisions of section six of CLAUSE TWENTY-NINTH. The CURRENT ACCOUNT LOAN shall remain valid as long as the payment obligations of CEA in favor of the DEVELOPER exist pursuant to this APP, and the disposition rights and resources arising from the exercise thereof shall be irrevocably affected to the ADMINISTRATION TRUST. To guarantee the CURRENT ACCOUNT LOAN, the SPF, shall affect the necessary and sufficient percentage of its income and rights for the tax on personal remuneration, pursuant to transitory article eighteenth of the 2016 Income Law for the State, through the MASTER GUARANTEE TRUST. Likewise, in the event that such guarantee is no longer sufficient, the SPF shall reconstitute such affectations, in such a manner that the amount of the guarantee shall remain available throughout the term of this APP.

32.	CENTRALIZED AGENCIES: The centralized agencies of the Public Administration of the State of Baja California.

33.	RIGHT OF WAY: Strip of land in which the DEVELOPER may build the required parts of the facilities of the SYSTEM for which use, passage or occupation, the express authorization of the corresponding authorities and owners is required.

34.	DEVELOPER: Mercantile corporation with specific purpose named AGUAS DE ROSARITO, SOCIEDAD ANÓNIMA PROMOTORA DE INVERSIÓN DE CAPITAL VARIABLE.

35.	BUSINESS DAY: Any day, except Saturdays and Sundays and those considered as mandatory holidays by the Federal Labor Law.

36.	CALENDAR DAY: The days included in the calendar, without exception of any non-working days for labor purposes.

37.	DESCENTRALIZED ENTITIES: The descentralized entities of the Public Administration of the State of Baja California.

38.	DELIVERY: Obligation of the DEVELOPER of physically delivering to CEA the SYSTEM, all of its components and the operation of its functioning, at the expiration of the term of the APP, in optimal functioning conditions, gratuitously and with no lien whatsoever, including without limitation the rights, licenses, permits, patents, trademarks, authorizations and everything that by fact or by law corresponds to it, pursuant to this APP.

39.	PRODUCTION STANDARDS: Means the maximum and minimum limits of the production-delivery of the volumes of POTABLE WATER, expressed in percentages and relating to the PRODUCTION CAPACITY of the SYSTEM.

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40.	ESTIMATE: The document describing the amount of fully concluded and executed WORKS, within the corresponding month pursuant to the CALENDARED SCHEDULE, the advance reports and the INVESTMENT PERIOD, which the DEVELOPER shall submit to the ADMINISTRATION TRUST, authorized by the SUPERVISION and CEA, for the payment process.

41.	MILESTONES: Activities that define the execution of a structure or component of each of the PROJECT WORKS and which the DEVELOPER shall submit in a CALENDARED SCHEDULE. The cost of each milestone shall be established by the DEVELOPER through a catalogue which sum shall represent the total of the construction of each of the works at a FIXED PRICE, which during the INVESTMENT PERIOD, shall be used solely for the control of the progress of the works, to ensure that the DEVELOPER may obtain the resources from the FINANCIAL AGREEMENTS, pursuant to the ESTIMATES approved by the SUPERVISION. The MILESTONES shall have the units that perfectly describe the scope of each work, as invariably, each MILESTONE shall have an amount in the corresponding catalogue.

42.	AWARD: Resolution of CEA thorugh which the result of the PUBLIC BIDDING was determined and the APP was awarded to the consortium comprised by N.S.C. AGUA, S.A. DE C.V., NUWATER, S.A.P.I. DE C.V. and DEGRÉMONT, S.A. DE C.V.

43.	DATE OF COMMENCEMENT OF CONSTRUCTION: Date that marks the commencement of the works provided by this APP and which shall be determined by the date of issuance, execution and approval of the MINUTES OF COMMENCEMENT OF CONSTRUCTION.

44.	DATE OF COMMENCEMENT OF OPERATIONS: Date that marks the commencement of the operations, conservation and maintenance of the SEAWATER DESALINATION PLANT and which shall be determined by the date of issuance, execution and approval of the MINUTES OF COMMENCEMENT OF OPERATIONS.

45.	ADMINISTRATION TRUST: Irrevocable trust agreement for the investment, administration and source of payment that the PARTIES shall contract, as trustors, pursuant to the general guidelines for the ADMINISTRATION TRUST established in APPENDIX 3 of the BASES OF THE PUBLIC BIDDING, in the terms required by the financing, and pursuant to this APP, which purpose shall be to receive and administer all the economic resources related with the PROJECT, from the date of its creation until its liquidation and extinction, with the purpose of fulfilling the purposes established in the APP, pursuant to the terms and conditions therein stablished.

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46.	MASTER GUARANTEE TRUST: Irrevocable guarantee trust agreement that shall be contracted by the SPF as trustor, to affect in guarantee, to the satisfaction of the creditor institution of the CURRENT ACCOUNT LOAN and for the benefit of both stages of the PROJECT and of other projects of the Government of the State of Baja California, the necessary resources for the tax on personal remuneration, pursuant to transitory article eighteenth of the 2016 Income Law for the State, in the understanding that, from all the resources affected to the MASTER GUARANTEE TRUST, the corresponding percentage shall be allocated as exclusive guarantee of the PROJECT. Further, in the event that such guarantee is no longer sufficient, the SPF shall reconstitute such affectations, in such a manner that the amount of the guarantee shall remain available throughout the term of this APP. The MASTER GUARANTEE TRUST shall identify, in a precise manner, the resources corresponding to the guarantee established for the benefit of the PROJECT.

47.	CONSTRUCTION GUARANTEE: Means the bond issued in terms of the APP, equal to 10% (ten percent) of the COST OF THE SYSTEM, which the DEVELOPER shall deliver to CEA within the term established in Clause Twenty Eighth, to guarantee compliance of its obligations arising from the APP, including the payment of the conventional penalties caused by its breach of the APP with respect to the construction, equipment and TESTS of the SYSTEM.

48.	OPERATION GUARANTEE: Means the bond issued in terms of the APP, equal to 10% (ten percent) of the yearly payment of the CONSIDERATION in force at that time for the portion corresponding to the T2 + (T3 X Q) Tariffs, using the last invoice paid to the DEVELOPER, or in the event of the first year of the OPERATION PERIOD, the amount corresponding to the production volume communicated to the DEVELOPER pursuant to Clause Sixteenth of this APP shall be used as the base, which the DEVELOPER, shall deliver to CEA on the DATE OF COMMENCEMENT OF OPERATIONS and which shall be renewed yearly within the first ten calendar days following the commencement of the corresponding tax year and shall remain in force until the DELIVERY and operation of the SYSTEM to CEA, and the delivery of the APP TERMINATION GUARANTEE by the DEVELOPER to CEA, pursuant to this APP, moment in which such guarantee shall be returned to the DEVELOPER. This guarantee substitutes the CONSTRUCTION GUARANTEE, and shall be applied, if applicable, to guarantee the compliance of its obligations arising from the APP, and the payment of the conventional penalties relating to the operation and maintenance of the SYSTEM.

49.	APP TERMINATION GUARANTEE: Means the bond equal to the yearly payment of T2 plus (T3 X Q) for the last year of operation, which the DEVELOPER shall deliver to CEA to replace the OPERATION GUARANTEE, with a term of 6 (six) months counted as from the date of execution of the MINUTES OF TERMINATION OF THE APP AND DEFINITIVE DELIVERY in terms of this APP, to guarantee the hidden defects in which it incurred during the operation period of the SYSTEM or quality defects of the materials used, issued in terms of the APP.

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50.	APP EFFECTIVENESS COMMENCEMENT: The date on which the effectiveness of the APP commences, once the conditions of Clause FORTY FOURTH have been met.

51.	INPC: National Consumers Prices Index, published monthly by the National Institute of Statistics and Geography in the Official Gazette of the Federation and, in absence thereof, the index established in its place to measure the increase of prices.

52.	IVA: Value Added Tax pursuant to the Value Added Tax Law published in the Official Gazette of the Federation on December 29, 1978, as amended.

53.	LAPPEBC: Public Private Partnerships Law for the State of Baja California.

54.	APPLICABLE LAWS: All the Mexican laws, treaties, regulations, decrees, Mexican Official Standards, rules, decisions, orders, authorizations, resolutions, jurisprudence, providences, interpretations or directives issued by any GOVERNMENTAL AUTHORITY with jurisdiction and/or competence relating to the subject-matter of the PUBLIC BIDDING and the APP.

55.	WASTE WATER CONDUCTION LINE: The conduction line for the transport of WASTE WATER or any liquid residue from the SEAWATER DESALINATION PLANT until the final point of disposition.

56.	LPS: Water volume unit established in liters per second.

57.	ENVIRONMENTAL IMPACT MANIFEST: Document that shall be drafted and submitted by the DEVELOPER to the competent GOVERNMENTAL AUHTORITY, in terms of the applicable provisions of the General Law of Ecologic Equilibrium and Environmental Protection and its Regulations respect of the Evaluation of the Environmental Impact, through which it is informed, based on studies, the potential and significant environmental impact, , that the PROJECT WORKS and operation of the SYSTEM would cause, as well as the way to avoid or mitigate it, in the event that it is negative.

58.	QUALITY ASSURANCE HANDBOOK: The handbook to ensure the quality of the design, project and construction of the SYSTEM, which shall be based in the preliminary quality assurance handbook delivered as part of the PROPOSAL.

59.	OPERATION AND MAINTENANCE HANDBOOK: Is the document that the DEVELOPER shall deliver to CEA, for its approval, with at least 1 (one) month of anticipation to the DATE OF COMMENCEMENT OF OPERATIONS. This document shall contain a full description of the works and of all the equipment that comprises the SYSTEM, as well as all the procedures relating to the development of the water treatment process and the aqueduct, as well as the data base to sustain the maintenance program of all the mechanical and electromechanical equipment.

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60.	MUNICIPALITIES: The Municipalities of the State of Baja California and their public entities.

61.	NON-OBJECTION: Means the document or the implied acceptance issued by CEA and/or the SUPERVISION, by which the partial or complete verification of the EXECUTIVE PROJECT shall be evidenced.

62.	CIVIL WORKS: The structures for the COLLECTION or intake, CONDUCTION LINE, pumping sumps, pumping stations, auxiliary and complementary crossing works, and any other work required by the EXECUTIVE PROJECT in connection with the construction and SET-UP OF OPERATIONS of the SYSTEM, which shall be prepared in accordance with the technical specifications, including but not limited to: clearance, excavation clearance, excavations, leveling, embankments, cuts, breakwaters, wells, filtering galleries, asphalted and non-asphalted areas, sewer drains and pipelines, contention walls, foundations, dockages, tanks, tunnels, bridges, siphons, crossing structures, green and ecologic areas, direct maritime intake, drilling of wells or sumps, parking and buildings areas, among others.

63.	COLLECTION WORKS: Also known as intake works, is the structure or group of structures whose design, construction and operation complies with the purpose of capturing, extracting and collecting INTAKE WATER, in this case from the sea, for its delivery to the SEAWATER DESALINATION PLANT. It shall be regularly comprised by CIVIL WORKS and electromechanical equipment, being possible for it to be the waste water intake from the Juarez thermoelectric plant.

64.	PROJECT WORKS: All the permits, authorizations and licenses; the planning, engineering, the supply of material and equipment, the CIVIL WORKS, the COLLECTION WORKS, the ELECTROMECHANICAL WORKS, the auxiliary facilities, the TESTS, the technical support and the other works and services of any nature, that shall be supplied or carried out by the DEVELOPER and which are within the scope specified in the APP for the termination of the SYSTEM, distinguishing from the works of each of the stages of the PROJECT.

65.	ELECTROMECHANICAL WORKS: The incorporation of all the equipment and control systems, ducts, electric systems, instrumentation and accessories related with the EXECUTIVE PROJECT, in accordance to the technical specifications.

66.	PARTIES: CEA and the DEVELOPER.

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67.	CONSTRUCTION PERIOD: Means the period of 34 (thirty-four) months (subject to any applicable extensions pursuant to this APP) for the preparation of the EXECUTIVE PROJECT, construction and equipment of the SYSTEM, counted from the date of the MINUTES OF COMMENCEMENT OF CONSTRUCTION.

68.	INVESTMENT PERIOD: Means the period comprised by 36 (thirty-six) months (subject to any applicable extensions pursuant to this APP) counted from the date of the MINUTES OF COMMENCEMENT OF THE APP, during which the DEVELOPER shall carry out the preparation of the EXECUTIVE PROJECT, the CIVIL WORKS and the TESTS for the SET-UP OF OPERATIONS of the SYSTEM and PROJECT WORKS.

69.	OPERATION PERIOD: Means the period comprised by 37 (thirty-seven) years (subject to any applicable extensions pursuant to this APP) during which the DEVELOPER shall be in charge of the operation, conservations, update and maintenance of the SYSTEM to extract, collect, desalinate, potabilize, conduct and supply the produced POTABLE WATER to the DELIVERY POINT to CEA and to dispose of the WASTE WATER, pursuant to the BASES OF THE PUBLIC BIDDING, counted from the issuance of the MINUTES OF COMMENCEMENT OF OPERATIONS.

70.	TESTING PERIOD: Means the period of 2 (two) months (subject to any applicable extensions pursuant to this APP) to carry out the TESTS, counted from the date of the MINUTES OF TERMINATION OF THE CONSTRUCTION.

71.	EXPERT: The specialized person in the subject-matter, appointed pursuant to this APP, to solve any technical controversy.

72.	PESOS: Legal currency of the United States of Mexico.

73.	CONTIGENCIES OR SAFEKEEPING ACTIONS PLAN: Means the group of structural actions and normativity proposed and budgeted by the DEVELOPER to guarantee compliance of the production-delivery of POTABLE WATER before negative unforeseeable events that force a temporary suspension due to failure or damages to any part of the SYSTEM for the time of its repair and the reestablishment of the ordinary operating conditions.

74.	SEAWATER DESALINATION PLANT: Industrial premises that shall be built by the DEVELOPER, either by itself or through third parties, for the management, pre-treatment, desalinization and potabilization (post-treatment) of the INTAKE WATER, with a normal production capacity of POTABLE WATER in 2 stages, each of 2.2 m3/second during all the OPERATION PERIOD for each stage.

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75.	FIXED PRICE: Means the price that the DEVELOPER assigned to each of the MILESTONES defining the execution of a structure, equipment or component of the works corresponding to the SYSTEM, pursuant to Format 1 of the ECONOMIC PROPOSAL and which shall serve to determine the payment of the ESTIMATE of the works.

76.	CALENDARED SCHEDULE: Document that shall be delivered by the DEVELOPER and which shall contain the dates of each of the activities that it shall develop to comply with each MILESTONE.

77.	PROPOSAL: The group of documents requested in the BASES OF THE PUBLIC BIDDING jointly integrated by the TECHNICAL PROPOSAL and the ECONOMIC PROPOSAL.

78.	ECONOMIC PROPOSAL: The portion of the PROPOSAL containing the Economic and Financial information of the PROJECT.

79.	TECHNICAL PROPOSAL: The portion of the PROPOSAL containing the Technical information of the PROJECT.

80.	PROJECT: Construction, financing and operation of a desalination plant in the Municipality of Playas de Rosarito, with a capacity of up to 4.4 m3/second in two stages: the first with a capacity of 2.2 m3/second, and a aqueduct to the delivery point in tank 3, Municipality of Tijuana and the expansion of the mentioned tank to 20,000 m3; and the second with a capacity of 2.2 m3/second, and a aqueduct from tank 3 to the potabilization plant of El Florido, Municipality of Tijuana, including the design, preparation of the executive project, construction, electromechanic equipment and functionality tests of the desalination plant and the aqueducts, as well as the operation, conservation and maintenance, including the conduction and delivery of up to 4,400 liters per second, the treatment and disposal of the waste water, during an operation period of 37 years.

81.	EXECUTIVE PROJECT: Group of detailed activities that shall be carried out by the DEVELOPER, within which the following shall be carried out, in an enunciative but not limitative manner, basic, specific, complementary and detailed studies for the SYSTEM, as well as the technical documents, specifications, draft projects, draft budgets, programs, handbooks and other necessary information for the design, procedures, project, budget, acquisition, supply engineering, equipment, construction, installations, premises, TESTS, SET-UP OF OPERATIONS, operation, conservation, maintenance, technological updates and DELIVERY of the SYSTEM described in its PROPOSAL, to the satisfaction of CEA.

82.	TESTS: Preset procedures for the verification of the functionality and quality of the SYSTEM that shall be carried out in each unit of collection, production, conduction and management of POTABLE WATER and WASTE WATER, pumping, operating within the design conditions, both manually and automatically, in accordance with the TESTS protocol drafted by the DEVELOPER, following the execution of the APP.

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83.	SET-UP OF OPERATIONS: The moment in which the TESTING PERIOD is concluded and therefore the SYSTEM is considered to be in satisfactory operation conditions, commencing the OPERATION PERIOD.

84.	DELIVERY POINT: The delivery point shall be at the Tank 3, for the first stage of the PROJECT and at El Florido for the second stage of the PROJECT, as established in the BASES OF THE PUBLIC BIDDING. If applicable, CEA may request in writing, a new DELIVERY POINT, or additional DELIVERY POINTS, pursuant to Clause Third, section 6 of this APP, in the understanding that the DEVELOPER shall be responsible for the volume and quality of the POTABLE WATER until the MEASURING POINT.

85.	MEASURING POINT; The measuring point of the POTABLE WATER, for purposes of billing the CONSIDERATION, as well as the quality of the POTABLE WATER, shall be installed at the exit of the SEAWATER DESALINATION PLANT, regardless of the installation of additional measuring point in the SYSTEM for other purposes.

86.	WORKS RESIDENT: Public officer appointed in writing by CEA and SIDUE, having the sufficient knowledge, skills, experience and capacity to carry out the supervision on behalf of SIDUE and CEA and to agree with the DEVELOPER the changes and amendments to the SYSTEM. He shall have the authority determined in this APP and in the provisions of the RLAPPEBC.

87.	RLAPPEBC: Regulations of the Public Private Partnerships Law for the State of Baja California.

88.	SCT: Ministry of Communication and Transport.

89.	SEMARNAT: Secretary of the Environment and Natural Resources

90.	EASEMENT: Real rights over real estate of third parties, imposed by legal provision or agreed for the benefit of the real estate that the DEVELOPER uses for the construction or operation of the PROJECT WORKS comprising the SYSTEM, in terms of the federal civil legislation or the civil legislation of the State of Baja California.

91.	SHCP: Ministry of Finance and Public Credit.

92.	SIDUE: Ministry of Infrastructure and Urban Development of the State of Baja California.

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93.	SYSTEM: The group of necessary premises for the delivery to CEA of the yearly volume of POTABLE WATER, including, without limitation, the COLLECTION WORKS and collection of INTAKE WATER, desalination treatment thereof through the proposed method, potabilization, regulation, pumping and conduction to the DELIVERY POINT, supply of energy, as well as those relating to the management and disposal of WASTE WATER, supply and regulation of electric energy.

94.	SITE: The real estate in which the DEVELOPER shall build the COLLECTION WORKS of INTAKE WATER, treatment and desalination thereof, potabilization, regulation, pumping and conduction lines to the DELIVERY POINT, which must be authorized by CEA.

95.	TDS: Total dissolved solids.

96.	SUPERINTENDENT: The representative of the DEVELOPER to whom the latter has granted the most ample power of attorney possible for acts of administration; who shall be in charge of and the responsible for the development of all the WORKS, stages and aspects of the EXECUTIVE PROJECT, jointly, from the first coordination meeting for the commencement of the WORKS with the WORKS RESIDENT and the SUPERVISION, until the delivery of its premises to CEA.

97.	SUPERVISION: The company that shall be hired by the ADMINISTRATION TRUST prior instruction of the DEVELOPER, to be chosen by the latter among three duly qualified nominees proposed by CEA to its sole discretion, to verify that the works for preparation of the EXECUTIVE PROJECTS, construction, equipment and TESTS of the SYSTEM are carried out pursuant to the specifications and quality of the established laws and the APP, which shall have the authority determined in the APP and in article 107 of the RLAPPEBC.

98.	TERMS OF REFERENCE: The document that comprises an integral part of the BASES OF THE PUBLIC BIDDING and which contains the characteristics, scope, technical specifications and other aspects relating to the SYSTEM, attached as APPENDIX 1 of the BASES OF THE PUBLIC BIDDING.

99.	WORKS: All the actions relating to the EXECUTIVE PROJECT, construction of the works, equipment, facilities, elements, procedures, compliance of norms, analyses, TESTS, measurements, necessary supply and services for the execution of the EXECUTIVE PROJECT and particularly of the SYSTEM mentioned in the BASES OF THE PUBLIC BIDDING.

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CLAUSES

FIRST.- SUBJECT-MATTER OF THE APP.

CEA entrusts the DEVELOPER and the later obliges itself to render in favor of the former the services, for the:

“CONSTRUCTION, FINANCING AND OPERATION OF A DEASLINATION PLANT IN THE MUNICIPALITY OF PLAYAS DE ROSARITO”.

CONSISTING OF:

A DESALINATION PLANT WITH A CAPACITY OF UP TO 4.4 M3/SECOND IN TWO STAGES: THE FIRST WITH A CAPACITY OF 2.2 M3/SECOND, AND AN AQUEDUCT TO THE DELIVERY POINT IN TANK 3, MUNICIPALITY OF TIJUANA AND THE EXPANSION OF THE MENTIONED TANK TO 20,000 M3; AND THE SECOND WITH A CAPACITY OF 2.2 M3/SECOND, AND AN AQUEDUCT FROM TANK 3 TO THE POTABILIZATION PLANT OF EL FLORIDO, MUNICIPALITY OF TIJUANA, INCLUDING THE DESIGN, PREPARATION OF THE EXECUTIVE PROJECT, CONSTRUCTION, ELECTROMECHANIC EQUIPMENT AND FUNCTIONALITY TESTS OF THE DESALINATION PLANT AND THE AQUEDUCTS, AS WELL AS THE OPERATION, CONSERVATION AND MAINTENANCE, INCLUDING CONDUCTION AND DELIVERY OF UP TO 4,400 LITERS PER SECOND, TREATMENT AND DISPOSAL OF THE WASTE WATER, DURING AN OPERATION PERIOD OF 37 YEARS.

For purposes of which the DEVELOPER shall carry out the PROJECT, pursuant to the provisions of this APP and its Exhibits.

For such purposes, the yearly guaranteed volume of both stages of the PROJECT shall be of 131.2 million cubic meters, which are the equivalent to 4,162 LPS of POTABLE WATER, from which 65.6 million cubic meters, equivalent to 2,081 LPS, shall be for the first stage, and 65.6 million cubic meters, equivalent to 2,081 LPS, shall be for the second stage, at the MEASURING POINT, that is, at the exit of the SEAWATER DESALINATION PLANT, notwithstanding its conduction to the DELIVERY POINT, as well as the disposal of the WASTE WATER.

The construction of the second stage of the PROJECT shall start so that the commencement of operations of such second stage is carried out on July 2024. To that effect, in due course, the PARTIES shall agree in writing the specific terms and conditions for the second stage of the PROJECT, as well as those that are different to the provisions of this APP, applicable to the second stage, including without limitation, the start of the corresponding construction and operations. The foregoing pursuant to the provisions of the PROPOSAL and the BASES OF THE PUBLIC BIDDING.

CEA acknowledges that in the event that the economic conditions at the time of start of the construction of the second stage of the PROJECT are different to those considered by the DEVELOPER in its PROPOSAL, the investment values shall be reviewed, which could imply an adjustment to the CONSIDERATION.

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For the rendering of the mentioned services, it shall be necessary to carry out the basic and complementary studies and the complete construction of the SYSTEM complying with the quality and quantity conditions determined for the POTABLE WATER in CLAUSE SIXTEENTHN of this APP, in addition to its operation, equipment replacement and maintenance for a period of XX 37 (thirty-seven) years, counted as from the DATE OF COMMENCEMENT OF OPERATIONS, which is coincident with the date of execution of the MINUTES OF COMMENCEMENT OF OPERATION, for which the DEVELOPER must finance the TOTAL COST OF THE SYSTEM.

Upon expiration of the mentioned term, the DEVELOPER shall deliver the ownership of the SYSTEM and its operation, gratuitously and without liens, in favor of CEA, for which purpose, all the assets comprising the SYSTEM, including without limitation the SEAWATER DESALINATION PLANT, shall be in functioning conditions under the ordinary operation conditions for which they were constructed, pursuant to this APP and its exhibits, except for the ordinary wear and tear that the SYSTEM suffers to such date.

In absence of an express provision in this APP, in the LAPPEBC and its Regulations, the following will be applicable in a suppletory manner:

I.	The Code of Commerce;

II.	The Civil Code for the State of Baja California;

III.	The Law of Procedures for Acts of the Public Administration of the State of Baja California; and

IV.	The Civil Procedures Code for the State of Baja California.

SECOND.- TERM OF THE APP

The effectiveness of this APP shall commence on the date of execution of this APP and shall conclude 37 (thirty-seven) years after the date of execution of the MINUTES OF COMMENCEMENT OF OPERATIONS of the first stage of the PROJECT, date on which the PERIOD OF OPERATION concludes, which shall coincide with the date of execution of the MINUTES OF TERMINATION OF THE APP AND DEFINITIVE DELIVERY.

The term of the APP includes the INVESTMENT PERIOD of the first stage of the PROJECT, which shall commence once the MINUTES OF COMMENCEMENT OF THE APP have been issued.

The term of the APP may only be interrupted or early terminated under the conditions established in this APP and in the LAPPEBC and the RLAPPEBC. In which case, the applicable tariffs of the CONSIDERATION shall continue to be payable by CEA pursuant to the provisions of this APP.

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THIRD. DESCRIPTION OF THE WORKS.

To comply with the subject-matter of this APP, the DEVELOPER obliges itself to carry out the WORKS which scope is established in Chapter 1.5 of the APPENDIX 1 of the BASES OF THE PUBLIC BIDDING contained in the EXHIBIT 5 of this APP. The WORKS shall include, but will not be limited to:

1.	The planning, preparation of basic and complementary studies, designs, budgeting, EXECUTIVE PROJECT, construction, equipment and maintenance of the PROJECT WORKS for the correct operation of the SYSTEM.

2.	The preparation and delivery of the QUALITY ASSURANCE HANDBOOK prior to the MINUTES OF COMMENCEMENT OF CONSTRUCTION, which is attached to this APP as EXHIBIT 6.

3.	The preparation and delivery of the Protocol of TESTS and SET-UP OF OPERATIONS of the SYSTEM, prior to the MINUTES OF COMMENCEMENT OF OPERATION, which shall be attached to this APP as EXHIBIT 7.

4.	Carry out the TESTS and SET-UP OF OPERATIONS of the SYSTEM.

5.	The assurance, operation, equipment replacement, conservation and maintenance of the SYSTEM during 37 (thirty-seven) years, counted as from the issuance and execution of the MINUTES OF COMMENCEMENT OF OPERATION and until the termination of the OPERATION PERIOD and execution of the MINUTES OF TERMINATION OF THE APP AND DEFINITIVE DELIVERY.

6.	The delivery of the guaranteed yearly volume of POTABLE WATER established in Clause FIRST, during the OPERATION PERIOD, supplied at the DELIVERY POINT. In the event that CEA requires so in writing, the DEVELOPER shall be obliged to deliver part of the volume of POTABLE WATER at places different to the DELIVERY POINT; in this latter event, the additional costs of construction of the facilities and the operation and maintenance required for such delivery, including the permits, licenses and everything related therewith, shall be at the expense of CEA, and the CONSIDERATION for the monthly supply of POTABLE WATER shall be such established in terms of this APP with the corresponding necessary adjustments. The foregoing in the understanding that in any event, the compliance by the DEVELOPER regarding the volume or quality of water required in this APP shall be measured at the MEASURING POINT, that is, at exit of the SEAWATER DESALINATION PLANT.

7.	The DELIVERY of the SYSTEM and its operation to CEA, gratuitously and without liens and in ordinary functioning conditions, upon expiration of the term of this APP, pursuant to Clause TWENTY FIFTH and EXHIBIT 17 of this APP.

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The DEVELOPER shall be obliged to deliver to CEA the necessary reports to comply with the provisions of the QUALITY ASSURANCE HANDBOOK, during the time in which it operates the SEAWATER DESALINATION PLANT. The preparation and delivery of these reports shall be monthly during the first 5 BUSINESS DAYS of each month and extraordinarily prior written request by CEA with an anticipation of at least 5 BUSINESS DAYS.

FOURTH. TERMS FOR EXECUTION.

The preparation of the EXECUTIVE PROJECT, construction, equipment and TESTS of the first stage of the PROJECT shall be carried out by the DEVELOPER within a term that shall not exceed 36 (thirty-six) months counted as from the date of the MINUTES OF COMMENCEMENT OF THE APP, considering in an enunciative but not limited manner, 6 (six) months for the preparation of the EXECUTIVE PROJECT, 28 (twenty-eight) months for the construction and equipment of the first stage of the PROJECT and 2 (two) months for the TESTING PERIOD. The foregoing, pursuant to the proposed CALENDARED SCHEDULE, that is attached hereto as EXHIBIT 8. Notwithstanding the foregoing, the PARTIES agree that as long as the INVESTMENT PERIOD of the first stage of the PROJECT does not exceed 36 (thirty-six) months, the DEVELOPER may carry out adjustments in the partial terms mentioned above, consequently adjusting the corresponding definitions.

Irrespective of the foregoing or of any other disposition contrary to the contained in the BASES OF THE PUBLIC BIDDING, in the event of delays in the CALENDARED SCHEDULE that are not attributable to the DEVELOPER or that result from an ACT OF GOD, a FORCE MAJEURE EVENT or a CHANGE IN LAW, the terms referred in this clause shall be extended for a period equivalent to the delay attributed to such circumstances. Likewise, CEA shall compensate the DEVELOPER for the costs and expenses that such delay would represent, by means of an adjustment to the T1 (FIXED INVESTMENT TARIFF) to reflect such costs and expenses as part of the investment, provided they are duly justified and documented. On the other hand, in the event of a delay to the CALENDARED SCHEDULE due to non-justified causes exclusively attributable to the DEVELOPER, the financial costs and incurred expenses during the additional terms, as long as such are prolonged beyond the INVESTMENT PERIOD corresponding to the first stage of the PROJECT, shall be fully covered by the DEVELOPER. The foregoing, except for the additional costs incurred by the DEVELOPER due to (i) a breach by CEA to any of its obligations under this APP¸(ii) an ACT OF GOD, FORCE MAJEURE EVENT or CHANGE IN LAW; (iii) additional or different works or services to those set forth in this APP; and (iv) delays or suspensions in the rendering of the services, as requested by or attributable to, CEA; in such events, the additional costs shall be considered in the payment of the CONSIDERATION, which shall be increased in the additional cost incurred or to be incurred by the DEVELOPER in the corresponding invoice.

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1.	EXECUTIVE PROJECT.

(a)	The DEVELOPER shall be in charge of preparing and delivering to CEA and the SUPERVISION the EXECUTIVE PROJECT of the PROJECT, or its partialities, within the term established in the PROPOSAL submitted in the PUBLIC BIDDING, which shall not exceed 6 (six) months, counted as from the date of execution of the MINUTES OF COMMENCEMENT OF THE APP. Pursuant to the following section (b), the DEVELOPER shall be entitled to submit partially the EXECUTIVE PROJECTS for each of the works, to the NON-OBJECTION of CEA and the SUPERVISION, in such a manner that it can comply with the terms foreseen for the construction of the PROJECT WORKS within the CALENDARED SCHEDULE.

The PARTIES acknowledge and agree that, in benefit of the PROJECT, the DEVELOPER, at its exclusive discretion, may commence the preparation of the EXECUTIVE PROJECT or, if applicable, of its partialities, before the APP EFFECTIVENESS COMMENCEMENT.

(b)	CEA and the SUPERVISION shall jointly have a maximum term of 30 (thirty) BUSINESS DAYS, counted as from the delivery of the EXECUTIVE PROJECT, in the event that such is submitted in its entirety and not in partialities, to grant the NON-OBJECTION or to formulate observations to the EXECUTIVE PROJECT of the PROJECT, to verify that it conforms to the provisions of the BASES OF THE PUBLIC BIDDING and the TECHNICAL PROPOSAL. In the event that CEA and the SUPERVISION do not make any statement during the mentioned term, as applicable, it shall be understood that the EXECUTIVE PROJECT has the NON-OBJECTION and, therefore, the DEVELOPER shall be entitled to commence the construction of the corresponding works. In the event that there were no observations whatsoever, the documents delivered by the DEVELOPER shall be considered as approved. CEA and/or the SUPERVISION, shall have a single opportunity to make observations to the EXECUTIVE PROJECT or, if applicable, to its partialities. Once such observations are made, in the event that they are applicable, the DEVELOPER shall have a term of 10 (ten) BUSINESS DAYS to carry out the corresponding adjustments to the EXECUTIVE PROJECT or, if applicable, to its partialities and submit them to CEA and the SUPERVISION, solely for information purposes, and not for purposes of a new review, provided that it has complied with the viable observations. CEA shall not make unjustified or unreasonable observations to the EXECUTIVE PROJECT. Upon lapsing of the term of 30 (thirty) BUSINESS DAYS counted as from the delivery of the EXECUTIVE PROJECT, in the event that such is delivered in its entirety and not in partialities, and if applicable, the additional term of 10 (ten) BUSINESS DAYS for adjustments, the DEVELOPER may proceed to commence the construction of the PROJECT WORKS.

Notwithstanding the foregoing, the PARTIES agree that the DEVELOPER may make partial deliveries to CEA and the SUPERVISION of the EXECUTIVE PROJECT to allow CEA and the SUPERVISION to carry out the review in partialities instead of in its entirety, in the understanding that if the DEVELOPER elects to make partial deliveries of the EXECUTIVE PROJECT of the PROJECT, once the corresponding partiality has been submitted, CEA and the SUPERVISION, shall have, jointly, the term mentioned in the chart below to verify that the EXECUTIVE PROJECT complies with the provisions of the BASES OF THE PUBLIC BIDDING and the TECHNICAL PROPOSAL contained in the PROPOSAL. It the event that CEA or the SUPERVISION do not make any statement during such terms, as applicable, it shall be understood that such EXECUTIVE PROJECT has the NON-OBJECTION and therefore the DEVELOPER shall be entitled to commence the construction of the corresponding works.

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Executive Project Work	Term of CEA and of the SUPERVISION for review

Civil Works Project	10 business days

Electromechanical Works Project	10 business days

Maritime Collection Works Projects	10 business days

Potable Water Conduction Lines Project	10 business days

In the event that the EXECUTIVE PROJECT require, in a reasonable manner and considering the common practices of the industry, technical adjustments as a result of the execution of the PROJECT in the field or arising from any other cause, including errors, imprecisions or incongruences in the EXECUTIVE PROJECT itself, the DEVELOPER shall propose to CEA the amendments that it deems pertinent. In the event that CEA determines that such are applicable, the DEVELOPER shall carry out the modifications at its expense, without any liability or obligation for CEA of contributing any additional resources, of any kind.

(c)	The delivery and NON-OBJECTION, whether total or partial, shall be evidenced in each document or blueprint delivered by the DEVELOPER to CEA and the SUPERVISION, by means of a seal that indicates the date of reception of the document by CEA and the SUPERVISION and, if applicable, the date of the NON-OBJECTION by them.. The NON-OBJECTION may be implied, for the simple lapse of the previously mentioned terms, in which case it shall not require written evidence expressing the NON-OBJECTION.

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2.	CONSTRUCTION, EQUIPMENT, TESTS AND SET-UP OF OPERATIONS.

(a)	The construction and equipment of the PROJECT WORKS, shall be concluded in a period of up to 34 (thirty four) months (subject to the extensions provided in this APP), counted as from the APP EFFECTIVENESS COMMENCEMENT and shall conclude on the date of issuance of the MINUTES OF TERMINATION OF CONSTRUCTION. Upon termination of the construction of all the works of the SYSTEM, the DEVELOPER shall have 2 (two) months to carry out the TESTS.

(b)	During the construction and equipment stage of the PROJECT WORKS, per request of the DEVELOPER, CEA shall inspect the progress of the PROJECT WORKS on a monthly basis, based on the ESTIMATES of the PROJECT WORKS prepared by the DEVELOPER pursuant to the CALENDARED SCHEDULE and, if applicable, shall issue partial minutes with respect to the satisfactory termination thereof.

(c)	While the DEVELOPER carries out the TESTS of the SYSTEM, it shall notify in writing to CEA and to the SUPERVISION, proposing a draft of the MINUTES OF CAPACITY, for them to be able to verify the conditions in which the PARTIES shall issue the MINUTES OF COMMENCEMENT OF OPERATION. To that effect, CEA and the SUPERVISION shall have a period of 5 (five) BUSINESS DAYS to verify such conditions during the TESTING PERIOD.

(d) The MINUTES OF CAPACITY shall not be issued in the event that the PROJECT does not comply with the capacity established in this APP and its Exhibits, which shall be verified and recorded by CEA and the SUPERVISION. In such event, only to the extent that the CAPACITY MINUTES may not be issued in the term scheduled for the INVESTMENT PERIOD due to causes exclusively attributable to the DEVELOPER, the DEVELOPER shall be subject to the payment of the applicable conventional penalties pursuant to the terms of the applicable provisions of this APP and shall be obliged to maintain in force and effect the CONSTRUCTION GUARANTEE until the issuance of the MINUTES OF CAPACITY.

The PARTIES acknowledge and agree that the INVESTMENT PERIOD shall be automatically extended and without any liability for the DEVELOPER, during the time (i) required by the DEVELOPER to carry out the adjustments to the EXECUTIVE PROJECT that if applicable, result inviable; and (ii) that it takes to verify the conditions in which the MINUTES OF CAPACITY shall be issued, in the event that it exceeds the 5 (five) BUSINESS DAYS term mentioned in section (c).

FIFTH. EXECUTION OF THE PROJECT AND FINANCING.

The DEVELOPER obliges itself to carry out the activities that comprise the PROJECT, in accordance with this APP, the EXECUTIVE PROJECT and complying with the specifications established in this APP and its Exhibits. For such purposes, the DEVELOPER shall provide all the materials, equipment, tools and specialized personnel required for the construction, equipment and SET-UP OF OPERATIONS, in accordance with the information provided in the BASES OF THE PUBLIC BIDDING and subject to the provisions of the PROPOSAL and the APP and its Exhibits.

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For the performance of the PROJECT, the DEVELOPER shall be subject to the APPLICABLE LAWS related to construction, environmental impact, safety and hygiene, as well as all other applicable matters.

Except as otherwise expressly provided in this APP, the DEVELOPER is obliged to acquire all the necessary authorizations and rights for the exploitation of the material and deposit banks, as well as any other necessary asset, different to those provided in CLAUSE EIGHT which, if applicable, are required for the PROJECT, including the performance of the corresponding studies. In any event, should additional assets, right and/or studies to those considered in the PROPOSAL be required, the CONSIDERATION shall be adjusted in the corresponding proportion.

The DEVELOPER shall register on a daily basis, systematically and permanently in the LOGBOOK, all the activities carried out for the execution of the PROJECT, as well as those incidents that occur and affect or may affect the WORKS.

The DEVELOPER is obliged to appoint the SUPERINTENDENT in writing, at the commencement of the WORKS, who shall be the link with the WORKS RESIDENT and the SUPERVISION; who shall have sufficient power and authority to make decisions in everything related with the compliance and execution of this APP. The DEVELOPER may replace the person acting as the SUPERINTENDENT from time to time throughout the term of this APP, by written notice to CEA, at least, 5 (five) BUSSINESS DAYS in advance.

The DEVELOPER shall provide to the WORKS RESIDENT, all the information requested in writing by the latter through the SUPERINTENDENT, and shall allow the individuals authorized in writing by the WORKS RESIDENT, to carry out the visits and inspections that they deem necessary. In both events, the WORKS RESIDENT shall notify to the SUPERINTENDENT at least 3 (three) BUSINESS DAYS in advance to the delivery date of the corresponding information, or for carrying out the visits and inspections deemed necessary.

During the execution of the PROJECT, in all those events in which certain level of specialization or professionalization is not required, the DEVELOPER shall, preferably, use local labor, transport and material resources.

Likewise, the DEVELOPER shall be solely liable to obtain and maintain in full force and effect, based exclusively on its own resources and without any kind of additional resource to the CONSIDERATION at the expense of CEA, all the debt and capital financing necessary to carry out the PROJECT, as well as to comply with the other obligations of the DEVELOPER pursuant to this APP, in the understanding that the obligations of the DEVELOPER pursuant to this APP shall be subject to its capacity of obtaining such financing and to the condition of achieving or not the financial closing, pursuant to Clause Forty Fourth of this APP. The DEVELOPER shall make its best efforts to execute the FINANCIAL AGREEMENTS and to achieve the financial closing as soon as possible after the execution of this APP. It shall be understood that the DEVELOPER has complied with its obligation of executing the FINANCIAL AGREEMENTS and achieving the financial closing once it evidences having access to the necessary resources.

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CEA shall support the DEVELOPER in its efforts to achieve the execution of the FINANCIAL AGREEMENTS. To that effect, CEA shall, among others, in a timely manner, make its best efforts to carry out all of the necessary and convenient acts to the satisfaction of the CREDITORS or potential CREDITORS, to implement the recommendations that are reasonably requested by the CREDITORS or potential CREDITORS to ensure the bankability of the PROJECT and provide all the documents and information related with itself that the DEVELOPER requires, or that is reasonably appropriate for this kind of operation in accordance with market practices, to speed up the securing of the required financing for the PROJECT by the DEVELOPER. CEA shall deliver such documents and information as soon as reasonably possible, but in no event in a term exceeding 10 (ten) BUSINESS DAYS, following receipt of the written request of the DEVELOPER requiring such information, and the DEVELOPER shall execute such confidentiality agreements that CEA reasonably deems appropriate with respect to the requested information, in the understanding that such agreements shall allow it to reveal the information and documents provided for the mentioned purposes.

The PARTIES agree that, in the event that, prior to the execution of the FINANCIAL AGREEMENTS, a relevant fluctuation in the reference values used for the delivery of the ECONOMIC PROPOSAL occurs, which could significantly impact the PROPOSAL awarded by the AWARD, or, in the event that the CREDITORS request the implementation of the reasonable recommendations to ensure the bankability of the PROJECT, CEA and the DEVELOPER shall negotiate in good faith, and mutually and jointly agree, in writing, a fair and reasonable adjustment mechanism that acknowledges such impact.

Irrespective of the foregoing, upon the lapsing of 9 (nine) months following the date of submittal of the PROPOSAL, that is, January 21, 2017, the PARTIES shall jointly analyze the existence of such fluctuations and, if such is the case, they shall negotiate in good faith, and mutually and jointly agree, in writing, the aforementioned adjustment mechanism.

SIXTH. OPERATION OF THE SYSTEM.

The DEVELOPER shall be obliged to operate and maintain the SYSTEM as from the execution of the MINUTES OF COMMENCEMENT OF OPERATION, subject to the terms and conditions mentioned in EXHIBIT 5 of this APP.

The DEVELOPER shall be responsible for the operation, conservation, maintenance and replacement of equipment, structures, buildings, roads, green areas, exterior works, furniture, vehicles, facilities and principal and complementary systems in the Site, in the terms and conditions established in the APP, its Exhibits and in the APPLICABLE LAWS and the operation regulations that shall be prepared by the DEVELOPER and submitted to the approval of CEA, which, once they have been prepared and, if applicable, approved by the PARTIES.

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During the OPERATION PERIOD, CEA and the DEVELOPER shall maintain permanently informed of the technological improvements, adjustments and innovations released into the market in connection with the parts, components, equipment, processes, subsystems, patents and technologies used within the SYSTEM, with the purpose of studying, analyzing and, if applicable, proposing their replacement or adaptation if such produce an increase in efficiency and a reduction of costs that benefit both PARTIES. In the event that the DEVELOPER acquires knowledge of efficiency increases or reduction of costs, within the 30 BUSINESS DAYS from the date on which it has knowledge of the efficiencies increase and/or of the reduction in costs resulting from such technological improvements, adjustments or innovations it shall submit to the approval of CEA, a cost-benefit study, also attaching the detailed analysis of the related costs and expenses and their repercussion on the agreed CONSIDERATION, whether in its form or term, for the analysis of CEA and, if applicable, the corresponding authorization. The modifications shall adjust to the following:

If the technological innovations do not require any additional compensation nor imply a reduction of the obligations of the DEVELOPER, they may be agreed upon at any moment.

If the modifications require additional compensation, or imply a reduction of the obligations of the DEVELOPER, each and all of the following conditions shall have to be met:

a)	Compliance of the conditions mentioned in sections I, II or IV of article 106 of the LAPPEBC, the necessity and benefits of the modifications, as well as the amount of additional compensation or reduction of obligations, shall be evidenced with the opinion of independent experts;

b)	During the first 2 (two) years immediately following the award of the PROJECT, the amount of the modifications, in its whole, shall not exceed the equivalent of twenty percent of the agreed cost of the infrastructure, as well as the consideration for the services during the first 12 (twelve) months of their rendering; and

c)	When, after the first 2 (two) years of the award of the PROJECT¸ the modifications previously authorized and pending authorization, exceed as a whole the equivalent of twenty percent of the cost of the infrastructure, as well as the consideration for the services during the first 12 (twelve) months of their rendering, they shall be expressly approved by the director of CEA.

The DEVELOPER is obliged to develop a program to train the necessary personnel indicated by CEA to attend emergencies, related with circumstances preventing or that may prevent the operation of the SYSTEM by the DEVELOPER. Such program shall be submitted to the consideration of CEA, within the 60 (sixty) BUSINESS DAYS prior to the DATE OF COMMENCEMENT OF OPERATIONS. CEA shall formulate its comments within the following 5 (five) BUSINESS DAYS and shall establish a date for the DATE OF COMMENCEMENT OF OPERATIONS to take place. This training shall be limited to 1 (one) sole training program for no more than 12 (twelve) people.

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SEVENTH. REPLACEMENT OF EQUIPMENT, CONSERVATION AND MAINTENANCE.

The DEVELOPER shall preserve and maintain the SYSTEM, during all the OPERATION PERIOD, in normal conditions of operation and functioning, subject to the terms and conditions mentioned in EXHIBIT 5 of this APP. Likewise, it shall be strictly subject to the OPERATION AND MAINTENANCE HANDBOOK, that shall be prepared by the DEVELOPER, pursuant to the PROPOSAL, which shall be delivered to CEA for approval, at least 1 (one) month in advance to the date foreseen as the DATE OF COMMENCEMENT OF OPERATIONS. Such handbook shall establish and describe the policies, objectives and guidelines with respect to quality, personnel and technical, human and material resources that shall be applied during these stages of the PROJECT, with the purpose of avoiding situations that affect it. Any update or modification to these handbooks shall be submitted to CEA for its consideration.

The conservation and maintenance to which the DEVELOPER is obliged implies the replacement or repair of all ordinary flaws and damages caused in the facilities of the SYSTEM within the terms mutually agreed with CEA. Therefore, the DEVELOPER shall not be liable for such replacements or repairs when the damages or flaws have been caused by actions or omissions of CEA or of third parties, or when they arise from extraordinary or unforeseeable circumstances, including without limitation, ACTS OF GOD, FORCE MAJEURE EVENTS or CHANGES IN LAW, as such expenses shall be covered by insurances at the expense of the DEVELOPER, pursuant to the provisions of this APP, and up until the amount corresponding to them.

The DEVELOPER shall inform CEA with at least 10 (ten) BUSINESS DAYS of anticipation, the ordinary periods of conservation and maintenance which the DEVELOPER shall try to carry out in an escalated manner to avoid the complete stop of the SEAWATER DESALINATION PLANT. However, in those cases in which the SEAWATER DESALINATION PLANT is completely stopped due to the ordinary conservation and maintenance or those in which, as a result of the conservation and maintenance actions, the DEVELOPER shall not able to deliver to CEA the corresponding volume of POTABLE WATER, the DEVELOPER shall be excused of complying with the delivery of the corresponding volume of POTABLE WATER. For purposes of the extraordinary or unforeseen conservation and maintenance periods, the PARTIES shall agree the periods in which the SEAWATER DESALINATION PLANT shall be fully stopped (in which event, the DEVELOPER shall be excused of complying with the delivery of the corresponding POTABLE WATER volume).

Deficiencies in the conservation and maintenance of the SYSTEM that are detected by CEA during the OPERATION PERIOD shall be notified in writing by CEA to the DEVELOPER, in order for them to be corrected by the DEVELOPER in the term mutually agreed with CEA. Notwithstanding the foregoing, in the event that the DEVELOPER does not agree with the deficiencies notified by CEA, the DEVELOPER may submit such disagreement to the procedure established in CLAUSE THIRTY FOURTH of this APP. The foregoing notwithstanding the obligation of the DEVELOPER to pay the applicable conventional penalties established in CLAUSE THIRTY FIFTH of this APP, when such deficiencies in the conservation and maintenance of the SYSTEM are exclusively attributable to the DEVELOPER. The foregoing irrespective of enforcing, if applicable, the OPERATION GUARANTEE, pursuant to the provisions of the APP.

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For purposes of the conservation and maintenance of the SYSTEM, the DEVELOPER shall acquire and, if applicable, keep in the workplaces, the materials, supplies, devices, equipment and spare parts, instruments, controls, pipelines, tools and other assets necessary for the ordinary functioning and preventive and corrective attention that the maintenance of the SYSTEM requires, during the term of this APP.

The DEVELOPER shall register on a daily basis, systematically and permanently in the LOGBOOK, all the activities carried out for the execution, conservation, repair or replacement of equipment and the maintenance to the SYSTEM.

The operation, conservation, repair or replacement of equipment and maintenance in terms of this APP, shall be in charge of the DEVELOPER during 444 (four hundred and forty four) months following the date of issuance and execution of the MINUTES OF COMMENCEMENT OF OPERATIONS.

EIGHTH. REAL ESTATE.

The DEVELOPER shall be responsible of obtaining the EASEMENTS and rights of passage, as well as to obtain the authorizations for crossing of RIGHTS OF WAY that allow access to the SITE, as such become necessary for each of the two stages of the PROJECT, in the understanding that CEA shall aid the DEVELOPER in connection with any effort to obtain such EASEMENTS and RIGHTS OF WAY.

The DEVELOPER shall make its best efforts in order to for the corresponding GOVERNMENTAL AUTHORITIES, CENTRALIZED AGENCIES, DESCENTRALIZED ENTITIES and/or MUNICIPALITIES to carry out the procedures for the release of the RIGHTS OF WAY, for the construction, operation, inspection and maintenance of the high tension electric energy supply line, in the real estate that are located outside of the SEAWATER DESALINATION PLANT, in the understanding that CEA shall aid the DEVELOPER in any effort to obtain the release of such RIGHT OF WAY.

The rights that the DEVELOPER has or shall acquire shall be sufficient to allow the latter their use for the construction and operation of the SEAWATER DESALINATION PLANT.

The agreements, authorizations and other acts necessary for the pacific use and occupation of the SITE where the SEAWATER DESALINATION PLANT shall be built, shall be obtained by the DEVELOPER, the latter being obliged to make a commercially reasonable effort to commence and develop the works in such SITE and to operate it throughout the term of this APP within the terms established to that effect in this APP.

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The acquisition and possession of the plot of land in which the SEAWATER DESALINATION PLANT shall be constructed, shall be the exclusive responsibility of the DEVELOPER, in terms of the APPLICABLE LAWS, for such purposes.

The DEVELOPER shall acquire the possession and ownership of the real estate in which the SEAWATER DESALINATION PLANT shall be constructed, at the latest, within the [30 (thirty) BUSINESS DAYS] following the execution of the FINANCIAL AGREEMENTS, being responsible for their adequate use and assuming the purchase and sale obligations thereof, for which CEA shall have neither liability nor obligation, before the DEVELOPER or before any third parties, except for the provisions of this APP and the payment of contributions that may correspond in the terms of the APPLICABLE LAWS.

In the event of any contingency related with the SITE, with the EASEMENTS and RIGHTS OF WAY that in its case are required, the DEVELOPER shall assume the corresponding responsibility, having to exercise the corresponding actions and to notify CEA in a term no longer than 5 (five) BUSINESS DAYS following the date of knowledge of such contingency.

On its part, CEA shall support the efforts of the DEVELOPER, carrying out the necessary actions, in accordance with the APPLICABLE LAWS, to comply with this clause.

Notwithstanding the foregoing, the DEVELOPER is obliged to commence or continue with the execution of the PROJECT in the other fronts and segments of the SITE, pursuant to the EXECUTIVE PROJECT. In the event that the corresponding contingency permanently affects the PROJECT, the PARTIES shall mutually agree the pertinent adjustments to the EXECUTIVE PROJECT and to the CALENDARED SCHEDULE and, if applicable, to the CONSIDERATION, without any liability for the DEVELOPER, including the delays in the DATE OF COMMENCEMENT OF OPERATIONS that the foregoing may imply.

NINTH. OWNERSHIP OF THE ASSETS

The PARTIES agree that all the premises and PROJECT WORKS, as well as all the materials and operative equipment comprising the SEAWATER DESALINATION PLANT shall be destined exclusively to the rendering of the services subject-matter of this APP, throughout its term.

Upon expiration of the term of the APP, the DEVELOPER shall transfer, gratuitously and free of any lien, in favor of CEA, the ownership of all technical documentation (including without limitation: blueprints, memoirs, operation handbooks, studies and appraisals), and of the facilities, equipment, spare parts, materials, moveable assets and real estate, rights arising from the agreements related to the real estate on which the infrastructure of the SYSTEM shall be installed or constructed, supplies and accessories that comprise the PROJECT, in terms of CLAUSE TWENTY FIFTH, issuing the necessary documents to evidence the transfer of such ownership and its physical or legal delivery in the MINUTES OF TERMINATION OF THE APP AND DEFINITIVE DELIVERY.

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With respect to certain accessory, temporary and compatible rights of use and exploitation over a surface of land within the Presidente Juarez Thermoelectrical Plant, the DEVELOPER shall make its best efforts to cause that, at the renewal of the agreement from which such rights arise, CEA becomes co-tenant and, if applicable, that, in its moment, such agreement is assigned to CEA.

By no means, shall the DEVELOPER be owner of the water before, during or after the potabilization treatment, nor will it have any right over it or over its products or sub-products for purposes different than compliance with this APP; therefore it shall not be able to commercialize it in any way.

TENTH. PROCUREMENT OF PERMITS AND AUTHORIZATIONS.

The DEVELOPER and CEA oblige themselves to procure, obtain and maintain in full force and effect each and every concessions, authorizations, licenses and permits established as their responsibility in EXHIBITS 15 and 16 of this APP which are necessary during the INVESTMENT PERIOD and the OPERATION PERIOD, that pursuant to the APPLICABLE LAWS and this APP are required for the complete fulfillment of the subject-matter of this APP, in the understanding that the PARTIES shall aid each other, to the extent necessary, in connection with any effort to obtain the necessary authorizations, licenses and permits, including without limitation, the aid to facilitate communications among the DEVELOPER and the corresponding GOVERNMENTAL AUTHORITIES.

In the event that the DEVELOPER cannot timely obtain or is unable to obtain the authorizations, licenses and permits referred to in this CLAUSE TENTH, in spite complying with all the applicable requirements therefor and having the cooperation of CEA to obtain them, it shall be considered that a FORCE MAJEURE EVENT has occurred.

ELEVENTH. CONSIDERATION FOR THE SERVICES

1.	All of the services provided by the DEVELOPER under the APP, including without limitation the desalination, potabilization, conduction and delivery of the INTAKE WATER and the execution of the PROJECT WORKS, in accordance with the provisions of this APP, shall be determined with the following formula for purposes of its payment:

C = T1 + T2 + (T3 X Q) +( T4 X Q)

Where:

C = Total monthly invoicing without IVA, for the amortization of the investment for the construction, equipment and set-up of service of the SYSTEM, as well as for the operation, conservation and replacement of the equipment of the SYSTEM in PESOS.

T1=T1C+T1R

Where:

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T1 (FIXED INVESTMENT TARIFF) = The monthly tariff without IVA in PESOS to cover the investment costs of the DEVELOPER, in the SYSTEM for the resources from the FINANCIAL AGREEMENTS (T1C) and RISK CAPITAL (T1R) for the construction, equipment and SET-UP OF OPERATIONS of the PROJECT. The T1 shall be paid during a term of 444 (four hundred and forty four) months by CEA to the DEVELOPER, invariably, starting on whichever occurs first of (a) the issuance and execution of the MINUTES OF COMMENCEMENT OF OPERATIONS of the SEAWATER DESALINATION PLANT, or (b) the month 37 (thirty seven) counted as from the date of the MINUTES OF COMMENCEMENT OF THE APP, and shall be calculated pursuant to EXHIBIT 13.

TIC = The monthly tariff without IVA in PESOS to pay for the amortization costs of the investment of the TOTAL COST OF THE SYSTEM carried out by the DEVELOPER with resources from the FINANCIAL AGREEMENTS in the SYSTEM, for the preparation of the EXECUTIVE PROJECT, construction, equipment and SET-UP OF OPERATIONS of the PROJECT, which shall be paid during the term of 444 (four hundred and forty four) months by CEA to the DEVELOPER pursuant to Format 6 of Exhibit G Financial Formats for the calculation of the CONSIDERATION of the ECONOMIC PROPOSAL, in the understanding that such tariff shall be paid invariably as from whichever occurs first of (a) the issuance and execution of the MINUTES OF COMMENCEMENT OF OPERATION of the SEAWATER DESALINATION PLANT, or (b) the month 37 (thirty seven) counted as from the date of the MINUTES OF COMMENCEMENT OF THE APP. This T1C tariff shall be calculated pursuant to EXHIBIT 13.

T1R = The monthly tariff without IVA in PESOS to pay for the amortization costs of the investment of the COST OF THE SYSTEM carried out by the DEVELOPER with RISK CAPITAL in the SYSTEM, for the preparation of the EXECUTIVE PROJECT, construction, equipment and SET-UP OF OPERATIONS of the PROJECT, which shall be paid during the term of 444 (four hundred and forty four) months by CEA to the DEVELOPER pursuant to Format 7 of Exhibit G Financial Formats for the calculation of the CONSIDERATION of the ECONOMIC PROPOSAL, in the understanding that such tariff shall be paid invariably as from whichever occurs first of (a) the issuance and execution of the MINUTES OF COMMENCEMENT OF OPERATION of the SEAWATER DESALINATION PLANT, or (b) the month 37 (thirty seven) counted as from the date of the MINUTES OF COMMENCEMENT OF THE APP. This T1R tariff shall be calculated pursuant to EXHIBIT 13.

In the understanding, however, that:

Irrespective of the reason thereof, in the event of a temporary suspension of works or a delay in their execution, or the occurrence of the early termination or rescission of this APP during the INVESTMENT PERIOD, T1 shall be understood as T1 PROPORTIONAL, pursuant to the following:

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T1proportional= T1Cproportional+ T1Rproportional

Where:

T1 PROPORTIONAL .- The monthly tariff without IVA in PESOS to pay for the fixed costs of amortization of the investment of the TOTAL COST OF THE SYSTEM effectively carried out or, if applicable, incurred by the DEVELOPER with resources from the FINANCIAL AGREEMENTS and RISK CAPITAL in the SYSTEM for the construction, equipment and SET-UP OF OPERATIONS of the PROJECT at any moment in which, regardless of the reason therefor, there is a temporary suspension of the PROJECT WORKS or a delay in their execution, or an early termination or rescission of the APP occurs during the INVESTMENT PERIOD. This tariff shall be paid by CEA to the DEVELOPER with NO EXCEPTION during the term of 444 (four hundred and forty four) months pursuant to Formats 6 and 7 of “EXHIBIT G. Financial Formats for the calculation of the CONSIDERATION” of the ECONOMIC PROPOSAL, invariably, as from the date originally foreseen for the payment of the CONSIDERATION, that is, as from whichever occurs first of (a) the date of early termination of the APP, or (b) the month 37 (thirty seven) counted as from the date of the MINUTES OF COMMENCEMENT OF THE APP. This tariff shall be calculated pursuant to EXHIBIT 13, and shall be paid monthly according to the advance of the WORKS, as this tariff is destined to the payment of the FINANCIAL AGREEMENTS and the RISK CAPITAL.

T1C PROPORTIONAL .- The monthly tariff without IVA in PESOS to pay for the fixed costs of amortization of the investment of the TOTAL COST OF THE SYSTEM effectively carried out or, if applicable, incurred by the DEVELOPER with resources from the FINANCIAL AGREEMENTS in the SYSTEM for the construction, equipment and SET-UP OF OPERATIONS of the PROJECT at any moment that, regardless of the reason therefor, there is a temporary suspension of the PROJECT WORKS or a delay in their execution, or the occurrence of an early termination or rescission of the APP during the INVESTMENT PERIOD. This tariff shall be paid by CEA to the DEVELOPER with NO EXCEPTION during the term of 444 (four hundred and forty four) months pursuant to Format 6 of “EXHIBIT G. Financial Formats for the calculation of the CONSIDERATION” of the ECONOMIC PROPOSAL, invariably, as from whichever occurs first of (a) the early termination of the APP, or (b) the month 37 (thirty seven) counted as from the date of the MINUTES OF COMMENCEMENT OF THE APP. This tariff shall be calculated pursuant to EXHIBIT 13, and shall be paid monthly, updated and according to the advance of the WORKS, as this tariff is destined to the payment of the FINANCIAL AGREEMENTS.

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T1R PROPORTIONAL .- The monthly tariff without IVA in PESOS destined to pay for the fixed costs of amortization of the investment of the COST OF THE SYSTEM effectively carried out or, if applicable, incurred by the DEVELOPER with RISK CAPITAL in the SYSTEM for the construction, equipment and SET-UP OF OPERATIONS of the PROJECT at any moment that, regardless of the reason therefor, there is a temporary suspension of the PROJECT WORKS or a delay in their execution or the occurrence of an early termination or rescission of the APP during the INVESTMENT PERIOD. This tariff shall be paid by CEA to the DEVELOPER with NO EXCEPTION during a term of 444 (four hundred and forty four) (XXX) months pursuant to Format 7 of “EXHIBIT G. Financial Formats for the calculation of the CONSIDERATION” of the ECONOMIC PROPOSAL, invariably, as from whichever occurs first of (a) the date of the early termination of the APP, or (b) the month 37 (thirty seven) counted as from the date of the MINUTES OF COMMENCEMENT OF THE APP. This tariff shall be calculated pursuant to EXHIBIT 13, and shall be paid monthly, updated and according to the advance of the WORKS, as this tariff is destined to the payment of the RISK CAPITAL.

T2 (FIXED OPERATION AND MAINTENANCE TARIFF) = The monthly global tariff without IVA in PESOS to pay for the fixed costs of operation, equipment replacement, conservation and maintenance of the SEAWATER DESALINATION PLANT pursuant to the ECONOMIC PROPOSAL, the APP and its EXHIBIT 13, including without limitation, the costs of the insurance agreements, the costs for the salaries of the employees of the DEVELOPER, the payments to sub-contractors, cost of operation, conservation and preventive and corrective maintenance of the SYSTEM, the costs of the bonds, plus the profit of the DEVELOPER for the rendering of the services, labor and administration expenses. The costs included in this tariff are not related to the volume of water to be desalinated; therefore, it shall be paid by CEA as from the moment of issuance of the MINUTES OF COMMENCEMENT OF OPERATION and throughout the OPERATION PERIOD.

T3 (VARIABLE OPERATION AND MAINTENANCE TARIFF).- It is the tariff per cubic meter without IVA in PESOS to pay for the variable costs of operation of the SEAWATER DESALINATION PLANT pursuant to the ECONOMIC PROPOSAL of the DEVELOPER, this APP and the EXHIBIT 13, including without limitation, chemical products and consumable materials and the supplies for the replacement of the membranes.

T4.- It is the cost of electric energy per cubic meter used to carry out the desalinization process of INTAKE WATER and the conduction used by the SYSTEM until the DELIVERY POINT. The T4 is comprised by the guaranteed consumption of electric energy in kWh/m3, for the process of desalination of the INTAKE WATER and pumping until the DELIVERY POINT, multiplied by the cost of energy in pesos/kWh. The cost of energy that shall be considered is the official tariff for HT (high voltage transmission level) established by CFE in its official website. The initial T4 is mentioned in the EXHIBIT 13 of this APP, which will be updated pursuant to the terms of such Exhibit.

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Where:

T4 = Ce x Tcfe

Ce = The electric energy consumption per cubic meter (kWh/m3) pursuant to Format 9 of the ECONOMIC PROPOSAL. In the event that the requested water volume differs from the volume included in the mentioned Format 9, the consumption of electric energy may vary.

Tcfe = Official tariff published in the official website of CFE for the high voltage transmission level (HT) per kw-hr for the corresponding month.

Q.- It is the volume of POTABLE WATER in cubic meters measured at the exit of the SEAWATER DESALINATION PLANT which, in average shall be of 5’492,520 m3 monthly, considering an efficiency factor of 95%. For purposes of payment, Q represents the real volume in cubic meters registered at the exit of the SEAWATER DESALINATION PLANT.

2.	During the OPERATION PERIOD and, in the event that the SEAWATER DESALINATION PLANT cannot operate for reasons exclusively attributable to the DEVELOPER, the T1 and T2 tariffs shall be paid, the latter provided that the DEVELOPER continues delivering the corresponding POTABLE WATER volume. The foregoing irrespective of the application of conventional penalties in which the DEVELOPER incurs for the breach of its obligations herein acquired.

3.	In the event that the water production is less than the stipulated for reasons exclusively attributable to the DEVELOPER, the DEVELOPER shall be entitled to the payment of the produced volumes irrespective of the applicable conventional penalties.

4.	In the event of CHANGES IN LAW, ACTS OF GOD or FORCE MAJEURE EVENTS and, as consequence thereof, the SYSTEM cannot be partially or fully operated during the OPERATION PERIOD, then CEA shall pay to the DEVELOPER, during the period of partial or complete suspension of the operation of the SYSTEM, all the T1, T2 and the corresponding amounts of the T3 and T4, if any, plus the additional, reasonable and documented costs, arising as consequence of the ACT OF GOD, FORCE MAJEURE EVENT or CHANGE IN LAW, and which the DEVELOPER could not have avoided, discounting any resource from the insurance policies received by the DEVELOPER in respect to such CHANGE IN LAW, ACT OF GOD or FORCE MAJEURE EVENT, being the DEVELOPER obliged to obtain the insurance policies for business interruption, for the insurable risks in the Mexican market.

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5.	It is expressly agreed by the PARTIES that the payment of the T1 is an irrevocable obligation destined to the amortization of the investment.

6.	The payment for the rendered services shall be made monthly by CEA, through the ADMINISTRATION TRUST with the resources referred to by CLAUSE TWENTY NINTH of this APP and which it shall contribute to the ADMINISTRATION TRUST pursuant to such Clause and other applicable provisions of this APP, adjusting the amounts established in the summary charts of the PROPOSAL Formats 1 through 10 of Document No. 14 of the BASES OF THE PUBLIC BIDDING, pursuant to the procedures, specifications and adjustment and updating formulas set forth in EXHIBIT 13 of this APP. In the event that such resources are not sufficient to pay for the rendered services, CEA shall contribute to the ADMINISTRATION TRUST the necessary additional resources for the payment of the CONSIDERATION. The monthly amounts of the tariffs calculated, pursuant to the average expense of the design of the SEAWATER DESALINATION PLANT in relation with the service rendered by the DEVELOPER, at prices as of the month of February 2016 are as follows:

COMPONENT	MONTHLY PAYMENT STAGE 1	MONTHLY PAYMENT STAGE 2
T1C= Fixed cost for investment carried out with resources from the FINANCIAL AGREEMENTS	$32,293,174.00	$20,753,609.00
T1R= Fixed cost for investment carried out with RISK CAPITAL	$16,740,295.00	$10,785,231.00
T1 = Fixed cost for investment	$49,033,469.00	$31,538,840.00
T2 = Fixed cost for operation	$11,301,170.00	$7,920,245.00
Fixed Subtotal:	$60,334,639.00	$39,459,085.00
T3 = Variable cost of operation for each m3 of POTABLE WATER	$1.00	$1.00
T4 = Variable cost of electric energy	$3.49	$3.53
Monthly volume of POTABLE WATER in cubic meters measured at the exit of the PLANT	5,492,520.00	5,492,520.00
Variable Subtotal:	$24,662,209.00	$24,856,086.00
Total Monthly Cost:	$84,996,848.00	$64,315,171.00

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The amounts above do not include IVA, as it shall be covered at the time of payment.

7.	The monthly payment corresponding to the fixed costs of amortization and operation T1 and T2 shall be made by CEA regardless of the volume of delivered POTABLE WATER.

8.	The monthly payment to the DEVELOPER corresponding to the variable costs of operation shall be calculated by multiplying the real monthly volume in cubic meters (Q), REGISTERED AT THE EXIT OF THE SEAWATER DESALINATION PLANT times the tariff in PESOS per cubic meter T3. In the event that the DEVELOPER concludes the construction of the PROJECT WORKS corresponding to the first stage before the term of 34 (thirty four) months following the APP EFFECTIVENESS COMMENCEMENT, and the DEVELOPER commences the operation of the SEAWATER DESALINATION PLANT, previously complying with the TESTS before the term of 36 (thirty-six) months established for the INVESTMENT PERIOD and as long as the MINUTES OF CAPACITY have been issued and are viable, CEA shall pay, during this period, the T1, T2 + (T3 X Q) + (T4 X Q) tariffs.

9.	The payment of the T1 tariff, shall in no event be interrupted during the 444 (four hundred and forty four) months as from whichever occurs first between: (a) the issuance and execution of the MINUTES OF COMMENCEMENT OF OPERATIONS of the SEAWATER DESALINATION PLANT, or (b) the 37th (thirty seventh) month as from the date of the MINUTES OF COMMENCEMENT OF THE APP. If, during the OPERATION PERIOD, CEA fails to comply with its obligations pursuant to this APP, it shall pay to the DEVELOPER the complete T1 and T2 tariff and (T3 X Q) + (T4 X Q) in the applicable amount, pursuant to the level of operation that the PROJECT should have, had CEA not failed to comply, as well as the additional costs and the damages and losses caused to the DEVELOPER.

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TWELVETH. ADJUSTMENTS TO THE AMOUNT OF THE CONSIDERATION.

The update and adjustment of the amount of the CONSIDERATION, shall be in accordance with the provisions of EXHIBIT 13 of this APP.

THIRTEENTH. METHOD OF PAYMENT OF THE COMPENSATION.

The DEVELOPER shall be entitled to the payment of the monthly COMPENSATION from CEA, which shall be carried out by the Trustee of the ADMINISTRATION TRUST, as from the month following the execution of the MINUTES OF COMMENCEMENT OF OPERATIONS, in PESOS and in the manner described below, in the understanding that the T1 tariff shall commence to be paid, invariably as from whichever occurs first between: (a) the issuance and execution of the MINUTES OF COMMENCEMENT OF OPERATIONS of the SEAWATER DESALINATION PLANT, or (b) the 37th (thirty seventh) month as from the date of the MINUTES OF COMMENCEMENT OF THE APP:

1.	The payment of the T1 and T2 shall be made pursuant to the procedure below:

Within the 5 (five) BUSINESS DAYS following the 15th day of each month, the DEVELOPER shall submit to CEA the invoice corresponding to the services rendered since the 16th day of the previous month, which shall contain the following specifications: (i) the calculation of the amount of the FIXED INVESTMENT TARIFF (T1), detailing the tariffs T1C and T1R; and (ii) the FIXED OPERATION AND MAINTENANCE TARIFF (T2).

2.	The payment of the fixed tariffs shall be made as follows:

The payment shall be made at the latest, within the 5 (five) BUSINESS DAYS following the submittal by the DEVELOPER of the corresponding invoices to CEA, without thereby requiring a counter receipt. The amounts of the components of the Fixed Tariffs shall be paid by CEA through the ADMINISTRATION TRUST in the terms of the agreement formalizing the creation of the ADMINISTRATION TRUST.

Under no circumstances shall CEA be entitled to suspend the payment of the fixed tariffs T1 and T2, except for the provisions of clause Eleventh of this APP with respect to the T2 tariff.

3.	The payment of the T3 and T4 tariffs shall be made in accordance with the following procedure:

Within the 5 (five) BUSINESS DAYS following the 15th day of each month, the DEVELOPER shall submit to CEA the calculation of the (T3 X Q) + (T4 X Q) tariffs for the services rendered as from the 16th day of the previous month.

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CEA shall review the calculations corresponding to the components (T3 X Q) + (T4 x Q), within a term of 5 (five) BUSINESS DAYS counted as from the date of its receipt. If upon the lapsing of such term, CEA has not made any observations; the submittal by the DEVELOPER of the corresponding invoice shall proceed. In this case CEA shall issue the corresponding counter receipt against delivery of the invoice by the DEVELOPER; in absence of the counter receipt the evidence of receipt of the invoice shall be considered as a counter receipt.

CEA, through the ADMINISTRATION TRUST, shall pay each of the invoices referred to in this section within a term that shall not exceed 5 (five) BUSINESS DAYS following the date of issuance of the corresponding counter receipts or the evidence of receipt of the invoices.

In the event that CEA disagrees with the corresponding calculation the PARTIES shall submit themselves to the provisions of CLAUSE THIRTY FOURTH of this APP for the resolution of controversies.

The foregoing in the understanding that whenever there is a disagreement between the PARTIES with respect to the payment estimate, the objected and the non-objected portions of the payment shall be covered to the DEVELOPER at all times. Once the controversy is resolved, the corresponding adjustments shall be carried out, in the understanding that if the DEVELOPER is not favored by the resolution of the controversy, the amount covered in excess by CEA shall be reimbursed by the DEVELOPER plus a financial cost resulting from applying to the amount paid in excess, interest at a TIIE rate + 200 annual BASE POINTS, counted as from the date of undue payment and until three days following the date on which the resolution of the controversy is notified, with the understanding that as from the fourth day, the amount paid in excess to be reimbursed shall cause late interest at a rate equivalent to TIIE +550 monthly BASE POINTS. The foregoing with the understanding that the lack of reimbursement for more than 30 CALENDAR DAYS shall allow CEA to retain the amount corresponding to the unpaid reimbursement in addition to its accessories in the next payment for the rendering of the services subject-matter of this APP, subject to the previous notification in writing to the DEVELOPER with an anticipation of 10 BUSINESS DAYS prior to the corresponding retention.

4.	Subject to the provisions of the ADMINISTRATION TRUST, the Trustee of the ADMINISTRATION TRUST shall pay to the DEVELOPER every invoice referred to in this Clause.

5.	In the event that any of the tariffs to which the DEVELOPER is entitled is not paid in a timely manner, pursuant to this clause, for causes exclusively attributable to CEA, the following shall be generated:

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5.1 A late interest equivalent to a rate of TIIE + 550 monthly BASE POINTS, which shall be calculated daily until the complete payment of the debt.

5.2. The application, by the DEVELOPER, of the resources from the CURRENT ACCOUNT LOAN, for which it shall request the disposition thereof through the ADMINISTRATION TRUST, which shall request the disposition within a term not to exceed 2 (two) BUSINESS DAYS following the date of receipt of the request by the DEVELOPER.

5.3 The right of the DEVELOPER to suspend the POTABLE WATER supply in a unilateral and discretional manner, upon lapsing of 60 (sixty) CALENDAR DAYS as from the date on which the DEVELOPER provides formal notice to CEA on the delay of the corresponding payment and until the amounts owed are fully paid to its complete satisfaction.

5.4 The right of the DEVELOPER to oppose to any form or means that, directly or indirectly, imply the substitution of the service subject-matter of this agreement; therefore the DEVELOPER shall be entitled to oppose to any juridical act of the Government of the State of Baja California or of any of its DESCENTRALIZED ENTITIES or CENTRALIZED AGENCIES, which have as a goal or purpose to substitute the services subject matter of this APP. The foregoing as the nature of this APP represents the means by which the Government of the State of Baja California decides, to this date, the integral solution of the water supply to the benefited region.

CEA may not suspend, retain or exercise the right to compensate in front of the DEVELOPER with respect to any payment that the DEVELOPER shall carry out under this APP.

FOURTEENTH. [INTENTIONALLY LEFT BLANK]

FIFTEENTH.- INTAKE WATER AVAILABILITY.

CEA is obliged to obtain before the competent authority and to maintain during the term of this APP, at the expense and benefit of CEA, the rights required for the use and exploitation of the INTAKE WATER. DEVELOPER, thus CEA shall be the sole and exclusive liable for the payment of the taxes, rights and/or contributions corresponding to the procurement and maintenance of such rights of use and exploitations of the INTAKE WATER. The DEVELOPER agrees to assist CEA at all times, to obtain such rights and to deliver the necessary documents and information to achieve such purpose.

The DEVELOPER shall not have any right over the INTAKE WATER, the POTABLE WATER and the WASTE WATER, before, during or after the potabilization treatment for purposes different than the compliance of the APP.

Certified copies of the authorizations for the use of the volumes of INTAKE WATER.

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CEA acknowledges and agrees that it shall be responsible of obtaining and maintaining in full force and effect the concessions, licenses, permits and authorizations that are exclusively required for the use of the INTAKE WATER volumes. Therefore, it releases the DEVELOPER from any liability arising from any breach by the DEVELOPER to obligations established in this APP, arising from the breach by CEA to maintain in full force and effect such concessions, licenses, permits and authorizations, as applicable, including the payment of the corresponding taxes, rights and/or contributions. In the event that the ownership and force and effect of the concessions, permits, licenses and authorizations that are exclusively required for the use of the INTAKE WATER are not maintained by CEA, for causes attributable to it, and as result thereof INTAKE WATER cannot be extracted, CEA shall pay the T1 and T2, as well as all the costs, damages and losses incurred by the DEVELOPER as a result of such breach by CEA.

On the other hand, in the event that the ownership and force and effect of the concessions, licenses, permits and authorizations that are exclusively required for the use of the INTAKE WATER volumes are not maintained by CEA fur to causes not attributable to it, and arising from such it is impossible to collect the INTAKE WATER, without being the PARTIES able to mutually agree in writing a solution to such event, it shall be considered that there was an occurrence of a FORCE MAJEURE EVENT and they shall proceed pursuant to Clause Thirty Second of this APP.

SIXTEENTH. QUALITY AND QUANTITY OF THE POTABLE WATER.

The DEVELOPER is obliged to carry out the design and EXECUTIVE PROJECT of the SEAWATER DESALINATION PLANT in order for the POTABLE WATER to comply with the limits determined in the modified norm NOM-127-SSA1-1994 and in everything related to the total dissolved solids, as provided in the BASES OF THE PUBLIC BIDDING. Likewise, it obliges itself to build the SEAWATER DESALINATION PLANT and to use the technology offered in its PROPOSAL.

As mentioned in CLAUSE FIRST, CEA requires a volume of 65,910,240 (sixty five million, nine hundred and ten thousand, two hundred and forty) cubic meters of POTABLE WATER per year equivalent to 2,200 (two thousand, two hundred) LPS with a 95% availability of the SEAWATER DESALINATION PLANT capacity, during the first stage of the PROJECT.

The POTABLE WATER that shall be delivered by the DEVELOPER to CEA shall conform to the technical guidelines established in EXHIBIT 14 of this APP. The functioning of the SEAWATER DESALINATION PLANT shall be evaluated through real time monitoring in the established frequencies, based in the quantity, quality of the water to be treated and quality of the POTABLE WATER, in accordance with the methods, procedures and periodicity established in EXHIBIT 5 of this APP, and pursuant to the maximum permitted values as provided in such exhibit. All documentation arising from the monitoring of the quality of the water shall be kept by the DEVELOPER for a term of at least 5 (five) years, which shall be available at all times for CEA and shall be provided to the latter within the 2 (two) BUSINESS DAYS following its request.

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CEA shall provide to the DEVELOPER, by the latest within the last 15 (fifteen) BUSINESS DAYS of each quarter (or at the latest during the last 15(fifteen) BUSINESS DAYS prior to the commencement of the TESTING PERIOD) the required production volumes of POTABLE WATER, which shall be established in terms of the APP, in the understanding that once that CEA has communicated to the DEVELOPER the production volumes of POTABLE WATER that it shall require for the following quarter, CEA shall be obliged to pay the T1 and T2 tariffs, as well as the T3 and T4 tariffs for such volumes irrespective of whether such are consumed or not.

In the event that CEA requires greater production volumes of POTABLE WATER than those previously notified to the DEVELOPER pursuant to the paragraph above, it shall notify the DEVELOPER with at least 10 (ten) BUSINESS DAYS of anticipation to allow the latter to satisfy the additional demand, which by no means shall exceed the corresponding volume, established in the First Clause of this APP.

The SEAWATER DESALINATION PLANT shall be designed and equipped in such a manner that the water therein processed shall not reach the DELIVERY POINT in the event that it does not meet the applicable quality parameters, pursuant to the PROPOSAL, unless CEA requests so in writing, in which event, the DEVELOPER shall be released from any liability for the breach of such quality parameters.

EXHIBIT 18 shall establish the applicable procedures to determine if water processed at the SEAWATER DESALINATION PLANT does not comply with the applicable quality parameters and, in such event, the volume thereof.

SEVENTEENTH. WATER MONITORING.

The functioning of the SEAWATER DESALINATION PLANT shall be controlled by the monitoring of the quality of the POTABLE WATER, subject to the form and periodicity of the respective control and registry established in EXHIBIT 18 to measure the water quality and quantity, including of the INTAKE WATER, the POTABLE WATER and the WASTE WATER. These regulations shall establish that, in the event of a dispute over the water quality measurements made by CEA and the DEVELOPER, the mediation of an independent and certified laboratory, selected by mutual agreement of the PARTIES, shall be requested and the result thereof shall prevail to resolve such disagreement and shall be final and binding for the PARTIES.

With the purpose of having a measurement of the volume and quality of the POTABLE WATER and the WASTE WATER, but not for invoicing or availability purposes, the DEVELOPER shall install measurement mechanisms in the sites of reception of INTAKE WATER, in the DELIVERY POINT of POTABLE WATER and in the delivery point of the WASTE WATER. The specification of such mechanisms shall be established in the measurement regulations referred to by the first paragraph of this CLAUSE SEVENTEENTH.

EIGHTEENTH.- ENVIRONMENTAL LAWS.

The DEVELOPER obliges itself to comply, at all times, with the APPLICABLE LAWS in environmental matters.

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Likewise and in the event of being mandatory pursuant to the APPLICABLE LAWS, the DEVELOPER obliges itself to obtain the environmental impact authorizations, both federal and state, as applicable, for which it shall carry out all the necessary procedures before the competent federal and state authorities in environmental matters, as applicable.

For purposes of the foregoing, the DEVELOPER obliges itself to comply with all the APPLICABLE LAWS, as well as with all the applicable and valid legal conditions and legal requirements in environmental matters throughout the execution of the PROJECT, as provided in the corresponding environmental impact authorizations, for the term of this APP.

The DEVELOPER may use the documents and other information in possession of CEA; therefore, the latter shall aid the DEVELOPER in the delivery of the corresponding documents and information, as well as in carrying out the environmental procedures required for the adequate rendering of the services hired under this APP. Simple copies of the ENVIRONMENTAL IMPACT STATEMENT (MIA) and the environmental impact authorizations shall be attached hereto as EXHIBIT 16.

The DEVELOPER shall only be responsible for the infrastructure of the PROJECT, including its maintenance and operation for the term of this APP. That is, the DEVELOPER shall be solely responsible for (i) the infrastructure for COLLECTION of INTAKE WATER, (ii) the SEAWATER DESALINATION PLANT, (iii) the infrastructure for the conduction of POTABLE WATER until the DELIVERY POINT, (iv) the quality of the WASTE WATER and (v) the handling of its hazardous and special management wastes.

The Tank 3 and the hydraulic infrastructure of the PROJECT or the related infrastructure that has not been mentioned in the previous sections, shall be of the exclusive responsibility of CEA, CESPT or whomever results its owner. Any environmental liability arising from the PROJECT, once the SYSTEM has been delivered to CEA pursuant to this APP, shall correspond exclusively to CEA.

NINETEENTH. WASTE WATER.

Prior procurement of the corresponding discharge permit, the DEVELOPER shall be responsible of establishing the treatment, disposal and location of the places in which the volumes considered as WASTE WATER, resulting from the treatment of the INTAKE WATER, shall be deposited, complying with the conditions established for such purpose by SEMARNAT as a result of the review of the content of the ENVIRONMENTAL IMPACT STATEMENT that, in its moment, shall be prepared by the DEVELOPER to obtain the corresponding environmental impact authorizations.

The DEVELOPER shall be responsible of complying with the Mexican Official Standards, and in absence thereof, with the International Standards or, if applicable, the reference norms which result applicable to any of its obligations pursuant to articles 55 and 67 of the Federal Law of Metrology and Normalization under this APP.

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TWENTIETH.- CONTRIBUTIONS AND PENALTIES

The DEVELOPER obliges itself to payment of the applicable federal, state and municipality contributions in effect levied at its charge and which encumber the rendering of the services referred in this APP.

In the event of modifications to the APPLICABLE LAWS in tax matters that affect the rendering of these services, such shall be considered as CHANGES IN LAW, and the impact of the variations in such contributions shall be reflected in the monthly tariffs that CEA is obliged to pay to the DEVELOPER for the operation, equipment replacement, conservation and maintenance of the SYSTEM.

The determination, calculation and payment of the tax contributions, including without limitation, any tax, duty, benefit, product or any other tax lien, including fines, surcharges, actualizations or execution expenses of the PROJECT, shall be in charge of the subject of the corresponding tax or contribution, pursuant to the legal provisions.

When due to causes attributable to the DEVELOPER the POTABLE WATER does not comply with the applicable standards provided herein, the DEVELOPER shall pay the amount of the penalties that, if applicable, are imposed by the competent GOVERNMENTAL AUTHORITY pursuant to the APPLICABLE LAWS for such causes throughout the term of the APP, regardless of the applicable conventional penalties in charge of the DEVELOPER in terms of this APP and in favor of CEA.

TWENTY FIRST. INDUSTRIAL AND INTELLECTUAL PROPERTY.

CEA obliges itself not to use, for any purposes other than those related to this APP, all the generated documentation and to preserve and cause to be preserved the rights of the DEVELOPER over its technology for the potabilization of water and its techniques employed in the operation process.

Upon expiration of the term of this APP, the DEVELOPER obliges itself to transfer in favor of CEA the rights of use over the industrial and intellectual property, and the patents implying the technology, units and permanently installed equipment used in the potabilization treatment of the water with respect to which the DEVELOPER is entitled to do so with everything that by fact of by law corresponds to it or is required for CEA to adequately operate the SYSTEM.

The mentioned units, technologies and equipment shall be maintained in a perfect state and functionality, verifying that they have been given the use for which they were acquired, or supplied, being the DEVELOPER obliged to evidence the status of conservation, the repairs, replacements and technological updates carried out under the corresponding and timely authorizations, as well as their application, by means of the corresponding documentation. The delivered units, technologies and equipment shall be evaluated by mutual agreement of the PARTIES and shall function correctly, considering their useful life and ordinary wear and tear.

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TWENTY SECOND.- LOGBOOK.

The DEVELOPER and CEA, the latter through the SUPERVISION, are obliged to maintain in order and up-to-date a LOGBOOK of the WORKS corresponding to the construction of the SYSTEM, during the INVESTMENT PERIOD, which shall comply with the provisions of article 107 section V of the RLAPPEBC and, afterwards, for the activities of operation and maintenance during the OPERATION PERIOD, having to be executed by the PARTIES at the commencement of the WORKS and every time that it is necessary; every order or observation made by CEA through the WORKS RESIDENT shall be registered in the LOGBOOK and executed by whomever formulated it, by whomever received it and by whomever executed it on behalf of the DEVELOPER, for purposes of delimitating liabilities at all times.

TWENTY THIRD.- SUPERVISION AND INSPECTION OF THE WORKS.

CEA shall at all times have, by itself and through the SUPERVISION, the authority to verify the strict compliance by the DEVELOPER of the planning, design preparation, EXECUTIVE PROJECT, construction and equipment of the SYSTEM works, the preparation and delivery of the protocol of TESTS and SET-UP OF OPERATIONS and of the QUALITY ASSURANCE HANDBOOK, as well as all the terms contained in the CALENDARED SCHEDULE. In addition, CEA shall verify during the term of this APP, that the operation of the SYSTEM is carried out pursuant to the technical criteria and standards set forth for the compliance of the subject-matter of this APP. Likewise, CEA shall verify that the maintenance, conservation and replacement of the equipment and other assets integrating the SYSTEM are made in an efficient and timely manner that allows the proper functioning thereof, pursuant to the operation handbooks prepared by the DEVELOPER and authorized by CEA for the operation and maintenance.

Due to the foregoing, the DEVELOPER is obliged to grant all the facilities to the personnel designed for such purposes by CEA, as well as to deliver the reports, documents and data required to it, within the periods previously agreed in writing by the DEVELOPER and CEA.

The supervision of the execution of the works and services subject matter of this APP shall be in charge of the SUPERVISION throughout the construction works of the SYSTEM, and the costs related to such task shall be of 2% (two per cent), which is included in the TOTAL COST OF THE SYSTEM; therefore, the supervision works throughout the construction of the SYSTEM shall be invoiced by the SUPERVISION to the DEVELOPER.

TWENTY FOURTH.- MINUTES.

1.	MINUTES OF COMMENCEMENT OF THE APP.

Once the conditions for the APP EFFECTIVENESS COMMENCEMENT established in clause FORTY FOURTH of this APP have been complied, the MINUTES OF COMMENCEMENT OF THE APP shall be executed, which date shall mark the commencement of the INVESTMENT PERIOD of the first stage of the PROJECT. Except for the provisions of Clause Fourth, section 1 item (a) of this APP, on the date of execution of these Minutes, the preparation of the EXECUTIVE PROJECTS shall commence.

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2.	MINUTES OF ACCEPTANCE OF THE EXECUTIVE PROJECT.

During the preparation of the EXECUTIVE PROJECT, either a single minutes for the entirety of the EXECUTIVE PROJECT or, if applicable, several partial minutes may be prepared, in which the termination of the EXECUTIVE PROJECT or its corresponding partialities is evidenced. These minutes shall be prepared by the SUPERVISION, and executed by the DEVELOPER and CEA and shall have as single purpose evidencing the NON-OBJECTION by CEA of the EXECUTIVE PROJECT or, if applicable, of each of its partialities.

In the event that the minutes of acceptance of the EXECUTIVE PROJECT or of its partial deliveries are not prepared, the NON-OBJECTION seals or, if applicable, the lapsing of the corresponding term for the implied affirmative, shall be sufficient pursuant to the provisions of CLAUSE FOURTH of this APP.

3.	MINUTES OF COMMENCEMENT OF CONSTRUCTION.

These minutes shall be prepared by the DEVELOPER, shall be duly executed by its legal representative, shall establish the DATE OF COMMENCEMENT OF CONSTRUCTION of the first stage of the PROJECT and shall be delivered to CEA, provided that the DEVELOPER has obtained the corresponding environmental impact authorization, and once CEA with the participation of the SUPERVISION, has granted the NON-OBJECTION, whether expressly or implied of the EXECUTIVE PROJECT in its entirety or in its corresponding partialities. The date of execution of these minutes shall determine the DATE OF COMMENCEMENT OF CONSTRUCTION of the first stage of the PROJECT.

In the event that the DEVELOPER, for causes exclusively attributable to it, does not comply with the paragraph above, it shall inform such circumstance in writing to CEA, indicating the term and conditions requested for such purposes. This extension may not be enforced to change the programmed date of issuance and execution of the MINUTES OF TERMINATION OF CONSTRUCTION, except for justified causes.

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If the DEVELOPER states and provides evidence to CEA that the causes for which this document is not issued are not exclusively attributable to it or are the result of an ACT OF GOD, FORCE MAJEURE EVENT or CHANGE IN LAW, it shall do so in writing, indicating the term and conditions requested to comply with the CALENDARED SCHEDULE. CEA may agree to the extension of the term requested by the DEVELOPER and shall make the corresponding adjustments to the CALENDARED SCHEDULE, with no liability for the DEVELOPER. In such events, or in the event that the DEVELOPER is impeded from issuing the MINUTES OF COMMENCEMENT OF CONSTRUCTION for causes attributable to CEA, the latter shall pay to the DEVELOPER the duly documented costs and expenses, including without limitation, the costs related to the risk capital and loan, in which the DEVELOPER incurs due to the delay in the execution of these Minutes and, therefore, due to the delay in the construction stage of the PROJECT.

4.	MINUTES OF TERMINATION OF CONSTRUCTION.

When the premises of the first stage of the PROJECT are concluded from the construction stand point, evidence thereof shall be made through the issuance and execution of the MINUTES OF TERMINATION OF CONSTRUCTION, which shall be prepared by the DEVELOPER and shall be executed with the knowledge and verification of the SUPERVISION (considering the monthly estimates in the advance of the PROJECT WORKS), that the PROJECT WORKS corresponding to the first stage of the PROJECT comply with the requirements established in the EXECUTIVE PROJECT. CEA shall have 3 (three) BUSINESS DAYS to verify the termination of 100% (one hundred percent) of the construction of the SYSTEM, counted as from the moment in which the DEVELOPER notifies in writing to CEA the termination of the construction works. In the event that upon lapsing of this term, CEA does not make any observations in writing, the DEVELOPER shall be in charge of preparing the MINUTES OF TERMINATION OF CONSTRUCTION, considering such as accepted by CEA without further requirements.

The PARTIES agree that the DEVELOPER may issue MINUTES OF PARTIAL TERMINATION OF CONSTRUCTION for certain parts, components or subsystems of the SYSTEM. In such event, irrespective of the issuance of the PARTIAL MINUTES OF TERMINATION OF THE CONSTRUCTION, the DEVELOPER, shall prepare the MINUTES OF TERMINATION OF THE CONSTRUCTION for the entirety of the PROJECT WORKS, pursuant to this Clause.

CEA, the DEVELOPER or the SUPERVISION may evidence in the minutes, observations relating to items pending construction whose termination does not affect the commencement of the TESTS or the PRODUCTION CAPACITY, as well as the term for their correction, evidencing upon its expiration, the conclusion of such pending items through minutes of release of pending items.

CEA shall not execute the MINUTES OF TERMINATION OF CONSTRUCTION when it reasonably and justifiably evidences that any of the PROJECT WORKS or equipment corresponding to the first stage of the PROJECT have not been made in accordance with the terms of this APP and its Exhibits, or when due to their conditions it is impossible to carry out the corresponding TESTS.

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The PARTIES acknowledge and agree that the INVESTMENT PERIOD shall be automatically extended without liability to the DEVELOPER, during the time (i) corresponding to the necessary term to obtain the authorization of CEA and the SUPERVISION, in the event that there are no observations of CEA and/or the SUPERVISION to the MINUTES OF TERMINATION OF THE CONSTRUCTION or if applicable, to its partialities; (ii) takes to CEA and/or the SUPERVISION to issue observations to the MINUTES OF TERMINATION OF THE CONSTRUCTION, or if applicable, to its partialities; (iii) required by the DEVELOPER to carry out the adjustments to the MINUTES OF TERMINATION OF THE CONSTRUCTION, or if applicable, to its partialities, that it deems applicable based on the observations of CEA and/or the SUPERVISION; and (iv) needed to verify the conditions in which the MINUTES OF COMMENCEMENT OF OPERATIONS shall be issued.

5.	MINUTES OF CAPACITY.

The DEVELOPER shall carry out the TESTS during the TESTING PERIOD, in accordance with the norms and specifications of the TESTS and SET-UP OF OPERATIONS of the SYSTEM prepared by the DEVELOPER, which shall be attached hereto as Exhibit 7. Upon conclusion of the TESTS with satisfactory results, the DEVELOPER shall proceed to prepare the MINUTES OF CAPACITY, which shall be reviewed by the SUPERVISION in a term of 5 (five) BUSINESS DAYS. Upon the satisfactory conclusion of the review, the MINUTES OF CAPACITY shall be submitted to CEA for its execution. The MINUTES OF CAPACITY shall evidence that the SYSTEM complies with the PRODUCTION CAPACITY established for the release of the CONSTRUCTION GUARANTEE referred to in CLAUSE TWENTY EIGHTH of this APP. CEA shall have 5 (five) BUSINESS DAYS to verify the satisfactory conclusion of the TESTS, counted as from the date on which the DEVELOPER delivers the MINUTES OF CAPACITY to the SUPERVISION. In the event that, upon conclusion of such term, CEA does not make any observation in writing, the MINUTES OF CAPACITY shall be considered as accepted by the SUPERVISION and CEA and, therefore, the CONSTRUCTION GUARANTEE shall be released, without the need of any further requirement.

In the event that the SYSTEM does not comply with the PRODUCTION CAPACITY within the INVESTMENT PERIOD and that implies a delay in the issuance of the MINUTES OF COMMENCEMENT OF OPERATION or an actual delay in the OPERATION PERIOD, the conventional penalty provided in section 3 of CLAUSE THIRTY FIFTH of this APP shall be applicable. Notwithstanding, the DEVELOPER may request an additional term to carry out the necessary modifications and obtain the PRODUCTION CAPACITY, being obliged to maintain the effectiveness of the CONSTRUCTION GUARANTEE during the term granted by CEA until a term of no more than 10 (ten) CALENDAR DAYS. The maximum term during which the DEVELOPER may carry out the corresponding corrections shall be of 10 (ten) BUSINESS DAYS, following the 2 (two) months of construction and TESTS originally established for the commencement of operation of the SYSTEM.

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Irrespective of the compliance or non-compliance with the PRODUCTION CAPACITY by the DEVELOPER and whether or not the MINUTES OF CAPACITY and/or MINUTES OF COMMENCEMENT OF OPERATION are issued, CEA shall pay for the received POTABLE WATER until compliance with the PRODUCTION OF CAPACITY is achieved and the MINUTES OF CAPACITY and the MINUTES OF COMMENCEMENT OF OPERATION are issued. Likewise, notwithstanding that the DEVELOPER is granted an additional term for compliance of the PRODUCTION CAPACITY, CEA obliges itself to commence payments corresponding to the T1 tariff.

If, on the date on which the DEVELOPER notifies to CEA of the commencement of the TESTING PERIOD, CEA has not maintained, for causes outside of its will, the rights for the use and exploitation of the INTAKE WATER, in its favor and for the use by the DEVELOPER pursuant to this APP the conventional penalties shall not be applicable to the DEVELOPER.

6.	MINUTES OF COMMENCEMENT OF OPERATION.

Document that shall be prepared by the DEVELOPER, reviewed by the SUPERVISION and submitted to the consideration of CEA one day after the execution of the MINUTES OF CAPACITY, by virtue of which the DEVELOPER may commence the OPERATION PERIOD of the SYSTEM.

Once the DEVELOPER has delivered the OPERATION GUARANTEE to CEA, CEA shall be obliged to, immediately, return the CONSTRUCTION GUARANTEE and to issue the MINUTES OF COMMENCEMENT OF OPERATION. Upon execution of these minutes, the OPERATION PERIOD and the payments corresponding to the CONSIDERATION shall commence, pursuant the specifications of this APP.

If for causes exclusively attributable to the DEVELOPER, the MINUTES OF COMMENCEMENT OF OPERATION are not issued, and no additional term pursuant to the following paragraph is granted, the payment of the conventional penalties referred in section 3 of CLAUSE THIRTY FIFTH shall be applicable.

In the event that the DEVELOPER had requested and obtained an additional term for the execution of the MINUTES OF CAPACITY, the OPERATION PERIOD shall be extended for the same additional term granted. Likewise, notwithstanding that the DEVELOPER has been granted an additional term for compliance of the PRODUCTION CAPACITY, CEA obliges itself to begin the payments corresponding to the T1 tariff.

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In the event that the DATE OF COMMENCEMENT OF OPERATIONS occurs after the 37th (thirty seventh) month counted as from the APP EFFECTIVENESS COMMENCEMENT, due to causes attributable to CEA, the execution of additional works, a CHANGE IN LAW, an ACT OF GOD or FORCE MAJEURE EVENT, or due to any other circumstance that pursuant to the terms of this APP, entitles the DEVELOPER to the extension of the INVESTMENT PERIOD, the DATE OF COMMENCEMENT OF OPERATIONS shall be extended for a term equivalent to the delay due to the foregoing causes.

7.	MINUTES OF TERMINATION OF THE APP AND DEFINITIVE DELIVERY.

Upon conclusion of the OPERATION PERIOD, within the 5 (five) BUSINESS DAYS following the date on which the termination of the APP proceeds, and once the DEVELOPER has delivered to CEA the APP TERMINATION GUARANTEE, in accordance with the terms hereof, CEA shall return the OPERATION GUARANTEE and the MINUTES OF TERMINATION OF THE APP AND DEFINITIVE DELIVERY shall be jointly prepared by the DEVELOPER and CEA, evidencing the DELIVERY of the SYSTEM and its operation, with all the assets that comprise it, gratuitously and with no lien whatsoever, as well as of the real estate in which the SEAWATER DESALINATION PLANT and other facilities of the SYSTEM are located, mentioning the ordinary functioning conditions in which the SYSTEM is received, pursuant to the provisions of CLAUSE TWENTY FIFTH of this APP.

With the issuance and execution of these minutes, the effects of the APP terminate and the release of the OPERATION GUARANTEE referred to in CLAUSE TWENTY EIGHTH of this APP is viable, provided that the DEVELOPER has delivered to CEA the APP TERMINATION GUARANTEE.

During the time that it takes to carry out the DELIVERY of the SYSTEM, the DEVELOPER shall not be obliged to operate and/or maintain the SEAWATER DESALINATION PLANT.

TWENTY FIFTH.- CONDITIONS FOR THE DELIVERY OF THE SYSTEM.

Within a term of 6 (six) months prior to the termination of the OPERATION PERIOD, the DEVELOPER shall verify the abilities of the personnel of CEA, to take over the operation of the SEAWATER DESALINATION PLANT or for the events of contingencies, obliging itself to update or, if applicable, train the personnel designated and placed at its disposal by CEA, as mutually agreed with the DEVELOPER and paying, the latter, the costs of such training, in the understanding that the DEVELOPER shall be responsible for the operation of the SYSTEM until the expiration of the term of this APP and the execution of the MINUTES OF TERMINATION OF THE APP AND DEFINITIVE DELIVERY.

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Upon conclusion of the OPERATION PERIOD, in terms of CLAUSE SECOND of this APP, the DEVELOPER is obliged to perform the DELIVERY of the SYSTEM to CEA, in optimal conditions of operation and functionality considering the normal wear that it should have from the time of use and with a residual useful life of at least 5 (five) years, pursuant to the provisions of this CLAUSE TWENTY FIFTH and EXHIBIT 17. Regardless of this APP or the BASES OF THE PUBLIC BIDDING, the obligation of the DEVELOPER provided in this paragraph shall be subject to (i) the OPERATION AND MAINTENANCE of the SYSTEM being carried out in accordance with the handbooks provided by the DEVELOPER; (ii) the necessary supplies and works for the repair and maintenance of the SYSTEM shall be provided by the DEVELOPER and paid timely by CEA; and, if applicable, (iii) the damages and flaws inflicted to the SYSTEM, the works or any other component of the PLANT are not attributable to third parties, including personnel of CEA, or the result of an ACT OF GOD or a FORCE MAJEURE EVENT.

The DELIVERY of the SYSTEM shall be at no cost, free of any liens and prior inventory technically valued by both PARTIES, with respect to the useful life of its components, works, equipment and facilities, machinery, tools and other assets and rights comprising it, as well as the corresponding operation, conservation and maintenance handbooks, preparing to that effect, the MINUTES OF TERMINATION OF APP AND DEFINITIVE DELIVERY.

Upon termination of the OPERATION PERIOD, the DEVELOPER shall provide all the necessary consumption materials for 90 (ninety) CALENDAR DAYS, including lubricants, chemical substances and laboratory, offices and processes articles to allow the continuous and uninterrupted operation of the SYSTEM by CEA. Likewise, it shall provide the necessary fuel to cover at least one contingency of the CONTINGENCIES OR SAFEKEEPING ACTIONS PLAN according to the components of the works, quantities and qualities stated in its list of materials and supplies established in the PROPOSAL.

Likewise, the DEVELOPER obliges itself to provide the necessary equipment and spare parts to guarantee the operation of the SYSTEM during the 6 (six) months following the date of issuance of the MINUTES OF TERMINATION OF THE APP AND DEFINITIVE DELIVERY, pursuant to a maintenance program agreed between the DEVELOPER and CEA.

Upon termination of this APP and during the 6 (six) months following the execution of the MINUTES OF TERMINATION OF THE APP AND DEFINITIVE DELIVERY, CEA reserves its right to claim to the DEVELOPER any liability in which the latter had incurred in the terms of this APP, for hidden defects, flaws or deficiencies in the operation, conservation, maintenance and replacement of the equipment of the SYSTEM. Upon conclusion of such term, the DEVELOPER shall no longer have any liability for hidden defects, flaws or deficiencies in the operation, conservation, maintenance and replacement of the equipment of the SYSTEM.

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Upon conclusion of the OPERATION PERIOD, the DEVELOPER shall only have rights over the assets that it had acquired at its own expense, and which are not directly destined to the operation and maintenance of the SYSTEM.

Upon conclusion of the OPERATION PERIOD, the DEVELOPER shall carry out the DELIVERY of the SYSTEM and its operation to CEA, pursuant to the procedure and conditions provided in EXHIBIT 17: Procedure of delivery of the SYSTEM.

As from the moment of execution of this APP, the DEVELOPER grants its express and irrevocable consent for purposes of having CEA taking possession of the SYSTEM at the termination of the APP, pursuant to the procedure established in EXHIBIT 17.

TWENTY SIXTH.- [INTENTIONALLY LEFT BLANK].

TWENTY SEVENTH.- INSURANCES

The DEVELOPER shall be liable for the damages and losses that may be caused in the person and assets of third parties or CEA, as a result of the construction, equipment and SET-UP OF OPERATIONS of the PROJECT, as well as during the operation, conservation, replacement of equipment and maintenance of the SYSTEM.

To cover this liability, the DEVELOPER shall hire and maintain in full force and effect the following insurances:

1.	The DEVELOPER shall, at its own expense, insure the WORKS and assets subject matter of this APP with a damages insurance for structures, works, materials or equipment, caused by its activities or those of its contractors and shall repair or replace any damaged structure, work, material or equipment, to the satisfaction of CEA, solely with respect to the sufficiency of the coverage of the insurance or insurances, as provided in the PROPOSAL, as well as of civil liability damages to third parties, during the INVESTMENT PERIOD which includes, but is not limited to, the concepts of losses caused due to damages to structures, partial or complete destruction by fire, lightning, earthquakes, vandalism or any other similar risk, whether or not caused by FORCE MAJEURE EVENT. This insurance shall cover damages for risks as from the date of execution of the MINUTES OF COMMENCEMENT OF CONSTRUCTION until the execution of the MINUTES OF COMMENCEMENT OF OPERATION, date on which the broad coverage insurance mentioned in section 2 below shall commence its validity.

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The amount of coverage of this insurance may not be less than 20% of the amount of the works executed and shall be applied solely to compensate the damage covered by such insurance and for which it was hired.

The trustee of the ADMINISTRATION TRUST shall be the beneficiary of this insurance, to whom the PARTIES shall oblige to contribute the amount of the indemnifications received for the execution of this insurance, the repairmen of the caused damages and the replacement of the affected equipment, when necessary.

The DEVELOPER shall deliver to CEA a copy of the evidence of hiring this insurance, within the 30 (thirty) BUSINESS DAYS following the date of execution of the MINUTES OF COMMENCEMENT OF CONSTRUCTION.

2.	The DEVELOPER is obliged to hire, at its own expense, an insurance of broad coverage, to insure all the components of the SYSTEM during the OPERATION PERIOD.

The DEVELOPER shall deliver to CEA the evidence of hiring this insurance, within the 30 (thirty) BUSINESS DAYS following the date of execution of the MINUTES OF COMMENCEMENT OF OPERATION.

The amount of this insurance shall be applied solely to repair the covered damage and for which it was hired. The beneficiary of this insurance shall be the trustee of the ADMINISTRATION TRUST; being the trustee obliged to deliver the amount of the indemnifications received for the execution of this insurance, the repairmen of the caused damages and the replacement of the affected equipment, when necessary.

All the insurances shall be granted by insurance companies duly registered before the SHCP, and without the existence of a relationship between them and the DEVELOPER, being obliged the DEVELOPER to cover the amount of the corresponding deductibles, except when the accident is attributable to CEA. The non-compliance or omission in the hiring the mentioned insurances, by the DEVELOPER shall be considered a breach of the APP and, consequently, a cause for rescission, unless such are consequence of any event outside the control of the DEVELOPER.

The cost of the insurance policies shall be paid directly by the DEVELOPER to the insurance company, and the DEVELOPER shall deliver the payment receipts of the policies in full force and effect and the documentation evidencing the coverage and value of the policies to CEA. Likewise, the hiring and renewal of the insurance policies shall be obtained and fully paid by the DEVELOPER within the term established in the insurance policy or policies.

In every insurance, the waiver by the insurance companies to all their rights of subrogation and any claim against CEA.

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TWENTY EIGHTH.- GUARANTEES PROVIDED BY THE DEVELOPER.

I.	GUARANTEES OF THE DEVELOPER

To guarantee the compliance of the obligations of the DEVELOPER in terms of this APP, the DEVELOPER shall deliver to CEA the following bonds:

1.	CONSTRUCTION GUARANTEE

To ensure compliance of its obligations arising from the APP in connection with the preparation of the EXECUTIVE PROJECT, construction and TESTS of the SYSTEM, the DEVELOPER shall deliver to CEA, within the 30 (thirty) BUSINESS DAYS following the APP EFFECTIVENESS COMMENCEMENT, a guarantee in favor of CEA through a bond policy, for a value equivalent to the 10% (ten percent) of the COST OF THE SYSTEM corresponding to the first stage of the PROJECT stated in its PROPOSAL. This amount shall be updated annually, based on the INPC of the date on which the corresponding policy is issued, effective as from the execution date of the MINUTES OF COMMENCEMENT OF APP until the DATE OF COMMENCEMENT OF OPERATION.

In the event that there is any extension to the dates of the CALENDARED SCHEDULE of MILESTONES for causes exclusively attributable to the DEVELOPER, the latter shall extend the term of the issued bond for the term of such extension, in such a manner that the CONSTRUCTION GUARANTEE is valid throughout the required terms and amounts. The DEVELOPER shall evidence the extension of term of the bond to CEA with at least 5 (five) BUSINESS DAYS prior to the initial expiration. The non-compliance by the DEVELOPER to obtain the extension of the term of the CONSTRUCTION GUARANTEE as established in this APP, shall be a cause of rescission of this APP, provided that the DEVELOPER does not remedy such situation within a term of 30 (thirty) BUSSINESS DAYS following the notification to that effect made by CEA.

This guarantee shall be payable at the payment requirement made by CEA and/or SPF to the issuer.

The hiring of this bond shall be done pursuant to the model used for such purposes by the bond company granting it to the DEVELOPER and approved by the SPF, but the policy shall include the following within its conditions:

a.	The term of the policy shall be annual and of automatic renewal, without the need of an express statement from its contractor or of its beneficiary, commence on the date of its issuance and concluding on the DATE OF COMMENCEMENT OF OPERATION.

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b.	The bond shall be enforced upon rescission due to causes exclusively attributable to the DEVELOPER, in terms of CLAUSE THIRTY FIRST or when the DEVELOPER does not comply with the payment of the corresponding conventional penalty referred to in CLAUSE THIRTY FIFTH of this APP, within the term therein established for such purpose.

c.	To enforce the bond in the events referred to in the previous section, the written requirement of CEA and/or the SPF to the bond company shall be necessary, in which documental evidence states and evidences that the rescission of the APP has been made effective for causes exclusively attributable to the DEVELOPER and that the corresponding procedure described in CLAUSE THIRTY FIRST of this APP has been complied or, if applicable, that the term, and applicable extension, for the payment of the corresponding conventional penalty mentioned in CLAUSE THIRTY FIFTH of this APP has lapsed, without the DEVELOPER having paid it or remedied such circumstance.

d.	The bond company shall cover the amount resulting in charge of the DEVELOPER, in terms of such CLAUSE THIRTY FIRST of this APP.

2.	OPERATION GUARANTEE.

To ensure compliance of its obligations arising from the APP in connection with the operation and maintenance of the SYSTEM during the OPERATION PERIOD, the DEVELOPER shall deliver to CEA, before the DATE OF COMMENCEMENT OF OPERATION, a guarantee in favor of CEA through a bond policy, for a value equivalent to the 10% (ten percent) of the amount of the yearly payment in PESOS of the CONSIDERATION in effect at that moment for the portion corresponding to the T2 + (T3 X Q) tariffs, considering as base the last invoice paid to the DEVELOPER, or during the first year of the OPERATION PERIOD, the amount corresponding to the production volume communicated to the DEVELOPER pursuant to Clause Sixteenth of the APP shall be considered as the base. This equivalence shall be maintained throughout the term of the bond, with yearly term and automatic renewal during all the OPERATION PERIOD, as from the DATE OF COMMENCEMENT OF OPERATION and until the DELIVERY and operation of the SYSTEM to CEA and delivery by the DEVELOPER to CEA of the APP TERMINATION GUARANTEE, pursuant to the provisions of the APP.

The delivery of the policy corresponding to this bond shall be necessary for the execution of the MINUTES OF COMMENCEMENT OF OPERATIONS.

This guarantee shall be payable upon request of payment made by CEA and/or the SPF to the guarantor.

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The hiring of this bond shall be attested in the model used for such purposes by the bond company granting it to the DEVELOPER and approved by the SPF, but the policy shall include within its conditions the following:

a.	The term of the policy shall be annual and of automatic renewal, without the need of an express statement from its contractor or of its beneficiary, it shall be effective and in force for all the OPERATION PERIOD, its effects shall commence on the date of its issuance and conclude on the date of DELIVERY of the SYSTEM, in terms of this APP. The early cancellation of this policy, shall require the express request made the DEVELOPER evidencing the written approval of CEA.

b.	The bond shall be enforced upon rescission due to causes exclusively attributable to the DEVELOPER, in terms of CLAUSE THIRTY FIRST of the APP or when the DEVELOPER does not cover the amount of the corresponding conventional penalty referred to in CLAUSE THIRTY FIFTH of this APP, within the term and extensions established in this APP for such purpose; as well as when the DEVELOPER has not covered the costs required for the DELIVERY of the SYSTEM, pursuant to EXHIBIT 17 or had not delivered the APP TERMINATION GUARANTEE, being necessary to repair hidden defects for the maintenance and replacement of equipment of the SYSTEM in which the DEVELOPER had incurred during the OPERATION PERIOD.

c.	To enforce the bond in the events referred to in the previous section, the written requirement of CEA and/or the SPF to the bond company shall be necessary, in which they state and provide documental evidence that the rescission of the APP has been made effective for causes exclusively attributable to the DEVELOPER and that the corresponding procedure provided in CLAUSE THIRTY FIRST of this APP has been followed and complied with or, if applicable, that DEVELOPER has incurred in the hypothesis mentioned in the last part of the immediately preceding section, without the DEVELOPER having remedied the situation.

d.	The bond company shall cover the amount resulting in charge of the DEVELOPER in terms of such CLAUSE THIRTY FIRST of this APP.

In the event of extensions or waits granted to the DEVELOPER for compliance of its obligations arising from the formalization of agreements for the extension of the amount or term of the APP, the corresponding modification to the bond shall be obtained.

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3.	APP TERMINATION GUARANTEE.

On the date of conclusion of the OPERATION PERIOD, provided that CEA has not exercised its option to extend the term of the APP, the DEVELOPER is obliged to obtain a bond or its equivalent, which shall be valid for a period of 6 (six) months after the date of execution of the MINUTES OF TERMINATION OF THE APP AND DEFINITIVE DELIVERY in terms of this APP, the amount of which shall be equivalent to the annual payment of T2 + (T3 X Q) corresponding to the previous year, to repair hidden defects for maintenance and equipment replacement of the SYSTEM in which the DEVELOPER had incurred during the OPERATION PERIOD.

The agreement by which this bond is granted shall include, at least, the following conditions:

a.	That it is granted with knowledge of all the provisions of this APP.

b.	That it is granted for an updated amount.

c.	The term of the policy shall be for the 6 (six) months following the MINUTES OF TERMINATION OF THE APP AND DEFINITIVE DELIVERY. The early termination of this policy shall require the express and written statement of CEA or the ADMINISTRATION TRUST, which shall not be withheld or denied in an unjustified manner.

d.	The bond shall be enforced when the DEVELOPER does not cover the full, reasonable and justified costs required for the DELIVERY of the SYSTEM, pursuant to EXHIBIT 17 or when it is necessary to repair hidden defects for the maintenance and replacement of equipment of the SYSTEM in which the DEVELOPER had incurred during the OPERATION PERIOD.

e.	To enforce the bond, the written requirement of CEA and/or the SPF to the bond company shall be necessary, in which they state and provide documental evidence on the non-compliance by the DEVELOPER referred to in the last part of the preceding section.

f.	The bond company shall cover the amount resulting in charge of the DEVELOPER in terms of the preceding paragraph, upon written request by CEA and/or the SPF to the guarantor.

g.	That the bond company expressly accepts to submit itself to the procedure established in article 279 and 282 connecting with article 178, and waives the benefits established in article 179 of the Law of Insurances and Bonds Institutions.

In the event that the terms of execution established for the different stages of the works of this APP are extended, it shall be agreed that the term of the corresponding guarantees shall be automatically extended or immediately replaced to cover the period corresponding to the extension and its amount shall be updated, acknowledging the amount of expenses corresponding to the DEVELOPER in the event that the causes for extension of the terms are not attributable to it.

4.	COMMON PROVISIONS

The CONSTRUCTION GUARANTEE, the OPERATION GUARANTEE, and the APP TERMINATION GUARANTEE, in order to be valid pursuant to the APP, shall comply with the following conditions:

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a.	Be issued by a bond company authorized by the SHCP to operate in Mexico.

b.	The exhibition of the corresponding policies to CEA, shall be necessary for CEA to guarantee the provisions of this APP.

c.	The breach by the DEVELOPER in granting the guarantees referred in this CLAUSE TWENTY EIGHTH or to maintain their effectiveness, shall be a cause for rescission of the APP.

d.	They shall be payable at the requirement of payment made by CEA and/or the SPF to the issuer, pursuant to the sections above.

e.	The hiring of these bonds shall be done pursuant to the model used for such purposes by the bond company granting it to the DEVELOPER and approved by the SPF, but the policy shall include within its conditions the following:

i.	That the bond is granted attending to all the corresponding provisions contained in this CLAUSE TWENTY EIGHTH.

ii.	That the release of the bond indispensably requires the express and written statement of CEA or the trustee of the ADMINISTRATION TRUST, which shall not be denied in an unjustified manner;

and

iii.	That the bond company expressly accepts to submit itself to the execution procedures provided in the Law of Insurances and Bonds Institutions for the effectiveness of the bonds, even for the event that the collection of interest was applicable, as a result of the extemporaneous payment of the amount of the required bond policy.

f.	In the event of extensions or waits granted to the DEVELOPER for compliance of its obligations arising from the formalization of agreements for the extension of the amount or term of the APP, the corresponding modification to the bond shall be obtained by the DEVELOPER.

g.	CEA is obliged to release the corresponding bonds pursuant to the respective provisions for each event provided in this APP

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TWENTY NINTH.- RESOURCES OF THE CONSIDERATION.

1.	CEA and CESPT, by means of this APP jointly oblige themselves, to pay to the DEVELOPER, in terms of articles 1862, 1864 and 1878 of the Civil Code for the State of Baja California, the CONSIDERATION. For such purposes, the ADMINISTRATION TRUST shall be created, to which the sufficient resources and rights shall be affected to guarantee the payment of the CONSIDERATION. CEA obliges itself to promote and obtain the registry of this APP in terms of article 85 of the LAPPEBC, for purposes of which it shall negotiate before the corresponding entity its filing before the Congress of the State of Baja California for its inclusion in the expenses budget that corresponds to each of the years in which the payment of the CONSIDERATION shall be made under this APP.

2.	CEA and CESPT oblige themselves to affect to the ADMINISTRATION TRUST, the economic rights and the necessary resources, including without limitation, the right to dispose of the CURRENT ACCOUNT LOAN , with the purpose of destining them as an alternative source of payment of the CONSIDERATION, and the collection rights pursuant to the WATER PURCHASE AND SALE AGREEMENT, which shall be destined as the main source of payment of the CONSIDERATION, in the terms established in this APP.

3.	With the purpose of guaranteeing the payment of the purchase and sale of POTABLE WATER pursuant to the WATER PURCHASE AND SALE AGREEMENT in charge of CESPT and in favor of CEA, and therefore, the payment of the CONSIDERATION in favor of the DEVELOPER, CEA obliges itself to negotiate, contract and make effective the CURRENT ACCOUNT LOAN as a condition for the APP EFFECTIVENESS COMMENCEMENT to commence the construction of the SYSTEM, which purpose shall be to cover possible liquidity shortfalls to comply with the payment obligations in charge of CESPT and in favor of CEA agreed in the WATER PURCHASE AND SALE AGREEMENT, when CESPT does not comply with such obligations.

4.	In the hiring of the CURRENT ACCOUNT LOAN, in addition to CEA , the Government of the State of Baja California through SPF, shall appear as joint obligor of the payment obligations acquired by CEA, in terms of the mentioned CURRENT ACCOUNT LOAN, and shall grant in guarantee of such obligations, the contributions to the MASTER GUARANTEE TRUST pursuant to transitory article eighteenth of the Income Law of the State of Baja California for the Tax Year of 2016.

5.	The CURRENT ACCOUNT LOAN, which shall be guaranteed by the SPF, shall be disposable as from the 37th (thirty seventh) month counted as from the date of issuance of the MINUTES OF COMMENCEMENT OF THE APP and shall remain in effect as long as the payment obligations in charge of CEA in favor of the DEVELOPER remain valid in terms of this APP.

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6.	The amount of the CURRENT ACCOUNT LOAN shall always be equivalent to 3 (three) months of payment of the CONSIDERATION in charge of CEA, updated in accordance to EXHIBIT 13, plus the corresponding IVA and financial accessories. In the event that the FINANCIAL AGREEMENTS require an extension of the amount of such CURRENT ACCOUNT LOAN and/or that the conditions considered in the ECONOMIC PROPOSAL are affected, it shall be extended to up to 6 (six) months of the payment of the CONSIDERATION.

7.	The right to dispose of the resources of the CURRENT ACCOUNT LOAN shall be affected to the ADMINISTRATION TRUST, for its exercise by the trustee thereof within the 2 (two) BUSINESS DAYS following the creation of the ADMINISTRATION TRUST.

8.	CEA is obliged to contribute to the assets of the ADMINISTRATION TRUST, at least the following rights, in the understanding that such contributions shall be perfected within the 2 (two) BUSINESS DAYS following the creation of the ADMINISTRATION TRUST, otherwise it shall be considered a breach by CEA:

a.	100% of the collection rights arising from the block water purchase and sale agreement or agreements that it has executed with water operating entities of the State of Baja California, which are not affected at the time of execution of this APP.

b.	100% of the collection rights arising from any block water purchase and sale agreement or agreements that it executes in the future with water operating entities of the State of Baja California.

c.	100% of the collection rights arising from any water purchase and sale agreement or any agreement for transfer of water rights with any entity or government.

THIRTIETH.- EARLY TERMINATION OF THE APP.

For the event of early termination of the APP, the PARTIES agree to submit themselves to what they agree in its moment; however, to ensure compliance with the Financial Agreements of the PROJECT, they shall consider in their agreement, at the least, the following:

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I.	EARLY TERMINATION BY MUTUAL AGREEMENT BETWEEN THE PARTIES DURING THE INVESTMENT PERIOD:

CEA is obliged to the payment of the amounts of the T1 tariff with its respective updates and which correspond to the investment with RISK CAPITAL and with resources from the FINANCIAL AGREEMENTS, pursuant to the provisions of EXHIBIT 13 “Adjustments to the Amount of the CONSIDERATION”, plus the amount of the insurances, the cost of the ADMINISTRATION TRUST and any expenses and investments carried out by the DEVELOPER or incurred and pending amortization, calculated based on the corresponding evidence submitted by the DEVELOPER , in the understanding that such payments shall be monthly as from the date agreed by the PARTIES for the early termination and until the conclusion of the 444 (four hundred and forty four) months counted as from the APP EFFECTIVENESS COMMENCEMENT.

II.	EARLY TERMINATION BY MUTUAL AGREEMENT BETWEEN THE PARTIES DURING THE OPERATION PERIOD:

CEA is obliged to pay the amounts of the T1 tariff with its corresponding updates and which correspond to the amount of the investment with RISK CAPITAL, and with resources from the FINANCIAL AGREEMENTS, pursuant to EXHIBIT 13 “Adjustments to the Amount of the CONSIDERATION”, plus the amount of the insurances, the cost of the ADMINISTRATION TRUST and any expenses and investments made by the DEVELOPER or incurred and pending amortization, as calculated based in the corresponding evidence submitted by the DEVELOPER, arising from the rendering of the services subject matter of this APP, in the understanding that such payments shall be monthly throughout the remaining term until conclusion of the 444 (four hundred and forty four) months considered for the OPERATION PERIOD.

III.	RESCISSION OF THE PUBLIC PRIVATE PARTNERSHIP AGREEMENT APP:

Regardless of the provisions on the matter included in the LAPPEBC, the PARTIES shall submit themselves to the provisions of CLAUSE THIRTY FIRST of this APP for purposes of the rescission of this APP.

IV.	IMPOSSIBILITY TO COMPLY WITH THE SUBJECT MATTER OF THE APP DUE TO ACT OF GOD OR FORCE MAJEURE EVENT:

The PARTIES shall submit themselves to CLAUSE THIRTY SECOND of this APP in the event of impossibility to comply with the subject matter of the APP due to ACT OF GOD or FORCE MAJEURE EVENT.

V.	EARLY TERMINATION DUE TO CAUSES OF GENERAL INTEREST.

Upon termination of the effects of this APP due to causes of general interest or when, due to justified causes the necessity of requiring the goods or services originally contracted is extinguished, and it is justifiably evidenced that the continuance of the compliance of the agreed obligations would cause damage or detriment to the State pursuant to article 123 of the RLAPPEBC, the PARTIES shall submit themselves to the following:

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1.	During the INVESTMENT PERIOD.

a.	CEA shall communicate in writing to the DEVELOPER that the APP shall be terminated in an anticipated manner due to causes of general interest, describing, justifying and evidencing the reasons of general interest, mentioning the term that the DEVELOPER shall have to deliver the PROJECT WORKS, which shall not be less than 90 (ninety) BUSINESS DAYS, counted as from the date of such communication.

b.	Within the term granted to the DEVELOPER, the latter shall proceed to prepare an inventory of the assets that comprise the PROJECT WORKS at that moment, which it shall deliver to CEA, in coordination with the SUPERVISION and a representative of CEA.

c.	CEA shall pay to the DEVELOPER the expenses and investments made by the DEVELOPER or incurred and pending amortization, whether corresponding to the amount of the investment through RISK CAPITAL or with resources from the FINANCIAL AGREEMENTS, as calculated based in the corresponding evidence submitted by the DEVELOPER arising from the rendering of the services subject matter of this APP, which shall include the reimbursement to the DEVELOPER of the debt service incurred by the DEVELOPER (concepts not included in the T1) plus the amount of the insurances and the cost of the ADMINISTRATION TRUST, as well as the amount of all the other costs and expenses made by the DEVELOPER, in the PROJECT. Within the term granted to the DEVELOPER, it shall prepare the inventory of the assets that comprise, at that moment, the works that shall be delivered in coordination with the SUPERVISION and a representative of CEA. CEA shall commence the payment of the updated T1 determined by the SUPERVISION, in the understanding that the corresponding payments shall be monthly from the 37th (thirty seventh) month as from the MINUTES OF COMMENCEMENT OF THE APP and until the month 444 (four hundred and forty four) counted as from such date and pursuant to EXHIBIT 13 of this APP.

d.	In the event of controversy over the expenses and investments to be reimbursed to the DEVELOPER, the PARTIES shall resort to the procedure for resolution of controversies contained in CLAUSE THIRTY FOURTH of this APP.

2.	During the OPERATION PERIOD.

a.	CEA shall communicate in writing to the DEVELOPER that the APP shall be terminated in an anticipated manner due to causes of general interest, describing, justifying and evidencing the reasons of general interest, mentioning the term that the DEVELOPER shall have to deliver the SYSTEM, which shall not be less than 90 (ninety) BUSINESS DAYS.

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b.	Within the term granted to the DEVELOPER, it shall proceed to prepare an inventory of the assets that comprise the SYSTEM at that moment, which it shall deliver to CEA, in coordination with the SUPERVISION and a representative of CEA.

c.	CEA shall pay to the DEVELOPER the expenses and investments made by the DEVELOPER or incurred and pending amortization, as calculated based in the corresponding evidence submitted by the DEVELOPER arising from the rendering of the services subject matter of this APP, which shall include the reimbursement to the DEVELOPER of the debt service incurred by the DEVELOPER (concepts not included in the T1).

d.	CEA shall continue paying the amount of the T1 tariff pursuant to EXHIBIT 13 “Adjustments to the Amount of the CONSIDERATION”, plus the amount of the insurances and the cost of the ADMINISTRATION TRUST, in the understanding that such payments shall be carried out monthly for the remaining term until the conclusion of the 444 (four hundred and forty four) months counted as from the date of the APP EFFECTIVENESS COMMENCEMENT.

e.	In the event of controversy over the expenses and investments to be reimbursed to the DEVELOPER, the PARTIES shall recur to the procedure for resolution of controversies contained in CLAUSE THIRTY FOURTH of this APP.

In any event of early termination of this APP pursuant to the provisions of sections I through IV above, and notwithstanding the applicable provisions of the LAPPEBC, the PARTIES agree that the relevant items of the procedure for DELIVERY of the SYSTEM contained in EXHIBIT 17 shall be applicable.

In the event of early termination of the APP, pursuant to the provisions of section V above, the PARTIES agree that the provisions of Clause Thirty Third of this APP shall be applicable.

THIRTY FIRST.- RESCISSION.

I.	Causes of Rescission

The following shall be causes of rescission of this APP:

1.	For causes exclusively attributable to the DEVELOPER:

a.	Not executing the MINUTES OF COMMENCEMENT OF THE APP in the terms and conditions provided in this APP.

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b.	Assign, transfer or encumber in any way this APP or any of the rights arising from it, without the prior written approval of CEA except for the assignment of collection rights of the CONSIDERATION and the pledge over shares representing the corporate capital of the DEVELOPER, set forth in the APP.

c.	Not obtaining or maintaining the effectiveness of the guarantees or insurances referred to in this APP.

d.	Not obtaining, due to causes exclusively attributable to the DEVELOPER, the corresponding authorizations for the WASTE WATER; as well as the ENVIRONMENTAL IMPACT STATEMENT.

e.	Breach during the OPERATION PERIOD, due to causes exclusively attributable to the DEVELOPER, of the quantity and quality parameters of the POTABLE WATER established in this APP and its exhibits, during a term exceeding 60 (sixty) consecutive BUSINESS DAYS counted as from the date on which there is knowledge of the deficiencies in such parameters, or, during a period exceeding 180 (one hundred and eighty) discontinuous BUSINESS DAYS within 1 (one) calendar year.

f.	The unjustified suspension or delay in the preparation of the EXECUTIVE PROJECT or the construction, equipment, TESTS and set-up of operations of the PROJECT WORKS, for causes exclusively attributable to the DEVELOPER, for a period greater than 180 (one hundred and eighty) BUSINESS DAYS with respect to that provided in the CALENDARED SCHEDULE, provided that, after carrying out the corresponding notice of breach to the DEVELOPER and the lapsing of the cure period established below, it implies an equivalent delay in the date foreseen for the commencement of the OPERATION PERIOD and consequently, the MINUTES OF COMMENCEMENT OF OPERATION are not executed.

g.	The total suspension of the operation of the SEAWATER DESALINATION PLANT for a term greater than 60 (sixty) consecutive BUSINESS DAYS, or 180 (one hundred and eighty) discontinuous BUSINESS DAYS within a period of 1 (one) year without a justified cause.

h.	To modify the legal nature of the DEVELOPER, its nationality, corporate structure or the participation percentages of the shareholders in the corporate capital, without the prior written approval of CEA.

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i.	The juridical, legal or judicial inability of the DEVELOPER, which prevents it from complying with the obligations arising from this APP for a period greater than 90 (ninety) BUSINESS DAYS.

j.	If the DEVELOPER enters into bankruptcy pursuant to the APPLICABLE LAWS.

Unless this APP establishes a different term, in the event of occurrence of any of the rescission causes mentioned above, the DEVELOPER shall have a term of 90 (ninety) BUSINESS DAYS counted as from the moment of the corresponding notification that for such purposes is given by CEA, to remedy such cause of rescission.

1.1.	Upon lapsing of such term, CEA may opt to (i) execute an agreement with the DEVELOPER in which the latter obliges itself to compensate CEA for the expenses in which CEA had incurred as a result of the breach by the DEVELOPER (within the limitations established in this APP and subtracting any applicable conventional penalties) and to establish an additional term to remedy the corresponding breach, or (ii) commence the rescission procedure established in section II of this Clause. For purposes of this paragraph, the DEVELOPER agrees that the lack of exercise of the right to rescind this APP by CEA shall not be considered as a waiver to such right for the future or subsequent breaches.

1.2.	In the event that CEA elects to commence the rescission procedure of this APP, pursuant to the immediately preceding paragraph before commencing such procedure, CEA shall notify the CREDITORS on its decision, in order for the CREDITORS to have the option, within the 90 (ninety) CALENDAR DAYS following the receipt of such notification, to exercise any of the following options:

(a)	Commence and pursue in a diligent manner, on behalf and in representation of the DEVELOPER, the acts tending to remedy the cause of rescission of the DEVELOPER; or

(b)	Diligently exercise its guarantee rights against the DEVELOPER with the purpose of assuming, by itself or through third parties, all the rights and obligations of the DEVELOPER with respect to the SYSTEM, provided that (i) the party substituting the DEVELOPER has legal and operative capacity, and economic solvency equal or greater than those of the DEVELOPER at the date of execution of this APP, (ii) the party substituting the DEVELOPER designates an operator and executes an operation services agreement with it, and both the substitute of the DEVELOPER and the substitute operator have obtained the corresponding permits and authorizations pursuant to the APPLICABLE LAWS, and (iii) the party substituting the DEVELOPER creates in favor of CEA the applicable guarantees pursuant to this APP.

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1.3.	Upon persistence of a cause of rescission attributable exclusively to the DEVELOPER which remediation the PARTIES cannot agree pursuant to this Clause or with respect to which the CREDITORS do not elect to remedy or assume all the rights and obligations of the DEVELOPER with respect to the SYSTEM, CEA shall have the option of assuming all the rights and obligations of the DEVELOPER with respect to the SYSTEM. In the event that CEA exercises such option:

(a)	The DEVELOPER shall transfer to CEA, free of any lien, the ownership of all the technical documentation (including but not limited to: blueprints, memoirs, operation handbooks, studies and appraisals), and of the premises, equipment, spare parts, materials, moveable assets and real estate, rights arising from the agreements related to the real estate on which the infrastructure of the SYSTEM shall be installed or constructed, supplies and accessories that comprise the PROJECT, in terms of the provisions of this APP, evidencing the physical or legal delivery in the MINUTES OF TERMINATION OF THE APP AND DEFINITIVE DELIVERY; and

(b)	At all times, including without limitation any of the rescission causes exclusively attributable to the DEVELOPER, considered in this Clause, CEA shall be obliged to pay in favor of the DEVELOPER (i) the monthly tariff without IVA in PESOS to pay for the fixed costs of amortization of the investment carried out by the DEVELOPER in RISK CAPITAL of the TOTAL COST OF THE SYSTEM for the preparation of the EXECUTIVE PROJECT, construction, equipment and SET-UP OF OPERATIONS of the SYSTEM (T1R), or, if applicable, the TIR PROPORTIONAL tariff and (ii) the monthly tariff without IVA in PESOS destined to the payment of the fixed amortization costs of the investment made by the DEVELOPER with resources from the FINANCIAL AGREEMENTS of the TOTAL COST OF THE SYSTEM for the preparation of the EXECUTIVE PROJECT, construction, equipment and SET-UP OF OPERATIONS of the SYSTEM (T1C), or, if applicable, the TIC PROPORTIONAL tariff in terms of Clause Eleventh of this APP.

1.4.	Finally, upon the persistence of a cause of rescission exclusively attributable to the DEVELOPER which remediation the PARTIES cannot agree pursuant to this Clause, with respect to which the CREDITORS elect not to remedy and with respect to which CEA does not exercise the option of assuming all the rights and obligations of the DEVELOPER with respect to the SYSTEM, it shall be understood that a FORCE MAJEURE EVENT has occurred and the provisions of Clause Thirty Second of this APP shall be applicable.

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2.	For causes exclusively attributable to CEA:

a) That CEA does not pay the CONSIDERATION in terms of this APP, and such may not be paid to the DEVELOPER using the CURRENT ACCOUNT LOAN.

b) The breach by CEA and/or CESPT, of the provisions of the ADMINISTRATION TRUST, provided that the foregoing implies the lack of payment of the contractual obligations of CEA.

c) The non-compliance by CEA, CESPT or the SPF of their obligations pursuant to the provisions of the CURRENT ACCOUNT LOAN.

d) Not maintaining, for causes attributable to CEA, the concessions, authorizations, licenses and permits exclusively required for the INTAKE WATER.

e) The breach of any obligation provided in this APP, having as a direct or indirect effect, the generation of damages and losses to the DEVELOPER or the affectation, obstruction, partial or total impediment of the rights of this APP. The affectation, obstruction, total or partial impediment of the rights of this APP shall mean, without limitation, the illegal exercise by any entity, agency or dependence of the Government of the State of Baja California against the exercise of the rights of the DEVELOPER.

f) That CEA refuses to or does not have the necessary capacity to receive the rendering of services subject matter of this APP by the DEVELOPER, including without limitation, the POTABLE WATER from the SYSTEM in terms of this APP.

In the event that any of the rescission causes attributable to CEA persists, the DEVELOPER may terminate the APP and demand to CEA the acquisition of the SYSTEM, being CEA obliged to do so, as well as to acquire the real estate in which the SYSTEM is located, and any other rights related to it, as well as the payment of the damages and losses caused by the breach of CEA pursuant to the following:

i)	During the INVESTMENT PERIOD

CEA shall pay to the DEVELOPER the expenses and investments carried out by the DEVELOPER or incurred and pending amortization, calculated based on the corresponding receipts presented by the DEVELOPER, arising from the rendering of the services subject matter of this APP, which shall include the reimbursement to the DEVELOPER of the debt incurred by it (concepts not included in the T1) in addition to the amounts of the insurance and the costs of the ADMINISTRATION TRUST, as well as the amount of the other expenses and costs carried out by the DEVELOPER in the PROJECT. Likewise, CEA shall be liable for the damages and losses caused to the DEVELOPER by its breach.

Within the term granted to the DEVELOPER, which shall not be less than 90 (ninety) BUSINESS DAYS, it shall proceed to make an inventory of the assets that comprise the PROJECT WORKS at that moment, which it shall deliver, in coordination with the SUPERVISION and a representative of CEA. CEA shall commence the payment of the T1, updated and determined by the SUPERVISION, in the understanding that the corresponding payments shall be made monthly as from the 37th (thirty seventh) month counted as from the APP EFFECTIVENESS COMMENCEMENT and until the 444th (four hundred and forty fourth) month counted as from such date and according to the provisions of EXHIBIT 13 of this APP.

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ii)	During the OPERATIONS PERIOD

Within the term granted to the DEVELOPER, which may not be less than 90 (ninety) BUSINESS DAYS, it shall proceed to make an inventory of the assets that comprise the SYSTEM at that moment, which it shall deliver to CEA, in coordination with the SUPERVISION and a representative of CEA.

CEA shall pay to the DEVELOPER the expenses and investments carried out by the DEVELOPER or incurred and pending amortization, calculated based on the corresponding evidence submitted by the DEVELOPER, arising from the rendering of the services subject matter of this APP, which shall include the reimbursement to the DEVELOPER of the debt incurred by it (concepts not included in the T1). Likewise, CEA shall be liable for the damages and losses caused to the DEVELOPER by its breach.

CEA shall continue paying the T1 tariff, in accordance with the provisions of EXHIBIT 13 “Adjustments to the amount of the CONSIDERATION” in addition to the amounts of the insurance and the costs of the ADMINISTRATION TRUST, in the understanding that such payments shall be made monthly during the remaining term and until the conclusion of the 444 (four hundred and forty four) months counted as from the APP EFFECTIVENESS COMMENCEMENT.

In any event of rescission of the APP and regardless the applicable provisions of the LAPPEBC, the PARTIES agree that the procedure for the DELIVERY of the SYSTEM provided in EXHIBIT 17, as appropriate, shall be applicable.

II.	Procedure in the event of rescission.

1.	Due to causes exclusively attributable to the DEVELOPER:

In the event that pursuant to section I.1 above of this CLAUSE THIRTY FIRST, CEA is entitled to and elects to demand the rescission of this APP, CEA shall proceed in accordance with the procedures for resolution of controversies established in CLAUSE THIRTY FOURTH of this APP.

2.	Due to causes exclusively attributable to CEA:

In the event that pursuant to section I.2 above of this CLAUSE THIRTY FIRST, the DEVELOPER elects to demand the rescission of this APP, the DEVELOPER shall proceed in accordance with the procedures for resolution of controversies established in CLAUSE THIRTY FOURTH of this APP.

THIRTY SECOND.- EARLY TERMINATION DUE TO ACT OF GOD OR FORCE MAJEURE EVENT.

The breach of any of the obligations assumed by the PARTIES in this APP shall not be cause for termination or rescission, nor for the application of conventional penalties and sanctions, when such result from an ACT OF GOD or FORCE MAJEURE EVENT.

The PARTIES agree that, upon occurrence of any of the events considered ACT OF GOD or FORCE MAJEURE EVENT that prevent compliance of their obligations, the following shall be applicable:

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The party affected by the ACT OF GOD or FORCE MAJEURE EVENT:

(i)	Shall take all the reasonable actions to mitigate the consequences of such event in the compliance of its obligations pursuant to this APP, without thereby implying any obligation of making expenses;

(ii)	Shall resume the compliance of its obligations affected by the ACT OF GOD or FORCE MAJEURE EVENT as soon as possible; and

(iii)	Shall not be released from liability pursuant to this APP if the breach is caused by its breach to the obligations of this APP.

The party requesting the acknowledgement of the existence of an ACT OF GOD or FORCE MAJEURE EVENT shall notify so in writing to the other party within the 5 (five) BUSINESS DAYS following the date of awareness of the ACT OF GOD or FORCE MAJEURE EVENT. Such initial notification shall contain sufficient details to identify the event considered as ACT OF GOD or FORCE MAJEURE EVENT, including a description of the event, place, date, time in which it occurred and causes that motivated it.

Within the 5 (five) BUSINESS DAYS following the date on which a party receives the notification referred above, the party affected by an ACT OF GOD or a FORCE MAJEURE EVENT shall submit all the relevant information in connection with its noncompliance (or delay in compliance) due to the ACT OF GOD or FORCE MAJEURE EVENT, which shall include, without limitation:

h.	The effect that the ACT OF GOD or FORCE MAJEURE EVENT shall have on the capacity of the party to comply with its contractual obligations;

ii.     The actions that it has performed in accordance with section (i) of the third paragraph of this Clause;

iii.    The date on which the ACT OF GOD or FORCE MAJEURE EVENT occurred;

iv.    An estimate of the duration of the ACT OF GOD or FORCE MAJEURE EVENT and its effects;

v.    Alternative solutions, both temporary and/or permanent for the ACT OF GOD or FORCE MAJEURE EVENT, if any.

The party requesting the acknowledgement of the existence of an ACT OF GOD or FORCE MAJEURE EVENT shall notify the other within the 3 (three) BUSINESS DAYS following the date on which the ACT OF GOD or FORCE MAJEURE EVENT or their effects have disappeared, with the purpose of resuming the compliance of its obligations arising from this APP.

In the event that the party giving the notice provided in terms of the previous paragraphs, receives or obtains any additional information in connection with the ACT OF GOD or FORCE MAJEURE EVENT, it shall deliver such additional information to the other party within the 3 (three) BUSINESS DAYS following its awareness of such information.

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In addition to the provisions below, in the event of occurrence of an ACT OF GOD or FORCE MAJEURE EVENT, the party affected by an ACT OF GOD or a FORCE MAJEURE EVENT shall be entitled to the additional costs caused by the ACT OF GOD or FORCE MAJEURE EVENT to be considered in the payment of the CONSIDERATION, which shall be increased in the amounts corresponding to the additional costs incurred or to be incurred by the DEVELOPER.

In any ACT OF GOD or FORCE MAJEURE EVENT, CEA shall continue the payments of the T1 tariff, in addition to any other payment to which CEA is obliged, according to this APP, including the payment of the T2 tariff.

I.	EFFECTS DURING THE CONSTRUCTION.

In the event of an ACT OF GOD or FORCE MAJEURE EVENT that prevents the construction of the SYSTEM the effects of this APP may be partially and temporarily suspended until the effects caused by such event disappear, at which moment the legal effects of the APP shall be resumed in their full extent and validity, until its termination.

If, upon lapsing of 90 (ninety) continuous CALENDAR DAYS or 180 (one hundred and eighty) discontinuous CALENDAR DAYS within a year, the effects caused by the ACT OF GOD or FORCE MAJEURE EVENT have not disappeared, the PARTIES may agree the early termination of this APP, subject to section I of CLAUSE THIRTIETH.

II.	EFFECTS DURING THE OPERATION

If the ACT OF GOD or FORCE MAJEURE EVENT arise during the OPERATION PERIOD, and impede the continuation of the operation of the SYSTEM, CEA shall only have to cover, in addition to the payment of the T1 (Fixed Investment Tariff), the T2 (Fixed Operation and Maintenance Tariff) of the CONSIDERATION in favor of the DEVELOPER.

If, upon lapsing of 90 (ninety) continuous CALENDAR DAYS or 180 (one hundred and eighty) discontinuous CALENDAR DAYS within a period of 1 (one) year, the effects caused by the ACT OF GOD or FORCE MAJEURE EVENT have not disappeared, the PARTIES shall jointly analyze the contractual situation to determine the measures that should be taken and may agree on a modification to the obligations, an extension of the partial or total interruption of the service, or the early termination of the APP, in the last case being subject to section II of CLAUSE THIRTIETH.

THIRTY THIRD.- EARLY TERMINATION DUE TO GENERAL INTEREST OR JUSTIFIED CAUSES.

The PARTIES expressly agree that, in the event of early termination of the APP due to general interest or justified causes, the SYSTEM and all the assets and rights necessary for its operation and maintenance, including supply materials, equipment and spare parts shall be transferred to CEA in the condition in which they are at that time; thus, CEA hereby expressly and irrevocably waives any action and/or right that it might have to claim the payment or remedy of hidden defects, or any other liability related to the condition of the SYSTEM and all the rights and assets necessary for the operation and maintenance thereof, including supply materials, equipment and spare parts.

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THIRTY FOURTH.- PROCEDURE TO SOLVE TECHNICAL CONTROVERSIES.

In the event of any disagreement or controversy of technical or economic nature, but not legal, related to this APP, the PARTIES shall try to solve it in mutual agreement and pursuant to the principle of good faith, for which either may notify in writing to the other party, on a disagreement or controversy in terms of this Clause.

(a)	The DEVELOPER or CEA, accordingly, shall have a term of 5 (five) BUSINESS DAYS counted as from the reception of the mentioned notification to discuss and provide the evidence that they deem convenient to the effect of reaching an agreement to solve the controversy.

(b)	In the event that the PARTIES do not manage to achieve a written agreement, within a term of 10 (ten) BUSINESS DAYS following the expiration of the term mentioned in the paragraph above, then they shall submit themselves to the decision of an expert committee (the “Experts Committee"), pursuant to the following procedure:

i.	The Experts Committee shall be comprised by three experts in the corresponding matter, with each of the PARTIES appointing one, and the third being appointed by the two experts previously appointed by each of the PARTIES, who shall be included in the list of justice administration experts and auxiliaries of the Judicial Branch of the State of Baja California, unless such list does not have experts specialized in the matter of the controversy, in which event the corresponding knowledge shall have to be evidenced.

ii.	To commence the procedure before the Experts Committee, the interested party shall provide the counterparty with a notice that shall contain:

a.	The decision of submitting the controversy to the Experts Committee;

b.	Its designated expert;

c.	The controversy to be resolved and a description thereof, as broad as possible, with the facts from which it arose;

d.	The evidence with which it intends to justify its intention; and

e.	The proposal to resolve the controversy.

iii.	Within the 5 (five) BUSINESS DAYS immediately following the mentioned notice, the notified party shall reply, with the same requirements mentioned above.

iv.	The designated experts shall have 2 (two) BUSINESS DAYS as from the reception of the writs of the PARTIES to designate the third expert and integrate the Experts Committee. If they do not reach an agreement, the third member of the Experts Committee shall be designated through an impartial procedure in a term no longer than 10 (ten) BUSINESS DAYS.

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v.	Once the Experts Committee is integrated, it may procure the necessary elements to analyze each of the positions of the PARTIES. For such purposes, the PARTIES oblige themselves to cooperate with the Experts Committee, providing it with the documentation and information required by it.

vi.	If it considers it applicable, the Experts Committee shall receive the PARTIES at a joint hearing.

vii.	In any event, the Experts Committee shall issue its resolution in a term no longer than 60 (sixty) BUSINESS DAYS as from its creation.

viii.	If the resolution is unanimously approved, it shall be binding to the PARTIES.

ix.	The fees and expenses of the experts caused by the mentioned procedure of the Experts Committee, shall be paid with resources of the ADMINISTRATION TRUST. For such purpose, the party that commences the corresponding procedure shall deposit in the ADMINISTRATION TRUST the amount corresponding to the fees and expenses established by the Experts Committee, in the understanding that, in its resolution, the Experts Committee shall decide the distribution of the costs and expenses (including their fees) caused as a result of the procedure set forth in this Clause, pursuant to the following:

(a)	If the party that commenced the procedure obtains all the claims requested in the procedure, it shall be compensated with the incurred expenses, including without limitation the deposit made in the ADMINISTRATION TRUST.

(b)	If the party that commenced the procedure does not obtain any of the requested claims, it shall not have the right to any reimbursement.

(c)	If the party that commenced the procedure obtains the requested claims partially, the Experts Committee shall decide the portion of the incurred costs and expenses that shall be reimbursed to it.

THIRTY FIFTH.- CONVENTIONAL PENALTIES FOR BREACH.

Each of the following events, except when such result from ACTS OF GOD, FORCE MAJEURE EVENTS or CHANGES IN LAW, or that are consequence of actions or omissions of CEA or third parties, not exclusively attributable to the DEVELOPER, shall constitute a breach by the DEVELOPER and, therefore, after expiration of the corresponding grace and/or cure periods, as applicable, shall have as consequence the application of conventional penalties at its charge, pursuant to the following terms:

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1.	Breach in the PRODUCTION CAPACITY of the POTABLE WATER supplied in the SEAWATER DESALINATION PLANT at any moment after the date of issuance and execution of the MINUTES OF COMMENCEMENT OF OPERATIONS. In this case, the VARIABLE OPERATION AND MAINTENANCE TARIFF (T3) corresponding to the non-delivered volume shall not be paid to the DEVELOPER.

2.	For not delivering the POTABLE WATER with the quality established in EXHIBIT 14, at any moment after the date of issuance and execution of the MINUTES OF COMMENCEMENT OF OPERATION, in which case, the VARIABLE OPERATION AND MAINTENANCE TARIFF (T3) corresponding to the volume not delivered with the established quality shall not be paid to the DEVELOPER unless CEA receives such POTABLE WATER.

3.	In the event of a delay exclusively attributable to the DEVELOPER after the APP EFFECTIVENESS COMMENCEMENT and before the issuance of the MINUTES OF COMMENCEMENT OF OPERATIONS, provided that such implies a delay in the term foreseen for the commencement of the PERIOD OF OPERATIONS and consequently, the MINUTES OF COMMENCEMENT OF OPERATION are not executed, the DEVELOPER shall pay to CEA a conventional penalty equivalent to 100% (one hundred percent) of the monthly T3 provided in the Format 8 of “EXHIBIT G. Financial formats for the calculation of the CONSIDERATION” for each month of delay, or the corresponding proportion.

4.	In the event that the DEVELOPER is not delivering any amount of POTABLE WATER due to causes attributable to the DEVELOPER, a CONVENTIONAL PENALTY equivalent to 100% (one hundred percent) of the monthly T2 provided in Format 7 of “EHXIBIT G. Financial formats for the calculation of the CONSIDERATION” for each month of delay, or the corresponding proportion, shall be applicable.

The amount of these expenses shall be updated in accordance with the INPC from such base date, until the date in which the compliance is satisfied.

The payment of the conventional penalties shall not release the DEVELOPER from any of its contractual obligations, or from complying with those in delay, irrespective of the authority of CEA to rescind this APP in terms of CLAUSE THIRTY FIRST of this instrument. Notwithstanding, the payment of the conventional penalties shall be the sole remedy of CEA payable by the DEVELOPER to CEA as a consequence of the breach of the DEVELOPER and within the limits established in this APP.

In each event of application of conventional penalties, CEA shall notify in writing to the DEVELOPER the corresponding amount that it has to pay and the date on which it must be delivered to CEA. In the event of breach of such date, CEA shall proceed to enforce the corresponding guarantees in terms of CLAUSE TWENTY EIGHTH.

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The payment of the conventional penalties mentioned in this CLAUSE THIRTY FIFTH, does not release the DEVELOPER from the liabilities for damages and losses caused to third parties, including environmental damage, as well as of the sanctions and infractions mentioned in Titles Seventh and Tenth of the National Waters Law and Title Tenth of its Regulations, or any other APPLICABLE LAWS.

The payment of the conventional penalties that may be applied to the DEVELOPER as a result of the rescission of this APP, shall be binding to the DEVELOPER provided that there is a definitive resolution obliging it to make such payment, which shall in no event exceed the CONSTRUCTION GUARANTEE or the OPERATION GUARANTEE, as applicable.

The DEVELOPER shall pay to CEA the amount resulting from the conventional penalties mentioned in this CLAUSE THIRTY FIFTH within a term of 30 (thirty) BUSINESS DAYS counted as from the date of the written notification on its application by CEA to the DEVELOPER, accompanied with the corresponding definitive resolution. This penalty may not be greater than the amount of the CONSTRUCTION GUARANTEE or the OPERATION GUARANTEE, as applicable.

In the event that the DEVELOPER does not cover the amounts of the conventional penalties in which it incurs within such term, CEA shall require their payment to the bond company granting the OPERATION GUARANTEE or the CONSTRUCTION GUARANTEE, as applicable.

In the event of applicability of two or more conventional penalties for the same event, the highest conventional penalty shall be applied.

THIRTY SIXTH.- LABOR LIABILITY.

The DEVELOPER, as employer of the personnel occupied as a result of the works subject-matter of this APP, shall be solely liable for the obligations arising from the APPLICABLE LAWS in labor, safety and social welfare matters. All the activities and documents related to the compliance of such obligations shall be informed and duly evidenced periodically by the DEVELOPER to CEA, when the latter requests so.

Therefore, the DEVELOPER agrees to answer all the claims that its workers may file against it or against CEA, in connection with the execution of the PROJECT WORKS or the performance of the services subject-matter of this APP.

Upon expiration of the term of this APP for any reason, the DEVELOPER obliges itself to terminate the labor relationships that it has as of date, with the workers at its service, paying the corresponding debts and indemnifications in terms of the applicable labor provisions.

If the early termination of the APP arises from any cause not attributable to the DEVELOPER, but attributable to CEA (including without limitation the early termination due to general interest reasons pursuant to section V of the Thirtieth Clause above), the expenses generated by the payment of compensation to the workers shall be considered as part of the evidenceable expenses that CEA shall pay to the DEVELOPER. On the other hand, in the event of early termination of this APP for any cause not attributable to either party (including without limitation ACTS OF GOD or FORCE MEJEURE EVENTS), the expenses generated by severance payments to the workers shall be covered in equal parts by the DEVELOPER and CEA.

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THIRTY SEVENTH.- ASSIGNMENT OF RIGHTS AND SUBCONTRACTING.

The DEVELOPER may not assign, transfer, encumber, compromise or grant in guarantee, in any manner, totally or partially, the rights arising from this APP, without the prior written authorization of CEA, except as provided in this CLAUSE THIRTY SEVENTH.

In terms of the paragraph above, CEA hereby authorizes the DEVELOPER to assign to the ADMINISTRATION TRUST the collection rights of the DEVELOPER pursuant to this APP, including without limitation, the right to receive the CONSIDERATION. Likewise, CEA hereby authorizes the DEVELOPER and its shareholders to affect in guarantee the shares representing the corporate capital of the DEVELOPER.

The DEVELOPER may subcontract the WORKS or any of its obligations arising from this APP, prior written authorization of CEA, unless the PROPOSAL had provided that the DEVELOPER would subcontract the WORKS, in which event, such previous authorization shall not be required. Such authorization may only be denied by CEA when there is a justified cause, which is evidenced to the DEVELOPER.

Irrespective of having the authorization of CEA for the subcontracting, the DEVELOPER shall remain solely liable for the quality and adequate and timely execution of the WORKS subject matter of this APP, as if such subcontracting had not occurred and therefore, shall ensure that each Contractor complies with all the terms and conditions of this APP.

The consent of CEA to subcontract does not release or exempt the DEVELOPER from its responsibilities and obligations arising from this APP, therefore, it shall be completely liable for the breaches, omissions and negligent acts in which one or all of the Contractors, their agents, employees or personnel incur and shall keep CEA safe from any liability, loss or expense made for such cause.

In the event that the DEVELOPER obtains from one of its contractors a guarantee for any of the works performed or executed, for a term longer than that of this APP, it obliges to transfer to CEA the benefit of such guarantee.

Except as set forth in the paragraph above, no direct legal relationships shall be generated between CEA and the contractors.

THIRTY EIGHTH.- NOTICES

All the communications between the PARTIES relating to the APP, shall be made in writing, with acknowledgement of receipt and delivered to the domicile of the receiver party, mentioned in this CLAUSE THIRTY EIGHTH:

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STATE WATER COMMISSION OF BAJA CALIFORNIA

(“CEA”)

Bulevar Anáhuac No. 1016, Col. El Vidrio, C.P. 21080, Mexicali

Baja California

AGUAS DE ROSARITO, S.A.P.I. DE C.V.

(“DEVELOPER”)

Boulevard Sánchez Taboada 10488-801, Zona Río, Tijuana

Baja California C.P. 22320

Any change to the mentioned domiciles shall be notified to the other PARTY with at least 10 (ten) BUSINESS DAYS of anticipation. In the event that the DEVELOPER omits notifying in writing to CEA any change of its domicile, the notices made by CEA in the domicile mentioned in this CLAUSE THIRTY EIGHTH or in the last domicile notified in writing by the DEVELOPER, shall have all legal effects.

The DEVELOPER shall be obliged to notify CEA the name of its legal representative, to whom all communications related to the APP shall be addressed. This representative shall have the sufficient authority to make the corresponding decisions, or to transfer to the administration bodies of the DEVELOPER, the requirements related to the APP.

In the event of any change of domicile, the other PARTY shall be notified in writing, as it shall be understood that such change shall be effective as from the date of written evidence of knowledge of the counterpart.

THIRTY NINTH.- DISCREPANCIES IN THE INFORMATION

In the event of discrepancies in the information or documents comprising the APP, the following shall apply. If the discrepancy arises:

1.	Between an original and its copies, the original shall prevail;

2.	Between the amounts written in letter and those written in number, the amounts written in letter shall prevail;

3.	Between the clauses of the APP and its Exhibits, the provisions of the exhibits shall prevail, except for the previous versions of this APP and any clarifications or documents related to such previous versions, which shall have no effect over the clauses of this APP;

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4.	Between the BASES OF THE PUBLIC BIDDING and the APP, the APP shall prevail;

5.	Among the Exhibits of this APP, they shall prevail in the appearing order in CLAUSE FORTY FIRST of this APP.

The DEVELOPER shall be liable for the calculation errors made in the preparation of the documents in its charge or under its responsibility. If applicable, the calculation errors shall be corrected in the manner that results consistent with the purpose of the APP, pursuant to the APPLICABLE LAWS.

The Exhibits that exist at the moment of execution of this APP or those prepared afterwards shall form an integral part of the APP.

The PARTIES accept that any agreement or provision contained in this APP which results contrary to any public order provision shall be considered as inexistent and shall not affect the validity of the other terms and conditions of the APP. When legally possible, the PARTIES shall carry out all applicable actions to substitute the invalid terms and conditions.

FORTIETH.- ARBITRATION

All disputes arising out of or in connection with this APP, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (the “REGULATIONS OF THE CCI”), valid at the moment of execution of this agreement, which are deemed incorporated to this clause.

The place of arbitration shall be solely and exclusively the City of Mexicali, Baja California, United States of Mexico, without the PARTIES being submitted to the discretional authority of the arbitration tribunal of carrying out hearings and meetings anywhere it considers appropriate.

The Parties agree that the applicable legislation shall be the LAPPEBC and its Regulations and other valid applicable laws in Mexico.

The language to be used in the arbitration procedure shall be Spanish.

The number of the arbitrators shall be 3 (three), designated pursuant to the REGULATIONS OF THE CCI, provided that the third arbitrator, who shall act as Chairman, shall be designated by the other two co-arbitrators, designated by the PARTIES. In the event that the two first co-arbitrators do not designate the third arbitrator within the 30 CALENDAR DAYS following the confirmation of the second co-arbitrator, such arbitrator shall be designated pursuant the REGULATIONS OF THE CCI.

The arbitration award shall be final and binding for the PARTIES.

The PARTIES expressly agree that, irrespective of who commences the arbitration, the DEVELOPER shall anticipate all the fees of the arbitrators and the administrative expenses of the International Court of Arbitration of the International Chamber of Commerce. Irrespective of whether the arbitration award grants the payment of other claims in its favor, the arbitration tribunal may only grant costs and expenses in favor of the DEVELOPER when:

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(a)	The actions or defenses of CEA are considered unfounded, frivolous or reckless; or

(b)	That the conduct of CEA in the procedure was inappropriate and unconducive in such a manner that the arbitral tribunal considers justified to order the indemnification to the DEVELOPER for the costs and expenses incurred due to the arbitration procedure.

Except as otherwise provided in this APP or as agreed by the PARTIES, irrespective of the commencement or the procedure of an arbitration, each of the PARTIES shall be obliged to continue complying with its obligations pursuant to this APP.

FORTY FIRST.- EXHIBITS.

The PARTIES acknowledge as integral part of this APP the following Exhibits listed below:

EXHIBIT 13	Initial Tariffs and Adjustments to the Amount of the CONSIDERATION

EXHIBIT 4	PROPOSAL

EXHIBIT 1	CALL

EXHIBIT 2	AWARD

EXHIBIT 3	CERTIFIED COPY OF THE CHARTER OF INCORPORATION OF THE DEVELOPER

EXHIBIT 5	Scope of the Works of the TERMS OF REFERENCE

EXHIBIT 6	QUALITY ASSURANCE HANDBOOK

EXHIBIT 7	Protocol of TESTS and SET-UP OF OPERATIONS of the SYSTEM

EXHIBIT 8	Proposed CALENDARED SCHEDULE

EXHIBIT 14	Quality of the POTABLE WATER

EXHIBIT 16	Concessions, Authorizations, Licenses and Permits

EXHIBIT 17	Procedure for the DELIVERY of the SYSTEM

EXHIBIT 18	Regulations to measure the quality and quantity of the INTAKE WATER, POTABLE WATER and WASTE WATER

EXHIBIT 9	[Intentionally left blank].

EXHIBIT 10	[Intentionally left blank].

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EXHIBIT 11	[Intentionally left blank].

EXHIBIT 12	[Intentionally left blank].

EXHIBIT 15	[Intentionally left blank].

Likewise, they acknowledge as an integral part of this APP the documents that shall hereinafter be included in the progressive numerical order, identified as EXHIBITS and duly executed by both PARTIES.

FORTY SECOND.- PUBLIC NATURE OF THE PUBLIC PRIVATE PARTNERSHIP AGREEMENT APP

This APP is of public order and does not lose its nature for the participation of the DEVELOPER, as the services that it shall perform in terms of CLAUSE FIRST of this APP, are of social interest as they shall provide CEA better efficiency in the rendering of the public service of supply of POTABLE WATER which corresponds to the State of Baja California to provide to the community.

FOURTY THIRD.- AMENDMENTS TO THE APP

The considerations mentioned in the PROPOSAL shall be responsibility of the DEVELOPER; therefore, if at the moment of preparing the EXECUTIVE PROJECT, amendments or variations to the PROPOSAL are required, different to CHANGES IN LAW or any other circumstances established in this APP, in the quality or quantity of the POTABLE WATER, all the adjustments for the compliance therefore shall be at its expense, except for those required by CEA, and shall be governed by articles 106 and 107 of the LAPPEBC. To that effect, the DEVELOPER shall be entitled to propose the necessary adjustments to CEA.

The amendments arising from technological innovations shall be governed pursuant to the provisions of Clause Sixth of this APP.

In the event that, in the future there are CHANGES IN LAW or circumstances resulting in greater requirements in the quality or quantity of the POTABLE WATER arise after the execution of the APP, CEA shall, at the request of the DEVELOPER, carry out amendments thereto or to the APP pursuant to the proposal of the DEVELOPER, to adjust it to the new circumstances, laws or normativity; which the DEVELOPER obliges itself to implement, provided that there is a written agreement of both PARTIES regarding the manner in which the foregoing shall be carried out, the impact that it could have on the CONSIDERATION or in the term of this APP.

Likewise, with the purpose of reestablishing the economic equilibrium of the project in terms of article 108 of the LAPPEBC, the DEVELOPER shall be entitled to the review of the APP when, as a result of a CHANGE IN LAW, the cost of execution of the PROJECT is substantially increased, or the benefits in its favor are reduced, also substantially.

For such purposes, it is understood that the mentioned variations are substantial when they are durable (that is, they persist for more than 5 (five) BUSINESS DAYS) and place at risk the financial viability of the PROJECT (that is, that they represent any change in the financial conditions considered in the PROPOSAL).

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Likewise, the APP shall be reviewed when due to a CHANGE IN LAW there is an economic disequilibrium thereof, which implies a yield for the DEVELOPER greater than the one provided in its ECONOMIC PROPOSAL and in this APP.

If CEA does not answer the proposal of the DEVELOPER in an affirmative manner within the 15 CALENDAR DAYS following its submittal, or disagrees with the estimate adjustment proposed by the DEVELOPER and after making a reasonable and good faith effort, the PARTIES are unable to agree an adjustment that allows the DEVELOPER to reestablish the economic situation in which it was before the CHANGE IN LAW, or to carry out the necessary adjustments in the CONSIDERATION, any of the Parties may, within the 2 (two) BUSINESS DAYS following the notice of the corresponding proposal, submit the controversy to the procedure established in Clause Fortieth of this APP. The CONSIDERATION may be adjusted while the disagreement is being resolved, but in any event, the adjustments shall be retroactive from the date on which the costs of the DEVELOPER had increased or diminished as a result of the CHANGE IN LAW.

If a CHANGE IN LAW cannot be remedied even through an adjustment in the CONSIDERATION, pursuant to that certified within the procedure established in Clause Thirty Fourth, such event shall constitute a FORCE MAJEURE EVENT.

For the purposes set forth in this Clause, the DEVELOPER shall not be liable for the noncompliance of any of its obligations arising from the APP to the extent and for as long as such compliance is not possible as a result of the acts that the DEVELOPER shall necessarily adopt to comply with a CHANGE IN LAW, in the understanding that the DEVELOPER shall make its best efforts and act with due diligence to, as soon as possible, conclude the actions required in accordance with the prudent practices of the industry to comply with the CHANGE IN LAW.

FORTY FOURTH.- CONDITIONS FOR THE COMMENCEMENT OF EFFECTIVENESS OF THE APP

This APP shall be binding for the DEVELOPER and for CEA from the date on which each and all of the following conditions are met:

1.	The incorporation, registration and effectiveness of the ADMINISTRATION TRUST.

2.	The incorporation, registration and effectiveness of the MASTER GUARANTEE TRUST, as well as the affectation of the corresponding percentage of the income arising from the tax on personal remuneration, in terms of transitory article eighteenth of the Income Law of the State for 2016 to the assets of such MASTER GUARANTEE TRUST, which shall occur, at the latest within the 3 (three) months following the date of execution of this APP.

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3.	That the DEVELOPER has obtained the permits and authorizations for the use of the RIGHT OF WAY, in terms of CLAUSE EIGHTH.

4.	That CEA has obtained the rights required for the collection, use and exploitation of the INTAKE WATER, in terms of CLAUSE FIFTEENTH, which shall occur, at the latest, within the 4 (four) months following the date of execution of this APP.

5.	The execution of the WATER PURCHASE AND SALE AGREEMENT and the contribution of the collection rights of CEA thereunder, to the ADMINISTRATION TRUST.

6.	The execution, registry and effectiveness of the CURRENT ACCOUNT LOAN and the contribution of the rights arising therefrom to the ADMINISTRATION TRUST, which shall occur within the 6 (six) months following the date of execution of this APP, as well as evidence that the CURRENT ACCOUNT LOAN has been registered within the MASTER GUARANTEE TRUST with the purpose of having the SPF guarantee possible liquidity shortfalls of CEA in terms of this APP.

7.	The hiring of the SUPERVISION.

8.	Obtaining the authorizations and permits necessary for the discharge of the WASTE WATER.

9.	The execution of the FINANCIAL AGREEMENTS that allow the DEVELOPER access to the necessary resources to comply with its obligations under this APP. The foregoing in the understanding that if the failure to execute the FINANCIAL AGREEMENTS is outside the reasonable control of the DEVELOPER, is not attributable to its guilt or negligence, and could not have been avoided despite the exercise of due diligence, the DEVELOPER may claim the existence of an ACT OF GOD or a FORCE MAJEURE EVENT in terms of this APP .

Unless the PARTIES agree an extension in writing, in the event that the conditions mentioned in sections 2 and 6 above are not met within the terms established for such purpose, this APP may be early terminated by the DEVELOPER, without any liability, and being entitled to the reimbursement of the expenses and investments carried out by the DEVELOPER or incurred and pending of amortization, calculated based on the corresponding receipts submitted by the DEVELOPER.

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FORTY FIFTH.- ADMINISTRATION TRUST

The DEVELOPER and CEA oblige themselves to incorporate the ADMINISTRATION TRUST in (BANK), which shall have, among other, the following purposes: a) to administer all the resources arising from the CONSIDERATION, as well as the RISK CAPITAL and the resources arising from the FINANCIAL AGREEMENTS; b) to receive the resources arising from the WATER PURCHASE AND SALE AGREEMENT to pay the CONSIDERATION in the manner and terms mentioned in this APP and in the ADMINISTRATION TRUST; c) the administration and management of all the necessary resources or those directly or indirectly related with the preparation of the EXECUTIVE PROJECTS, the construction, equipment and set-up of operations of the SYSTEM, as well as with the operation, conservation and maintenance of the SYSTEM; and d) the administration, management and disposal of the resources arising from the CURRENT ACCOUNT LOAN, which right of disposition shall also be affected to the ADMINISTRATION TRUST.

The DEVELOPER obliges itself to deposit into the assets of the ADMINISTRATION TRUST, the RISK CAPITAL and the resources from the FINANCIAL AGREEMENTS or the rights over them, as well as all the income arising from the CONSIDERATION and to be subject to the priority and conditions for its disposition established therefor.

FORTY SIXTH.- TOTAL COST OF THE SYSTEM.

The TOTAL COST OF THE SYSTEM, pursuant to all the terms and conditions included in this APP and its Exhibits, is of $9,072’882,279.00 (nine billion, seventy two million, eight hundred and eighty two thousand, two hundred and seventy pesos/100 Mexican Currency) without IVA, in values of February, 2016. The TOTAL COST OF THE SYSTEM is comprised by the COST OF THE SYSTEM and the COST OF THE WORKS, and shall be adjusted and updated pursuant to EXHIBIT 13 of this APP.

The COST OF THE SYSTEM shall be integrated by the PROJECT WORKS, the SUPERVISION and Other Costs in accordance with the following items and values:

DESALINATION PLANT
ITEM	Grand Total	First Stage Total	Second Stage Total
1. Executive Project

Preparation of the Executive Project, including: Engineering, complementary and detailed studies, projects, affected land occupancy; except for the area on which the Plant shall be located, filings and procedures or the required authorizations, etc.
Total	129,378,662	85,999,912	43,378,750

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2. Construction and Equipment

Land and Right of Way	466,560,000	466,650,000	0
Reimbursement Certificate	30,314,502	30,314,502	0
Preoperative expenses	322,750,433	228,885,498	93,864,935
Collection and plant conduction Works	371,509,567	327,705,931	43,803,636
Pretreatment	1,246,358,473	611,205,745	635,152,727
Plant Civil Works	537,393,815	271,443,166	265,950,649
Inverse Osmosis Equipment	1,466,081,043	653,210,705	812,870,338
Post-treatment	230,898,475	121,389,384	109,509,091
Aqueduct Pumping Equipment	246,022,009	167,801,230	78,220,779
Aqueduct	1,295,107,503	888,359,451	406,748,052
Tank 3 Expansion	91,134,127	59,845,815	31,288,312
Delivery Point(s) Connection(s)	66,103,477	59,845,815	6,257,662
Waste Water Conduction Line	30,135,127	30,135,127,	0
Other Items	167,533,040	136,244,728	31,288,312
Electric lines, substation and control	941,570,222	537,951,001	403,619,221
Tests, Testing Equipment and Set-up of Operations	368,660,761	212,219,202	156,441,558
Activities prior to the commencement of operations, systems implementation: for the attention of contingencies, quality assurance industrial security, environmental protection, etc., preparation and delivery of the finished works blueprints.	84,887,681	84,887,681	0
Project Works Total	7,963,020,254	4,888,004,980	3,075,015,274

3. Supervision of Items (1+2)	161,847,978	99,480,098	62,367,880
4. Other
Other costs included	271,500,000	181,000,000	90,500,000

5. Cost of the System	8,525,746,895	5,254,484,991	3,271,261,904

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The COST OF THE WORKS is comprised by the following items and values:

6. Costs of the Works

Administration Trust Fees	5,400,000	3,600,000	1,800,000
Loan letter, Insurances and Bonds	50,000,000	30,000,000	20,000,000
Financial Commissions	491,735,384	328,317,806	163,417,578
Total	547,135,384	361,917,806	185,217,578

7. Total Cost of the System	9,072,882,279	5,616,402,797	3,456,479,482

These resources shall come, in the first stage of the PROJECT, from:

1.	The RISK CAPITAL, equivalent to 20.58% of the TOTAL COST OF THE SYSTEM.

2.	The FINANCIAL AGREEMENTS, equivalent to the 79.42% of the TOTAL COST OF THE SYSTEM.

3.	These contributions shall be made according to the CALENDARED SCHEDULE.

These resources shall come, in the second stage of the PROJECT, from:

1.	The RISK CAPITAL, equivalent to 20.82% of the TOTAL COST OF THE SYSTEM.

2.	The FINANCIAL AGREEMENTS, equivalent to the 79.18% of the TOTAL COST OF THE SYSTEM.

Notwithstanding that the DEVELOPER does not consider within the amount of the TOTAL COST OF THE SYSTEM a specific category for the IVA, the amounts for this contribution caused and which are related to this APP, shall be financed as long as it does not recover them.

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FORTY SEVENTH.- MAXIMUM LIMIT OF LIABILITY

Except for those specific limits established in this APP, in any event the liability of the DEVELOPER in connection with this APP shall in no event exceed:

(a)	During the INVESTMENT PERIOD and until the DATE OF COMMENCEMENT OF OPERATIONS, the total amount of liability of the DEVELOPER shall be the total amount of the CONSTRUCTION GUARANTEE;

(b)	As from the DATE OF COMMENCEMENT OF OPERATIONS and until the date of DELIVERY of the SYSTEM regardless the cause therefor, the total amount of liability of the DEVELOPER shall be the total amount of the OPERATION GUARANTEE;

FORTY EIGHTH.- OBLIGATIONS OF THE DEVELOPER.

Regardless of the other obligations assumed by the DEVELOPER in the APP, the latter is obliged to:

1.	Negotiate and obtain, as well as to maintain in full force and effect, each and every authorizations, licenses, permits and analogous documents pursuant to the APPLICABLE LAWS required for the compliance of its obligations pursuant to this APP expressly established in EXHIBIT 16 of this APP.

2.	Obtain the construction materials, as well as the equipment and materials necessary for the operation, conservation and maintenance of the SYSTEM, new and in compliance with the APPLICABLE LAWS and the quality standards established in the handbooks and protocols drafted by the DEVELOPER and attached hereto as EXHIBITS.

3.	Refrain from assigning, mortgaging, transferring or encumbering in any way in favor of third parties, whether individuals or companies, the rights, assets and obligations arising from this APP and its Exhibits, without the previous and express written approval of CEA, except as expressly provided in this APP.

4.	Execute, as sole responsible before CEA, the WORKS OF THE PROJECT pursuant to this APP and its Exhibits.

5.	Subject itself to the safety provisions established in the workplace, in the terms requested in the CALL or established in its PROPOSAL, as well as the APPLICABLE LAWS in construction, safety and use of public roads matters in force at the date of the BASES OF THE PUBLIC BIDDING; any regulatory modifications on this regard, shall be governed pursuant to CLAUSE FORTY THIRD of this APP.

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6.	Answer for the damages and losses, direct and material, expressly excluding loss of profit and indirect damages (that is, loss of profit and/or income that a party might have obtained if the other party had duly and fully complied with its obligations, understanding as such, without limitation, the production, financial and hiring losses) or consequential damages, as well as those that are covered by the insurances hired by the DEVELOPER, that are caused to CEA or to third parties, as a result of the execution of the PROJECT WORKS or during the operation of the SYSTEM. The risks of the works until the moment of their delivery to CEA shall be in charge of the DEVELOPER, who shall hire the insurances mentioned in CLAUSE TWENTY SEVENTH of this APP for such purposes. The liability of the DEVELOPER under this section may not exceed the amount of the hired insurances.

7.	Repair or replace, at its expense, the equipment and facilities of the SYSTEM at the expiration of their useful life throughout the term of the APP; to answer for hidden defects for the operation, maintenance and replacement of its equipment, within the 12 (twelve) months following the date of termination of this APP and reception of the SYSTEM by CEA, considering the ordinary wear and tear of the facilities and equipment. The liability mentioned in this section shall be covered by the DEVELOPER through the granting of the APP TERMINATION GUARANTEE.

8.	The DEVELOPER shall allow the personnel previously appointed in writing by CEA and previously authorized by the DEVELOPER at its entire discretion, to have free access during all the OPERATION PERIOD to the facilities of the SYSTEM, to carry out the inspection and control of the monitoring and improvements in the treatment process, pursuant to the provisions of this APP.

9.	Design, construct and hydraulically operate the components of the SYSTEM established in sections II.2.1 and II.2.2 of Chapter II Technical Specifications referred to in APPENDIX 1: TERMS OF REFERENCE of the BASES OF THE PUBLIC BIDDING for purposes of the development of the PROJECT.

FORTY NINTH.- LIABILITY FOR THE QUANTITY AND QUALITY OF THE WATER.

The DEVELOPER shall be liable before CEA for the continuous and efficient operation of the SYSTEM according to this APP, being its sole liability to cover any damage or injury, expressly excluding loss of profit and indirect damages (that is, loss of profit and/or income that a party might have obtained if the other party had duly and fully complied with its obligations, understanding as such, without limitation, the production, financial and hiring losses) or consequential damages, as well as those that are covered by the insurances hired by the DEVELOPER incurred by CEA, that is direct and immediate consequence of the inadequate or deficient operation of the SYSTEM.

The DEVELOPER shall be exempted from the liability referred to in the paragraph above, when the breach to the amount of water to be pumped, conducted or potabilized is a consequence of:

1.	A direct instruction of CEA.
2.	The SYSTEM being in a conservation or maintenance period.

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3.	Events arising from ACTS OF GOD, FORCE MAJEURE EVENTS or CHANGE IN LAW which include, without limitation, the following:
a.	Interruption of the electric energy supply
b.	The material impossibility of pumping INTAKE WATER, arising from acts of third parties or from the prohibition by any authority.
c.	That the INTAKE WATER does not comply with the minimum quality and conditions established in the PROPOSAL.

FIFTIETH.- CONFIDENTIALITY

Upon the conclusion of the term of the APP, the DEVELOPER shall be obliged to transfer in favor of CEA the rights of use over the industrial property implying the technology and equipment used in the pumping and conduction of water, subject-matter of this APP (with respect to which the DEVELOPER has the right to do so), in the terms that allow CEA to operate the SYSTEM adequately and exclusively.

The assets affected to the subject-matter of this APP may not be used for purposes other than those set forth herein.

FIFTY FIRST.- OBLIGATIONS OF CEA.

Regardless of the other obligations assumed by CEA in this APP, it is obliged to:

1.	Support the DEVELOPER in the negotiation of the FINANCIAL AGREEMENTS, permits, licenses and authorizations that the DEVELOPER is obliged to obtain for the execution of the PROJECT WORKS and services subject matter of this APP.

2.	Guarantee to the DEVELOPER throughout the term of this APP, the use of the real estate for the construction, equipment and set-up of operations of the PROJECT.

3.	Carry out the procedures to obtain, as well as to maintain in full force and effects, each and every authorizations, licenses, permits and analogous that, pursuant to the APPLICABLE LAWS, are required to obtain the INTAKE WATER.

4.	Negotiate with the SPF the creation and registry of the MASTER GUARANTEE TRUST, as well as the affectation of the rights corresponding to it.

5.	Pay the CONSIDERATION.

6.	Contribute to the ADMINISTRATION TRUST the collection rights and the resources corresponding to such rights, arising from the WATER PURCHASE AND SALE AGREEMENT, to be destined to the payment of the CONSIDERATION, in terms of this APP.

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7.	Execute the WATER PURCHASE AND SALE AGREEMENT with CESPT, with the purpose of CEA obtaining the necessary and sufficient resources to pay to the DEVELOPER the payment of the CONSIDERATION in this APP.

8.	Execute and cause the CURRENT ACCOUNT LOAN to come into effect, contributing to the ADMINISTRATION TRUST the rights of disposition of such CURRENT ACCOUNT LOAN.

9.	Entrust the trustee of the ADMINISTRATION TRUST the hiring of the SUPERVISION.

10.	Register this APP and the obligations related thereto or arising therefrom, including without limitation the CURRENT ACCOUNT LOAN, before the Sole Public Registry established in the Law of Financial Discipline of the Federal Entities and Municipalities, in charge of the SHCP.

11.	Have the sufficient capacity to receive the annual guaranteed volume of POTABLE WATER.

FIFTY SECOND.- HEADINGS.

The headings of the clauses have been established with the sole purpose of facilitating their reading and comprehension; however, they do not prejudge on the content thereof or cause any obligation to the PARTIES.

FIFTY THIRD.- UNCONDITIONAL ACCEPTANCE.

The execution of this APP, including its formalization before notary public, implies the complete and unconditional acceptance of its terms by the PARTIES, who are aware of all of their consequences and scope.

The PARTIES, being aware of the content and scope of this APP and its Exhibits execute it in conformity, in duplicate, in the City of Mexicali, Baja California, on the 22nd day of August of 2016.

BY THE BAJA CALIFORNIA STATE WATER COMMISSION	BY THE DEVELOPER AGUAS DE ROSARITO, S.A.P.I. DE C.V.

MR. GERMÁN JESÚS LIZOLA MÁRQUEZ GENERAL DIRECTOR	MR. MICHAEL AVANT SMITH CHAIRMAN OF THE BOARD OF DIRECTORS

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BY THE DEVELOPER AGUAS DE ROSARITO, S.A.P.I. DE C.V.	BY THE DEVELOPER AGUAS DE ROSARITO, S.A.P.I. DE C.V.
MR. FREDERICK W. MCTAGGART MEMBER OF THE BOARD OF DIRECTORS	MR. LAUTARO MANUEL MILLAMAN-TERUEL ALTERNATE MEMBER OF THE BOARD OF DIRECTORS

BY THE MINISTRY OF PLANNING AND FINANCE OF THE STATE	JOINT OBLIGOR TIJUANA STATE COMMISSION OF PUBLIC UTILITIES

MR. ANTONIO VALLADOLID RODRÍGUEZ SECRETARY OF PLANNING AND FINANCE OF THE STATE OF BAJA CALIFORNIA	MR. MIGUEL LEMUS ZENDEJAS GENERAL DIRECTOR,

WITNESS MINISTRY OF INFRASTRUCTURE AND URBAN DEVELOPMENT OF THE STATE
MR. MANUEL GUEVARA MORALES SECRETARY

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PUBLIC BIDDING No.: SIDUE-CEA-APP-2015-002.

AGREEMENT No.: C-SIDUE-CEA-APP-2015-002

PUBLIC PRIVATE PARTNERSHIP AGREEMENT for the

“CONSTRUCTION, FINANCING AND OPERATION OF A SEAWATER DESALINATION PLANT IN THE MUNICIPALITY OF PLAYAS DE ROSARITO”.

EXHIBIT TO THE PUBLIC PRIVATE PARTNERSHIP AGREEMENT No. C-SIDUE-CEA-APP-2015-002

No. 1

CALL 002 / 2015

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PUBLIC BIDDING No.: SIDUE-CEA-APP-2015-002.

AGREEMENT No.: C-SIDUE-CEA-APP-2015-002

PUBLIC PRIVATE PARTNERSHIP AGREEMENT for the

“CONSTRUCTION, FINANCING AND OPERATION OF A SEAWATER DESALINATION PLANT IN THE MUNICIPALITY OF PLAYAS DE ROSARITO”.

EXHIBIT TO THE PUBLIC PRIVATE PARTNERSHIP AGREEMENT No. C-SIDUE-CEA-APP-2015-002

No. 2

AWARD

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PUBLIC BIDDING No.: SIDUE-CEA-APP-2015-002.

AGREEMENT No.: C-SIDUE-CEA-APP-2015-002

PUBLIC PRIVATE PARTNERSHIP AGREEMENT for the

“CONSTRUCTION, FINANCING AND OPERATION OF A SEAWATER DESALINATION PLANT IN THE MUNICIPALITY OF PLAYAS DE ROSARITO”.

EXHIBIT TO THE PUBLIC PRIVATE PARTNERSHIP AGREEMENT No. C-SIDUE-CEA-APP-2015-002

No. 3

PUBLIC DEED OF THE COMPANY

“AGUAS DE ROSARITO, S.A.P.I. DE C.V.”

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PUBLIC BIDDING No.: SIDUE-CEA-APP-2015-002.

AGREEMENT No.: C-SIDUE-CEA-APP-2015-002

PUBLIC PRIVATE PARTNERSHIP AGREEMENT for the

“CONSTRUCTION, FINANCING AND OPERATION OF A SEAWATER DESALINATION PLANT IN THE MUNICIPALITY OF PLAYAS DE ROSARITO”.

EXHIBIT TO THE PUBLIC PRIVATE PARTNERSHIP AGREEMENT No. C-SIDUE-CEA-APP-2015-002

No. 4

COMMITMENT LETTER FROM THE PROPOSAL WITH EXHIBITS

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PUBLIC BIDDING No.: SIDUE-CEA-APP-2015-002.

AGREEMENT No.: C-SIDUE-CEA-APP-2015-002

PUBLIC PRIVATE PARTNERSHIP AGREEMENT for the

“CONSTRUCTION, FINANCING AND OPERATION OF A SEAWATER DESALINATION PLANT IN THE MUNICIPALITY OF PLAYAS DE ROSARITO”.

EXHIBIT TO THE PUBLIC PRIVATE PARTNERSHIP AGREEMENT No. C-SIDUE-CEA-APP-2015-002

No. 5

APPENDIX 1.- TERMS OF REFERENCE OF THE BASSES OF THE PUBLIC BIDDING

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PUBLIC BIDDING No.: SIDUE-CEA-APP-2015-002.

AGREEMENT No.: C-SIDUE-CEA-APP-2015-002

PUBLIC PRIVATE PARTNERSHIP AGREEMENT for the

“CONSTRUCTION, FINANCING AND OPERATION OF A SEAWATER DESALINATION PLANT IN THE MUNICIPALITY OF PLAYAS DE ROSARITO”.

EXHIBIT TO THE PUBLIC PRIVATE PARTNERSHIP AGREEMENT No. C-SIDUE-CEA-APP-2015-002

No. 6

QUALITY ASSURANCE HANDBOOK

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PUBLIC BIDDING No.: SIDUE-CEA-APP-2015-002.

AGREEMENT No.: C-SIDUE-CEA-APP-2015-002

PUBLIC PRIVATE PARTNERSHIP AGREEMENT for the

“CONSTRUCTION, FINANCING AND OPERATION OF A SEAWATER DESALINATION PLANT IN THE MUNICIPALITY OF PLAYAS DE ROSARITO”.

EXHIBIT TO THE PUBLIC PRIVATE PARTNERSHIP AGREEMENT No. C-SIDUE-CEA-APP-2015-002

No. 7

PROTOCOL OF TESTS AND SET-UP OF OPERATIONS OF THE SYSTEM

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PUBLIC BIDDING No.: SIDUE-CEA-APP-2015-002.

AGREEMENT No.: C-SIDUE-CEA-APP-2015-002

PUBLIC PRIVATE PARTNERSHIP AGREEMENT for the

“CONSTRUCTION, FINANCING AND OPERATION OF A SEAWATER DESALINATION PLANT IN THE MUNICIPALITY OF PLAYAS DE ROSARITO”.

EXHIBIT TO THE PUBLIC PRIVATE PARTNERSHIP AGREEMENT No. C-SIDUE-CEA-APP-2015-002

No. 8

PROPOSED CALENDARED SCHEDULE

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PUBLIC BIDDING No.: SIDUE-CEA-APP-2015-002.

AGREEMENT No.: C-SIDUE-CEA-APP-2015-002

PUBLIC PRIVATE PARTNERSHIP AGREEMENT for the

“CONSTRUCTION, FINANCING AND OPERATION OF A SEAWATER DESALINATION PLANT IN THE MUNICIPALITY OF PLAYAS DE ROSARITO”.

EXHIBIT TO THE PUBLIC PRIVATE PARTNERSHIP AGREEMENT No. C-SIDUE-CEA-APP-2015-002

No. 9

[Intentionally left blank]

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PUBLIC BIDDING No.: SIDUE-CEA-APP-2015-002.

AGREEMENT No.: C-SIDUE-CEA-APP-2015-002

PUBLIC PRIVATE PARTNERSHIP AGREEMENT for the

“CONSTRUCTION, FINANCING AND OPERATION OF A SEAWATER DESALINATION PLANT IN THE MUNICIPALITY OF PLAYAS DE ROSARITO”.

EXHIBIT TO THE PUBLIC PRIVATE PARTNERSHIP AGREEMENT No. C-SIDUE-CEA-APP-2015-002

No. 10

[Intentionally left blank]

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PUBLIC BIDDING No.: SIDUE-CEA-APP-2015-002.

AGREEMENT No.: C-SIDUE-CEA-APP-2015-002

PUBLIC PRIVATE PARTNERSHIP AGREEMENT for the

“CONSTRUCTION, FINANCING AND OPERATION OF A SEAWATER DESALINATION PLANT IN THE MUNICIPALITY OF PLAYAS DE ROSARITO”.

EXHIBIT TO THE PUBLIC PRIVATE PARTNERSHIP AGREEMENT No. C-SIDUE-CEA-APP-2015-002

No. 11

[Intentionally left blank]

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PUBLIC BIDDING No.: SIDUE-CEA-APP-2015-002.

AGREEMENT No.: C-SIDUE-CEA-APP-2015-002

PUBLIC PRIVATE PARTNERSHIP AGREEMENT for the

“CONSTRUCTION, FINANCING AND OPERATION OF A SEAWATER DESALINATION PLANT IN THE MUNICIPALITY OF PLAYAS DE ROSARITO”.

EXHIBIT TO THE PUBLIC PRIVATE PARTNERSHIP AGREEMENT No. C-SIDUE-CEA-APP-2015-002

No. 12

[Intentionally left blank]

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PUBLIC BIDDING No.: SIDUE-CEA-APP-2015-002.

AGREEMENT No.: C-SIDUE-CEA-APP-2015-002

PUBLIC PRIVATE PARTNERSHIP AGREEMENT for the

“CONSTRUCTION, FINANCING AND OPERATION OF A SEAWATER DESALINATION PLANT IN THE MUNICIPALITY OF PLAYAS DE ROSARITO”.

EXHIBIT TO THE PUBLIC PRIVATE PARTNERSHIP AGREEMENT No. C-SIDUE-CEA-APP-2015-002

No. 13

INITIAL TARIFFS AND ADJUSTMENT TO THE AMOUNT OF THE CONSIDERATION

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PUBLIC BIDDING No.: SIDUE-CEA-APP-2015-002.

AGREEMENT No.: C-SIDUE-CEA-APP-2015-002

PUBLIC PRIVATE PARTNERSHIP AGREEMENT for the

“CONSTRUCTION, FINANCING AND OPERATION OF A SEAWATER DESALINATION PLANT IN THE MUNICIPALITY OF PLAYAS DE ROSARITO”.

EXHIBIT TO THE PUBLIC PRIVATE PARTNERSHIP AGREEMENT No. C-SIDUE-CEA-APP-2015-002

No. 14

POTABLE WATER QUALITY

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PUBLIC BIDDING No.: SIDUE-CEA-APP-2015-002.

AGREEMENT No.: C-SIDUE-CEA-APP-2015-002

PUBLIC PRIVATE PARTNERSHIP AGREEMENT for the

“CONSTRUCTION, FINANCING AND OPERATION OF A SEAWATER DESALINATION PLANT IN THE MUNICIPALITY OF PLAYAS DE ROSARITO”.

EXHIBIT TO THE PUBLIC PRIVATE PARTNERSHIP AGREEMENT No. C-SIDUE-CEA-APP-2015-002

No. 15

[Intentionally left blank]

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PUBLIC BIDDING No.: SIDUE-CEA-APP-2015-002.

AGREEMENT No.: C-SIDUE-CEA-APP-2015-002

PUBLIC PRIVATE PARTNERSHIP AGREEMENT for the

“CONSTRUCTION, FINANCING AND OPERATION OF A SEAWATER DESALINATION PLANT IN THE MUNICIPALITY OF PLAYAS DE ROSARITO”.

EXHIBIT TO THE PUBLIC PRIVATE PARTNERSHIP AGREEMENT No. C-SIDUE-CEA-APP-2015-002

No. 16

ENVIRONMENTAL IMPACT STATEMENT AND OTHER ENVIRONMENTAL PERMITS

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PUBLIC BIDDING No.: SIDUE-CEA-APP-2015-002.

AGREEMENT No.: C-SIDUE-CEA-APP-2015-002

PUBLIC PRIVATE PARTNERSHIP AGREEMENT for the

“CONSTRUCTION, FINANCING AND OPERATION OF A SEAWATER DESALINATION PLANT IN THE MUNICIPALITY OF PLAYAS DE ROSARITO”.

EXHIBIT TO THE PUBLIC PRIVATE PARTNERSHIP AGREEMENT No. C-SIDUE-CEA-APP-2015-002

No. 17

PROCEDURE FOR THE DELIVERY OF THE SYSTEM

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PUBLIC BIDDING No.: SIDUE-CEA-APP-2015-002.

AGREEMENT No.: C-SIDUE-CEA-APP-2015-002

PUBLIC PRIVATE PARTNERSHIP AGREEMENT for the

“CONSTRUCTION, FINANCING AND OPERATION OF A SEAWATER DESALINATION PLANT IN THE MUNICIPALITY OF PLAYAS DE ROSARITO”.

EXHIBIT TO THE PUBLIC PRIVATE PARTNERSHIP AGREEMENT No. C-SIDUE-CEA-APP-2015-002

No. 18

REGULATIONS FOR THE MEASUREMENT OF THE QUALITY AND QUANTITY OF THE INTAKE WATER, POTABLE WATER AND WASTE WATER

This exhibit shall be included afterwards

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